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Exhibit 99.13

CLIFFORD
CHANCE

20 MARCH 2007

GROUPE EUROTUNNEL SA
AS PARENT HOLDCO

THE CHANNEL TUNNEL GROUP LIMITED
AND
FRANCE-MANCHE S.A.
AS THE BORROWERS

ARRANGED BY

GOLDMAN SACHS INTERNATIONAL
AND
DEUTSCHE BANK AG
AS MANDATED LEAD ARRANGERS

£1,500,000,000 AND EUR 1,965,000,000
PERMANENT FACILITY AGREEMENT

40.	Governing Law	93
41.	Enforcement	93
SCHEDULE 1 The Original Parties		94
	Part I The Original Obligors	94
	Part II The Original Lenders — Total Commitments	95
SCHEDULE 2 Conditions Precedent		96
	Part I Conditions Precedent To Signing	96
	Part II Conditions Precedent Required To Be Delivered By An Additional Guarantor	97
	Part III Conditions Precedent To Utilisation	98
	Part IV Initial Transaction Security Documents And Security Related Documents (Including Those Required In Connection With Substitution) To Be Delivered By Group	103
	Part V Conditions Subsequent	106
SCHEDULE 3 Utilisation Request		108
SCHEDULE 4 Mandatory Cost Formula		109
SCHEDULE 5 Form Of Transfer Certificate		112
SCHEDULE 6 Form Of Assignment Agreement		114
SCHEDULE 7 Form Of Accession Letter		117
SCHEDULE 8 Form Of Resignation Letter		118
SCHEDULE 9 Form Of Compliance Certificate		119
SCHEDULE 10 Form Of Confidentiality Undertaking		120
SCHEDULE 11 Material Companies And Dormant Subsidiaries		123
	Part I Material Companies	123
	Part II Dormant Subsidiaries	123
SCHEDULE 12 Agreed Security Principles		124
SCHEDULE 13 Insurance		126
SCHEDULE 14 Synthetic Amortisation Profile (As Agreed In The Tranching Side Letter)		128
SCHEDULE 15 Repayment Instalments (As Agreed In The Tranching Side Letter)		129
SCHEDULE 16 Tax Representations, Warranties And Covenants		130
SCHEDULE 17 Early Redemption Amount		136
1.	Tranche A1 Loan	136
2.	Tranche A2 Loan	136
3.	Tranche B1 Loan	136
4.	Tranche B2 Loan	137
SIGNATURES		138

THIS AGREEMENT is dated 20 March 2007 and made:

BETWEEN:

(1)
GROUPE EUROTUNNEL SA, a limited liability company incorporated under the laws of France with registered number 483 385 142 RCS Paris and with its registered offices situated at 19 boulevard Malesherbes, 75008 Paris France (the "Parent Holdco");

(2)
EUROTUNNEL PLC, a limited liability company incorporated under the laws of England and Wales with registered number 01960271 and with its registered offices situated at UK Terminal, Ashford Road, Folkestone, Kent CT18 8XX ("Eurotunnel PLC");

(3)
EUROTUNNEL S.A., a limited liability company incorporated under the laws of France with registered number 334 192 408 RCS Paris and with its registered offices situated at 19 boulevard Malesherbes, 75008 Paris France ("Eurotunnel S.A." and together with Eurotunnel PLC, the "Parent");

(4)
THE CHANNEL TUNNEL GROUP LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 01811435 and with its registered offices situated at UK Terminal, Ashford Road, Folkestone, Kent CT18 8XX ("CTG");

(5)
FRANCE-MANCHE S.A., a limited liability company incorporated under the laws of France with registered number 333 286 714 RCS Paris and with its registered offices situated at 19 boulevard Malesherbes, 75008 Paris France ("France-Manche" and together with CTG, the "Borrowers");

(6)
THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the "Original Guarantors");

(7)
GOLDMAN SACHS INTERNATIONAL and DEUTSCHE BANK AG as mandated lead arrangers (the "Mandated Lead Arrangers"); and

(8)
THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1
Definitions

  In this Agreement:

  "Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A1 or higher by Standard & Poor's Rating Services, A2 or higher by Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency

  "Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

  "Accounting Principles" means:

    (a)
    in respect of the consolidated financial statements of the Group, International Accounting Standards;

    (b)
    in respect of the financial statements of a member of the Group whose jurisdiction of incorporation is in France, French GAAP; and

    (c)
    in respect of the financial statements of a member of the Group whose jurisdiction of incorporation is in England or Wales, UK GAAP.

  "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

  "Additional Guarantor" means a company which becomes a Guarantor in accordance with Clause 28 (Changes to the Obligors).

  "Adviser" means in respect of a Reference Government Bond a fixed coupon gilt edged market maker or other appropriate party, in each case as selected by the Facility Agent in consultation with the Borrowers.

  "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

  "Agreed Form Intercreditor Agreement" means the draft of the intercreditor agreement to be entered into on or about the Closing Date between the Parent, the other Obligors, the Borrower Security Trustee, the Facility Agent, the Mandated Lead Arrangers, the Hedge Counterparties and certain others in a form agreed between the Parties hereto on or about the date of this Agreement and initialled by the Parent and the Mandated Lead Arrangers for identification purposes.

  "Agreed Form Tax Opinions" means the English law and French law opinions from Freshfields Bruckhaus Deringer as to certain tax matters in form and substance satisfactory to the Facility Agent and based on the Agreed Form Tax Opinion Outlines.

  "Agreed Form Tax Opinion Outlines" has the meaning specified in paragraph 7(g) of Part I of Schedule 2 (Conditions Precedent).

  "Agreed Security Principles" means the principles set out in Schedule 12 (Agreed Security Principles).

  "Agreement Among Lenders" means the Agreement Among Lenders dated 3 March 1998 among Credit Lyonnais and HSBC Bank plc, as agents, senior facility representatives and relevant agents, Credit Lyonnais and HSBC Investment Bank plc, as paying banks and senior paying banks, The Credit Lyonnais London Nominees Limited and HSBC Bank plc, as Subent shareholders, Compagnie Lyonnaise de Dévelopement Economique and others, as Substant shareholders, the banks and financial institutions party thereto, as banks, European Investment Bank, The European Coal and Steel Community, the banks and financial institutions party thereto, as senior lenders, Citibank International plc, as initial Tier 1A lender, Fixed-Link Finance 2 B.V., as subsequent Tier 1A lender, Law Debenture Trustees Limited, as bond trustee, Bankers Trust Company, as bond principal and paying agent and Eurotunnel Finance Limited and France-Manche S.A., as borrowers, as amended and restated on 1 February 1999, 9 April 1999 and 11 July 2002 and as amended by an amendment agreement dated 12 June 2003, and as further amended from time to time.

  "Ancillary Company" means Europorte 2 S.A.S and any Ring-fenced Company.

  "Annual Financial Statements" means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 23.1 (Financial statements).

  "Applicable Cash Margin" means ***

***
Text redacted.

  "Assignment Agreement" means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

  "Auditors" means Mazars & Guérard and any one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche (or any of their respective successors) or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

  "Authorisation" means an authorisation, consent, approval, resolution, licence, permit, concession, exemption, filing, notarisation or registration.

  "Availability Period" means the period from and including the date of this Agreement to and including 30 June 2007.

  "Available Commitment" means, in relation to a Facility, the aggregate amount of a Lender's undrawn Commitment under that Facility.

  "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

  "Available Permitted Amount" means an amount *** less the aggregate of (without double counting):

***
Text redacted.

(a)
the total amount of any indebtedness currently outstanding that is permitted under paragraph (m) of the definition of "Permitted Financial Indebtedness";

(b)
the total amount of any guarantees, indemnities and contingent liabilities currently outstanding that are permitted under paragraph (h) of the definition of "Permitted Guarantees"; and

(c)
the total amount of any loans currently outstanding that are permitted under paragraph (g) of the definition of "Permitted Loan".

  "Base Case Business Plan" means the business plan including profit and loss and cashflow projections relating to the Eurotunnel Group dated 19 March 2007 prepared by the Borrowers, the final version of which has been approved by the Parent and is to be verified for arithmetical integrity and whether it is in accordance with Tax laws by the Auditors (or, as regards Tax matters, by any one or more of the Auditors, BDO Stoy Hayward LLP and Pricewaterhouse Legal LLP (formerly known as Landwell)).

  "Basel II" means the International Convergence of Capital Measurement & Capital Standards endorsed by the central bank governors and the heads of bank supervisory authorities in the G10 countries on 26

  June 2004, as reflected in the proposed European Union Capital Requirements Directive for credit institutions and investment firms adopted on 11 October 2005 by the Council of Economic and Finance Ministers of the European Union (for the avoidance of doubt, without taking into account any amendments thereto or regulations adopted or promulgated in connection therewith after the date hereof).

  "BCBP Day One Losses" means the Tax losses, capital allowances or other reliefs from Tax assumed by the Base Case Business Plan to be available at the outset for utilisation in future periods.

  "Bonding Facilities" means facilities obtained by any Obligor for the issue by a third party of bonds or guarantees in respect of obligations of any Obligor incurred other than in respect of loans or loan facilities (including loan capital), including for the avoidance of doubt any related counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (except where the underlying obligation consists of Financial Indebtedness other than under paragraph (f) of the definition thereof).

  "Borrower Security Trustee" means the entity to be appointed as Borrower Security Trustee hereunder after the date of this Agreement but prior to the Closing Date pursuant to the Fee Letter between the Parent and the Lenders referred to in Clause 15.4 (Borrower Security Trustee Fee).

  "Break Costs" means the aggregate of:

  (a)
  with respect to a prepayment of any Tranche C1 Loan or Tranche C2 Loan or the prepayment of an Unpaid Sum, the amount (if any) by which:

  (i)
  the interest excluding the Applicable Cash Margin and Mandatory Cost which a Lender should have received for the period from the date of receipt of all or any part of its participation in such Tranche C1 Loan, Tranche C2 Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Tranche C1 Loan, Tranche C2 Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

    exceeds:

    (ii)
    the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

  (b)
  with respect to a prepayment of any Tranche C1 Loan or Tranche C2 Loan, or any part thereof, a prepayment premium equal *** the prepaid amount of the applicable Loan if prepayment occurs prior to the first anniversary of the Closing Date provided that no prepayment premium shall be payable in respect of any prepayment at any time on or after the first anniversary of the Closing Date.

***
Text redacted.

  "Budget" means:

  (a)
  in relation to the period beginning on the Closing Date and ending 31 December 2007, the Base Case Business Plan; and

  (b)
  in relation to any other period, any budget delivered by the Parent to the Facility Agent in respect of that period pursuant to Clause 23.4 (Budget).

  "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Paris and in relation to any date for payment of euro which is also a TARGET Day.

  "Calculation Period" means the relevant period for which interest is to be calculated from (and including) the first day in such period to (but excluding) the last day in such period.

  "Capex Amount" means, in respect of a relevant period, the greater of:

  (a)
  ***

***
Text redacted.

(b)
the actual capital expenditure of the Group for such relevant period; and

(c)
the amount which is designated for capital expenditure for such relevant period as set out in the Budget for that relevant period.

  "Capex Reserve Account" means the account designated by the Borrowers as a Capex Reserve Account the details of which are notified to the Mandated Lead Arrangers in accordance with paragraph 12(1) of Part III of Schedule 2 (Conditions precedent to Signing) into which funds may be deposited by the Borrowers from time to time and may be withdrawn for the purpose of applying such funds to any capital expenditure.

  "Cash Equivalent Investments" means at any time:

  (a)
  certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

  (b)
  any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them, which has a short term credit rating of either A-1 or higher by Standard & Poor's Rating Services, F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, which matures within one year after the relevant date of calculation and which is not convertible or exchangeable to any other security;

  (c)
  commercial paper not convertible or exchangeable to any other security:

  (i)
  for which a recognised trading market exists;

  (ii)
  issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

  (iii)
  which matures within one year after the relevant date of calculation; and

  (iv)
  which has a short term credit rating of either A-1 or higher by Standard & Poor's Rating Services, F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

  (d)
  Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank, or securities eligible for rediscount at the ECB (or their dematerialised equivalent);

  (e)
  SICAV (sociétés d'investissements à capital variable) shares or a mutual fund (fonds communs de placement) units denominated in Euro (other than investments in debt mutual funds described in articles L.214-36 and L.214.42 of the Monetary and Financial Code) provided that the SICAV or the mutual fund is invested primarily in (i) French government treasury bonds (bons due Trésor), (ii) debt securities referred to in article L.211-2 of the Monetary and Financial Code provided they are traded on a regulated stock exchange in a country that is a member of the European Economic Area with the exception of securities giving access directly or indirectly to the share capital of a company, and/or (iii) negotiable debt instruments (titres de créances négociables) and having a rating not lower than A-1 by Standard & Poor's Rating Services or "F1" by Fitch or "P-1" by Moody's (or, to the extent that the maturity of such securities is more than thirty days, "A1" by Moody's); or

  (f)
  any investment accessible within 30 days in money market funds which has a credit rating of either A-l or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Rating Ltd or P-l or higher by Moody's Investor Services Limited and which invests substantially all its assets in securities of the types described in paragraphs (a) to (e) above, in each case, denominated in Sterling or Euro and to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents or as Permitted Security arising as a result of netting, set-off or cash management and banking arrangements of the Group).

  "Certain Funds Drawstop Default" means an Event of Default arising under any of the following provisions or any other event described below:

  (a)
  Clause 26.3 (Misrepresentation) by virtue of a breach of a Certain Funds Representation;

  (b)
  Clause 26.4 (Cross default);

  (c)
  Clause 26.5 (Insolvency);

  (d)
  Clause 26.6 (Creditors' process); or

  (e)
  any of the events set in Part III of Schedule 2 (Conditions precedent to Utilisation) not having occurred on or before the Closing Date;

  "Certain Funds Period" means the period starting on the date of this Agreement and ending on 30 June 2007 unless otherwise terminated in accordance with the term of this Agreement or of the Commitment Letter.

  "Certain Funds Representation" means a representation made under any of:

  (a)
  Clause 22.2 (Status);

  (b)
  Clause 22.3 (Binding Obligation);

  (c)
  Clause 22.4 (Non-conflict with other obligations);

  (d)
  Clause 22.5 (Power and authority);

  (e)
  Clause 22.6 (Validity and admissibility in evidence);

  (f)
  Clause 22.21 (Good title to assets);

  (g)
  Clause 22.22 (Legal and beneficial ownership); and

  (h)
  Clause 22.23 (Shares).

  "Change of Control" means a situation where, on or before the date falling two years after the Closing Date, any person (or any group of persons acting in concert) acquires:

  (a)
  more than 50% of the shares in the Parent (on the basis that all instruments capable of being exercised or converted into such shares have been so exercised or converted); or

  (b)
  shares in the Parent having, or capable of having, the right, directly or indirectly, to cast more than 50% of the votes in a general meeting of the Parent (on the basis that all instruments capable of being exercised or converted into such shares have been so exercised or converted).

  "Charged Property" means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

  "Closing Date" means the date of drawdown of the Facility.

  "Commitment" means a Tranche Al Commitment, Tranche A2 Commitment, Tranche Bl Commitment, Tranche B2 Commitment, Tranche Cl Commitment, or Tranche C2 Commitment.

  "Commitment Letter" means the letter dated 25 November 2006 (as amended and restated on or about 13 December 2006) between Eurotunnel plc, Eurotunnel S.A., Eurotunnel Finance Limited, France-Manche SA and the Mandated Lead Arrangers.

  "Compliance Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Facility Agent.

  "Concession Agreement" means a Concession Agreement dated 14 March 1986 and entered into between the Secretary of State for Transport, Le Ministre de l'Urbanisme, du Logement et des Transports, The Channel Tunnel Group Limited and France-Manche S.A. as amended.

  "Concessionaires" means The Channel Tunnel Group Limited and France-Manche S.A.

  "Confidentiality Undertaking" means a confidentiality undertaking substantially in the form set out in Schedule 10 (Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Facility Agent.

  "Consolidated EBITDA" means, for any given period and any group of companies, the aggregate of consolidated operating profits from ordinary activities of such group as adjusted to take account of any business interruption proceeds that have been received or are to be received in relation to the relevant period but excluding any amounts received from other members of the relevant group of companies before:

  (a)
  profit (or losses) attributable to minority interests;

  (b)
  Tax;

  (c)
  Consolidated Net Finance Charges;

  (d)
  all extraordinary and exceptional items;

  (e)
  any amount attributable to depreciation or amortisation of tangible or intangible assets (including goodwill);

  (f)
  any amounts received or receivable or paid or payable pursuant to any Treasury Transaction;

  (g)
  income from participating interests in associated undertakings; and

  (h)
  any gain or loss over book value arising from an upward or downward revaluation of any asset (not being stock disposed of in the normal course of trading) during such given period,

  (i)
  and where this Agreement requires that Consolidated EBITDA be calculated in respect of a sub-group of the Eurotunnel Group, the calculation will be carried out by the Obligors by reference to Consolidated EBITDA of the Eurotunnel Group and making such adjustments thereto as the Auditors consider appropriate as if consolidated accounts were required to be prepared in respect of such sub-group.

  "Consolidated Net Finance Charges" means, in respect of any relevant period:

  (a)
  the aggregate amount of the interest, commission, fees (excluding all front end, arrangement and participation fees paid on or about the Closing Date under the Finance Documents or paid in connection with a refinancing of the Tranche Cl Facility and the Tranche C2 Facility and also excluding up-front premiums or front end fees under any Hedging Agreement but including any applicable Step Up Rate Amount unless otherwise provided in this Agreement), discounts, prepayment penalties or premiums and other finance payments payable in cash by any member of the Eurotunnel Group in respect of Debt Obligations, including in respect of any interest rate hedging arrangement; less

  (b)
  the aggregate of (i) any commission, fees, discounts and other finance payments received in cash by any member of the Eurotunnel Group under any interest rate hedging arrangement and (ii) any interest received in cash by any member of the Eurotunnel Group on any deposit or bank account (including any Mandatory Prepayment Account or Holding Account) which is freely and readily available to fund Debt Service,

  (c)
  provided that any such amounts payable by one member of the Eurotunnel Group to another member of the Eurotunnel Group shall not be included in the calculation of Consolidated Net Finance Charges.

  ***

***
Text redacted.

  "Current Assets" means the aggregate of inventory, trade and other receivables of each Obligor including sundry debtors (but excluding cash at bank and Cash Equivalent Investments) maturing within twelve Months from the date of computation and excluding:

  (a)
  receivables in relation to Tax;

  (b)
  extraordinary items, exceptional items and other non-operating items;

  (c)
  insurance claims; and

  (d)
  any accrued interest owing to any Obligor.

  "Current Liabilities" means the aggregate of all liabilities (including trade creditors, accruals, provisions and prepayments of each Obligor) falling due within twelve Months from the date of computation but excluding:

  (a)
  Consolidated Net Finance Charges;

  (b)
  liabilities for Tax;

  (c)
  extraordinary items, exceptional items and other non-operating items;

  (d)
  insurance claims; and

  (e)
  liabilities in relation to dividends declared but not paid by an Obligor.

  "Day Count Fraction" means in relation to the Tranche Al Loan, the Tranche A2 Loan, the Tranche Bl Loan and Tranche B2 Loan:

  (a)
  if the Calculation Period is equal to or shorter than the Regular Period during which it falls, the number of days in the Calculation Period divided by the product of (1) the number of days in such Regular Period; and (2) two; and

  (b)
  if the Calculation Period is longer than the Regular Period, the sum of:

  (i)
  the number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the number of days in such Regular Period and (2) two; and

  (ii)
  the number of days in such Calculation Period falling in the next Regular Period divided by the product of (1) the number of days in such Regular Period and (2) two.

  "Debt Obligations" means all current gross borrowings and liabilities (whether actual or contingent) in connection with the Facility and any other borrowed monies of the Eurotunnel Group but excluding any mark to market obligations under the Hedging Agreements and any subordinated indebtedness where a member of the Eurotunnel Group is the borrower and a member of the Group is the lender.

  "Debt Service" means for the relevant period, the aggregate of:

  (a)
  Consolidated Net Finance Charges; and

  (b)
  all scheduled repayments, and any other scheduled payments in the value of principal, payable by the Eurotunnel Group in that relevant period in respect of Debt Obligations, but excluding any amounts falling due under any overdraft, working capital facility or revolving credit facility provided such amounts are available for simultaneous redrawing under that or any replacement facility.

  "Default" means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default provided that any such event which by reason of the express provisions of the Finance Documents requires the satisfaction of any condition (including, without limitation, a condition of materiality) before it may become an Event of Default shall not be a Default until that condition is satisfied.

  "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Borrower Security Trustee.

  "Determination Date" means, in relation to:

  (a)
  any voluntary prepayment or prepayment on illegality under Clause 7 (Illegality and Voluntary Prepayment), the date which is two Business Days prior to the giving of notice of prepayment to the Facility Agent;

  (b)
  any mandatory prepayment under Clause 8 (Mandatory Prepayment), the date which is two Business Days prior to the date on which such prepayment falls due; or

  (c)
  any acceleration under Clause 26.19 (Acceleration), the date which is two Business Days prior to the date of the declaration that the relevant amounts are due and payable is made under paragraphs (b) and (c) of Clause 26.19 (Acceleration).

  "Disruption Event" means either or both of:

  (a)
  a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

  (b)
  the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

  (i)
  from performing its payment obligations under the Finance Documents; or

  (ii)
  from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

  "Dormant Subsidiary" means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of £50,000 or more or its equivalent in other currencies. For information purposes, a list of the Dormant Subsidiaries in the Group as at the date of this Agreement is contained in Part II of Schedule 11 (Material Companies and Dormant Subsidiaries).

  "Double Taxation Treaty" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Early Redemption Amount" means in respect of the Tranche Al Loan, the Tranche A2 Loan, the Tranche Bl Loan and the Tranche B2 Loan, the amount as determined in accordance with Schedule 17 (Early Redemption Amount).

  "Early Redemption Price" has the meaning set out in paragraph l(c) (in the case of the Tranche Al Loan) or, as the case may be, paragraph 3(c) (in the case of the Tranche Bl Loan) of Schedule 17 (Early Redemption Amount).

  "EBITDA" means, in respect of any person, its earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) as adjusted to take account of any business interruption proceeds that have been received or are to be received in relation to the relevant period.

  "Environmental Claim" means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

  "Environmental Law" means any applicable law or regulation which relates to:

  (a)
  the pollution or protection of the environment;

  (b)
  harm to or the protection of human health;

  (c)
  the conditions of the workplace; or

  (d)
  any emission or substance capable of causing harm to any living organism or the environment.

  "Environmental Permits" means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

  "EU Member State" means any state that is a member of the European Union.

  "EURIBOR" means, in relation to any Loan in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  (if the applicable Screen Rate is not available for the Interest Period of that Loan as at 11 a.m. (London Time)) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00am (Brussels time) on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

  "EUR Make Whole Amount" has the meaning set out in paragraph 2(c) (in the case of the A2 Loan) or, as the case may be, paragraph 4(b) (in the case of the B2 Loan) of Schedule 17 (Early Redemption Amount).

  "Euro" means the single currency unit of the Participating Member States.

  "Eurotunnel" means the association constituted pursuant to the Partnership Agreement.

  "Eurotunnel Group" means Eurotunnel plc, Eurotunnel S.A. and each of their respective Subsidiaries for the time being.

  "Event of Default" means any event or circumstance specified as such in Clause 26 (Events of Default).

  "Excluded Insurance Proceeds" means any proceeds of an insurance claim received by any member of the Group which the Parent notifies the Facility Agent are, or are to be, applied:

  (a)
  to meet a third party claim; or

  (b)
  to cover operating losses in respect of which the relevant insurance claim was made.

  (c)
  in each case as soon as possible.

  "Existing Bond Documents" means the constituting trust deeds in respect of the Resettable Bonds, Participating Loan Notes and the Stabilisation Notes (as defined in the Agreement Among Lenders) including in each case the terms and conditions of each such instrument, and the master trust deed referred to therein.

  "Existing Bond Indebtedness" means indebtedness under the Resettable Bonds, Participating Loan Notes and the Stabilisation Notes (as defined in the Agreement Among Lenders) to the extent assigned to Eurotunnel Group UK PLC and assumed by Eurotunnel S.A. and Eurotunnel PLC pursuant to the Safeguard Plan.

  "Existing Eurotunnel Facilities" means the Existing International Senior Credit Agreement, the Existing French Senior Credit Agreement and the Existing Junior Credit Agreement and the Existing Bond Documents.

  "Existing French Senior Credit Agreement" means the senior credit agreement dated 18 January 1999 between France-Manche S.A., as borrower, Credit Commercial De France, London Branch, Credit Lyonnais, Dresdner Bank AG, London Branch and HSBC Bank plc, as arrangers, Credit Lyonnais and HSBC Bank plc, as agents and senior facility representatives, Credit Lyonnais and HSBC Investment Bank plc, as senior paying banks, and the senior lenders party thereto, as amended by a supplemental agreement dated 9 April 1999, as amended and restated on 11 July 2002, as amended by an amendment agreement dated 12 June 2003 and as further amended from time to time.

  "Existing International Senior Credit Agreement" means the senior credit agreement dated 18 January 1999 between Eurotunnel Finance Limited and France-Manche S.A., as borrowers, Credit Commercial De France, London Branch, Credit Lyonnais, Dresdner Bank AG, London Branch and HSBC Bank PLC, as arrangers, Credit Lyonnais and HSBC Bank PLC, as agents and senior facility representatives, Credit Lyonnais and HSBC Investment Bank PLC, as senior paying banks, and the senior lenders party thereto, as amended by a supplemental agreement dated 9 April 1999, as amended and restated on 11 July 2002, as amended by an amendment agreement dated 12 June 2003 and as further amended from time to time.

  "Existing Junior Credit Agreement" means the credit agreement 4 November 1987 between Eurotunnel Finance Limited and France-Manche S.A., as borrowers, Eurotunnel P.L.C. and Eurotunnel S.A., as public companies, Credit Lyonnais and HSBC Bank PLC, as agents, Credit Lyonnais and HSBC Investment Bank

  PLC, as paying banks, the banks party thereto, European Investment Bank, European Coal and Steel Community, Citibank International plc, Citicorp Trustee Company Limited, as note trustee and Citibank, N.A., as cash manager, as amended and restated on 11 July 2002, as amended by an amendment agreement dated 12 June 2003 and as further amended from time to time.

  "Existing Security" means the security provided for the Existing Eurotunnel Facilities as more particularly described in the Agreement Among Lenders (including without limitation, the Security Trust Deed dated 16 December 1987 among The Law Debenture Trust Corporation p.l.c., as security trustee, Credit Lyonnais and HSBC Bank plc, as relevant agents, Credit Lyonnais and HSBC Bank plc, as agents for the banks, The Channel Tunnel Group Limited, France-Manche S.A., Eurotunnel P.L.C., Eurotunnel S.A., Eurotunnel Finance Limited, Eurotunnel Services G.I.E., Eurotunnel Services Limited, Le Shuttle Holidays Limited, Gamond Insurance Company Limited, Eurotunnel Trustees Limited, European Investment Bank, The European Coal and Steel Community, Credit Lyonnais and HSBC Bank plc, as senior facility representatives, and Law Debenture Trustees Limited, as bond trustee, as amended as at 11 July 2002 and as further amended and restated from time to time).

  "Facility" means the Tranche A1 Facility, the Tranche A2 Facility, the Tranche B1 Facility, the Tranche B2 Facility, the Tranche C1 Facility or the Tranche C2 Facility.

  "Facility Agent" means the entity to be appointed as Facility Agent hereunder after the date of this Agreement but prior to the Closing Date pursuant to the Fee Letter between the Parent and the Lenders referred to in Clause 15.3 (Agency fee), such entity, following any purchase of Loans by an SPV Lender, to be the same as the Loans Administrator.

  "Facility Office" means:

  (a)
  in respect of a Lender the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or

  (b)
  in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

  "Fee Letter" means:

  (a)
  the fee and pricing letter dated 25 November 2006 between Eurotunnel Plc, Eurotunnel SA, the Borrowers and the Mandated Lead Arrangers;

  (b)
  any letter or letters between the Mandated Lead Arrangers or other Lenders and the Parent (or the Facility Agent and the Parent or the Borrower Security Trustee and the Parent) setting out any of the fees referred to in Clause 15 (Fees).

  "Final Maturity Date" means, the Tranche A Final Maturity Date in relation to any Tranche A1 or Tranche A2 Loan, the Tranche B Final Maturity Date in relation to any Tranche B1 or Tranche B2 Loan, or the Tranche C Final Maturity Date in relation to any Tranche C1 or Tranche C2 Loan.

  "Finance Document" means this Agreement, the Commitment Letter, any Accession Letter, any Compliance Certificate, the Tranching Side Letter, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Transfer Certificate, any Assignment Agreement, any Utilisation Request, each of the letters to the French and UK Governments referred to in paragraph 2(c)(ii) of Part I of Schedule 2 (Conditions precedent) and any other document designated as a Finance Document by the Mandated Lead Arrangers and the Parent or by the Facility Agent and the Parent (as applicable).

  "Finance Party" means the Facility Agent, the Mandated Lead Arrangers, the Borrower Security Trustee, a Lender or a Hedge Counterparty.

  "Financial Indebtedness" means (without double counting) any indebtedness for or in respect of:

  (a)
  monies borrowed;

  (b)
  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

  (c)
  the amount of any liability in respect of the principal or capital element of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

  (d)
  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

  (e)
  for the purposes of Clause 26.4 (Cross Default) only, any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

  (f)
  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution other than any counter indemnity given (i) in connection with the Existing Security or (ii) in respect of commercial obligations of any member of the Group arising in the ordinary course of trading not otherwise constituting Financial Indebtedness;

  (g)
  any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance but excluding trade credit on customary commercial terms or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

  (h)
  any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

  (i)
  the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (h) above (subject to the limitations in paragraphs (f)).

  "Financial Year" means each financial year of the Group ending on 31 December.

  "Foreign Subsidiary" means any member of the Eurotunnel Group which is not incorporated in England & Wales or in France.

  ***

***
Text redacted.

  "French GAAP" means the generally accepted accounting principles in France.

  "FRF Base Index Figure" means ***

***
Text redacted.

  "FRF Daily Indexation Reference" means:

  ***

  ***

  ***

  ***

  ***

  ***

  ***

***
Text redacted.

  "FRF Index Ratio" ***

***
Text redacted.

  "Funds Flow Statement" means a funds flow statement (including a restructuring steps paper) in agreed form as initialled by the Parent and the Mandated Lead Arrangers and delivered to the Facility Agent pursuant to paragraph 6(d) of Part I of Schedule 2 (Conditions precedent).

  "GBP Base Index Figure" means ***

***
Text redacted.

  "GBP Daily Indexation Reference" means:

  ***

  ***

  ***

  ***

  ***

  ***

  ***

***
Text redacted.

  "GBP Index" means ***

***
Text redacted.

  "GBP Index Ratio" applicable to any day means the GBP Daily Indexation Reference applicable to such day divided by the GBP Base Index Figure (expressed as a percentage and rounded to five decimal places with 0.000005 being rounded to 0.00001).

  "Gross Redemption Yield" means:

  (a)
  in respect of a Tranche A1 Loan, a yield (expressed as a percentage) calculated in accordance with principles consistent with those used in the United Kingdom Debt Management Office notice "Formulae for Calculating Gilt Prices from Yields" page 5, Section One: Price/Yield Formulae "Index-

    Linked Gilts" published on 8 June 1998 and updated on 15 January 2002 and 16 March 2005 (and as further updated, supplemented, amended or replaced from time to time). Such method requires the adoption of an assumed inflation rate which shall be such rate as the Facility Agent may determine to be appropriate and for the avoidance of doubt, the assumed inflation rate shall be a long term inflation rate for the life of the applicable Loan; and

  (b)
  in respect of a Tranche B1 Loan, a yield (expressed as a percentage) calculated in accordance with principles consistent with those used in the United Kingdom Debt Management Office notice "Formulae for Calculating Gilt Prices from Yields" page 4, Section One: Price/Yield Formulae "Conventional Gilts; Double dated and Undated Gilts with assumed (or actual) redemption on a quasi coupon date" published on 8 June 1998 and updated on 15 January 2002 and 16 March 2005 (and as further updated, supplemented, amended or replaced from time to time).

  "Group" means the Parent and each of its Subsidiaries for the time being.

  "Group Relief Agreement" means each group relief agreement between members of the Eurotunnel Group and certain Loss Utilisation Vehicles (known as Cheriton Resources 1 to 16 and Cheriton Leasing Limited) in the form existing on the date of this Agreement.

  "Group Structure Chart" means the group structure chart delivered to the Mandated Lead Arrangers pursuant to paragraph 7(a) of Part I of Schedule 2 (Conditions Precedent) or any updated group structure chart which is delivered to the Facility Agent pursuant to Clause 23.5 (Group Information) from time to time.

  "Guarantee" means the guarantee and indemnity granted by each Obligor under the Intercreditor Agreement.

  "Guarantor" means an Original Guarantor, the Concessionaires, or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

  "Guarantor Threshold Test" means the requirement that members of the Group generating not less than 90% of each of Consolidated EBITDA, gross assets and turnover of the Group (excluding all Ancillary Companies and all intra-Group items and investments in Subsidiaries of any member of the Group) are original parties to or have acceded as Guarantors to this Agreement (subject to the Agreed Security Principles) as at the Closing Date as tested by reference to the audited Original Financial Statements of Eurotunnel Plc and Eurotunnel S.A. and thereafter, by reference to the latest Annual Financial Statements relating to the Group delivered to the Facility Agent pursuant to Clause 23.1 (Financial Statements). Provided that any Ancillary Company shall be excluded from the calculation and shall be de-consolidated from the Group for the purpose of determining the Consolidated EBITDA, gross assets and turnover of the Group, and provided that for the purposes of satisfying this test, the Concessionaires must always be included in the Guarantor group.

  "Hedge Counterparty" means a Mandated Lead Arranger or an Affiliate of a Mandated Lead Arranger or a third party nominee of a Mandated Lead Arranger (provided that, unless the rating of such nominee is A-1 or higher by Standard & Poor's Rating Services or F1 by Fitch Rating Ltd or P-1 by Moody's Investor Services Limited, such third party nominee has been approved by the Parent (such approval not to be unreasonably withheld or delayed)) in each case which shall have become (or will become on the date on which the Intercreditor Agreement is executed) a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

  "Hedging Agreement" means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into between a Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to the Facility in accordance with the provisions of paragraph (b) of Clause 25.27 (Treasury Transactions).

  "Holding Account" means an interest bearing account, identified as a Holding Account, the details of which are notified to the Mandated Lead Arrangers in accordance with paragraph 12(l) of Part III of Schedule 2 (Conditions Precedent to Signing) held by a Borrower which is subject to Security granted pursuant to the Transaction Security Documents (as the same may be re-designated, substituted or replaced from time to time).

  "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

  "Indebtedness DSCR" means, in respect of any proposed Permitted Financial Indebtedness, Permitted Guarantee or Permitted Loan which is expressed to be conditional thereon, Senior Debt Service Cover Ratio for the 12 Month period ending on the relevant Testing Date adjusted so as to take into account:

  (a)
  the amount of the proposed indebtedness for which the Indebtedness DSCR Test is being applied as if such indebtedness had been fully drawn over such 12 Month period; and

  (b)
  the amount of any indebtedness incurred by a member of the Eurotunnel Group after satisfying the Indebtedness DSCR Test since the relevant Testing Date as if such indebtedness had been fully drawn during the 12 Month period ending on the relevant Testing Date,

  (c)
  in each case, taking into account the amount of Indebtedness DSCR Debt Service that will be paid by the Obligors in connection with the proposed indebtedness during the first 12 Months following the date on which the proposed indebtedness is or was incurred.

  (d)
  For the purpose of calculating "Indebtedness DSCR" in respect of a proposed Permitted Guarantee the relevant proposed indebtedness and debt service shall be deemed to be the amount of indebtedness the subject of the Permitted Guarantee.

  "Indebtedness DSCR Debt Service" means, in respect of any relevant 12 Month period, the aggregate amount of the interest, commission, fees (excluding all front end, arrangement and participation fees) discounts, prepayment penalties or premiums and other finance payments payable in cash by any member of the Eurotunnel Group in respect of the indebtedness proposed to be incurred, including in respect of any interest rate hedging arrangement entered into in connection with such indebtedness. For the avoidance of doubt, the calculation will exclude step-up interest applicable to the Tranche C1 Facility and the Tranche C2 Facility and will also exclude amortisation relating to the Tranche C1 Facility and the Tranche C2 Facility between years 6 and 10.

  "Indebtedness DSCR Test" means the requirement that the Indebtedness DSCR for the relevant period shall be no less than the figure set out below (as the same may be re-set under the Tranching Side Letter) calculated by reference to the period in which the relevant Testing Date occurs:

Relevant Period:	Indebtedness DSCR to be no less than:
The period commencing on the Closing Date and expiring on the date falling 12 Months after the Closing Date (the "First Anniversary")	***
The period commencing on the day after the First Anniversary and expiring on the date falling 12 Months after the First Anniversary (the "Second Anniversary")	***
The period commencing on the day after the Second Anniversary and expiring on the date falling 12 Months after the Second Anniversary (the "Third Anniversary")	***
The period commencing on the day after the Third Anniversary and expiring on the date falling 12 Months after the Third Anniversary (the "Fourth Anniversary")	***
The period commencing on the day after the Fourth Anniversary and expiring on the date falling 12 Months after the Fourth Anniversary (the "Fifth Anniversary")	***
The period commencing on the day after the Fifth Anniversary and expiring on the date falling 12 Months after the Fifth Anniversary (the "Sixth Anniversary")	***
The period commencing on the day after the Sixth Anniversary and expiring on the date falling 12 Months after the Sixth Anniversary (the "Seventh Anniversary")	***
The period commencing on the day after the Seventh Anniversary and expiring on the date falling 12 Months after the Seventh Anniversary (the "Eighth Anniversary")	***
The period commencing on the day after the Eighth Anniversary and expiring on the date falling 12 Months after the Eighth Anniversary (the "Ninth Anniversary")	***

The period commencing on the day after the Ninth Anniversary and expiring on the date falling 12 Months after the Ninth Anniversary and each successive period of 12 Months thereafter	***

***
Text redacted.

  "Indexed Par Amount" has the meaning set out in paragraph 1(a) (in the case of the Tranche A1 Loan) or, as the case may be, paragraph 2(a) (in the case of the Tranche A2 Loan) of Schedule 17 (Early Redemption Amount).

  "Inflation Linked Bond" means ***

***
Text redacted.

  "Inflation Linked Gilt" means ***

***
Text redacted.

  "Information Memorandum" means the document in the form to be approved by the Parent concerning the Group which will be prepared by the Mandated Lead Arrangers and distributed in connection with the syndication of the Facilities.

  "Information Package" means the Tender Offer Prospectus and the Base Case Business Plan.

  "Initial Transaction Security Documents" means those Transaction Security Documents listed in Part IV of Schedule 2 (Conditions Precedent).

  "Insurance Proceeds" means the proceeds of any insurance claim received by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.

  ***

***
Text redacted.

  "Intellectual Property" means:

  (a)
  any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

  (b)
  the benefit of all applications and rights to use such assets of each member of the Group,

  that are necessary for the purposes of carrying on the business of the Group (taken as a whole).

  "Intercreditor Agreement" means the intercreditor agreement substantially in the form of the Agreed Form Intercreditor Agreement to be entered into on or prior to the Closing Date and made between the Parent, the other Obligors, the Borrower Security Trustee, the Facility Agent, the Mandated Lead Arrangers, the Hedge Counterparties, and certain others.

  "Interest Amount" means in respect of the Tranche A2 Loan and the Tranche B2 Loan, an amount determined by applying the rate of interest on the Tranche A2 Loan or Tranche B2 Loan, as the case may be, in accordance with Clause 10.1 (Calculation of Interest) to the principal outstanding of such Loan during the applicable Interest Period.

  "Interest Payment Date" means 31 May and 30 November in each year, or, in the case of the Tranche C1 Loan and the Tranche C2 Loan, if such date is not a Business

  Day, the succeeding day that is a Business Day unless it would thereby fall into the next calendar month in which case the Interest Payment Date shall be brought forward to the immediately preceding Business Day.

  "Interest Period" means, in relation to a Loan, each period as determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest).

  "Joint Venture" means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

  "Legal Opinion" means any legal opinion that has been duly executed and delivered to the Mandated Lead Arrangers in accordance with Part III of Schedule 2 (Conditions precedent) and any legal opinion delivered to the Facility Agent under Clause 28 (Changes to the Obligors).

  "Legal Reservations" means:

  (a)
  the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

  (b)
  the time barring of claims under the Limitation Acts or similar laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

  (c)
  similar principles, rights and defences under the laws of France and any other Relevant Jurisdiction; and

  (d)
  an English court construing Security expressed to be created by way of fixed security as being floating security; and

  (e)
  any additional interest imposed pursuant to any relevant agreement may be held by an English court to be irrecoverable on the grounds that it is a penalty; and

  (f)
  an English court may not give effect to any indemnity for legal costs incurred by an unsuccessful litigant; and

  (g)
  any other matters which are set out as assumptions, qualifications or reservations as to matters of law of general application in Legal Opinions.

  "Lender" means:

  (a)
  any Original Lender; and

  (b)
  any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders),

  which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

  "LIBOR" means, in relation to any Tranche C1 Loan:

  (a)
  the applicable Screen Rate; or

  (b)
  (if the applicable Screen Rate is not available for Sterling or Interest Period of that Tranche C1 Loan as at 11:00 am (London Time)) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 am (London time) on the Quotation Day for the offering of deposits in Sterling and for a period comparable to the Interest Period for that Tranche C1 Loan.

  "Loan" means the Tranche A1 Loan, Tranche A2 Loan, Tranche B1 Loan, Tranche B2 Loan, Tranche C1 Loan or Tranche C2 Loan, as applicable.

  "Loans Administrator" means, in respect of an SPV Lender, each of the Original Lenders (or an Affiliate of each of the Original Lenders nominated by the Original Lenders) or any other entity nominated by the Mandated Lead Arrangers and approved by the Parent as having the right to exercise, on behalf of such SPV Lender, any discretion required to be exercised in accordance with the terms of the Finance Documents by such SPV Lender.

  "Loss Utilisation Project" means the tax loss utilisation projects operated through the Loss Utilisation Vehicles in the form and on the terms of documents existing on the date of this Agreement.

  "Loss Utilisation Vehicle" means Cheriton Resources 1 to 16 and Cheriton Leasing Limited.

  "Majority Lenders" means:

  (a)
  if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate 66 2/3 per cent, or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent, or more of the Total Commitments immediately prior to that reduction); or

  (b)
  at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate 66 2/3 per cent, or more of all of the Loans then outstanding.

  "Mandatory Cost" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formula).

  "Mandatory Prepayment Account" means an interest bearing account, identified as a Mandatory Prepayment Account, the details of which are notified to the Mandated Lead Arrangers in accordance with paragraph 12(1) of Part III of Schedule 2 (Conditions Precedent to Signing) held by a Borrower which is subject to Security granted pursuant to the Transaction Security Documents (as the same may be redesignated, substituted or replaced from time to time).

  "Material Adverse Effect" means any effect or change (or a combination thereof) which is materially adverse to:

  (a)
  the financial condition of any Borrower, any Concessionaire or the Group taken as a whole which is prejudicial to the ability of the Borrowers to perform their payment obligations and/or financial covenant obligations in respect of this Agreement; or

  (b)
  the validity or enforceability of any of the Finance Documents or the rights and remedies of any Finance Party under any of the Finance Documents.

  "Material Company" means, at any time a member of the Group other than an Ancillary Company whose EBITDA, gross assets or turnover represents 5% or more of the Consolidated EBITDA, gross assets or turnover, respectively, of the Group as calculated in accordance with paragraph (c) of Clause 28.2 (Additional Guarantors) provided that, for the purposes of making such calculations, the EBITDA, gross assets or turnover of any Ancillary Company shall be de-consolidated in and excluded from such calculations.

  "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

  (a)
  (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

  (b)
  if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

  (c)
  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

  The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly.

  "Net Cash Flow" means for any 12 Month period ending on a Testing Date, the aggregate of:

  (a)
  Consolidated EBITDA of the Obligors; less

  (b)
  the Capex Amount for the relevant period (after deducting an amount equal to withdrawals for capex purposes from the Capex Reserve Account during the relevant period less capex spend from the proceeds of any insurance claim); less

  (c)
  any voluntary payments made into the Capex Reserve Account during the relevant period; plus

  (d)
  receipts from joint ventures and from any members of the Group that are not Obligors; less

  (e)
  Tax paid; less

  (f)
  any increase in Working Capital; plus

  (g)
  any decrease in Working Capital.

  "Non-eligible Subsidiary" means any member of the Eurotunnel Group that is not required to become a Guarantor pursuant to the Agreed Security Principles.

  "Note Documents" means the Notes Underwriting Agreement, the Notes and any other documents or instruments entered into in connection therewith.

  "Note Interest Account" means an interest bearing account, identified as the Note Interest Account, the details of which are notified to the Mandated Lead Arrangers in accordance with paragraph 12(1) of Part III of Schedule 2 (Conditions Precedent to Signing) held by Eurotunnel Group UK Plc which is subject to Security granted pursuant to the Transaction Security Documents (as the same may be redesignated, substituted or replaced from time to time).

  "Note Investors" means the holders from time to time of the Notes.

  "Note Issuer" means Eurotunnel Group UK PLC.

  "Notes" means those notes redeemable in shares in the agreed form issued by the Note Issuer in an aggregate principal amount of not less than £1,275,000,000 (or the Euro equivalent applying the Sterling to Euro exchange rate published by the European Central Bank on its website as at 14.30 (Paris time)

  three business days prior to the issue of the Notes) and capable of being converted into the shares of the Parent at the times and on the terms set out in the Safeguard Plan.

  "Notes Underwriting Agreement" means the underwriting agreement dated on or about the date of this Agreement containing the commitments of certain of the Original Note Investors to invest in the Notes.

  "Obligor" means a Borrower or a Guarantor.

  "Obligors' Agent" means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors' Agent).

  "Original Financial Statements" means:

  (a)
  in relation to the Parent, prior to the Closing Date the audited consolidated financial statements of Eurotunnel Plc and Eurotunnel S.A. for the Financial Year ended 31 December 2006 and, following the Closing Date, the audited consolidated financial statements of Groupe Eurotunnel S.A. for the Financial Year ended 31 December 2007;

  (b)
  in relation to each Original Obligor other than the Parent, from the date upon which they become available its audited financial statements for its Financial Year ended 2006 substantially in the form of the financial statements delivered to the Facility Agent pursuant to Part III of Schedule 2 (Conditions Precedent); and

  (c)
  in relation to any other Obligor, its audited financial statements delivered to the Facility Agent as required by Clause 28 (Changes to the Obligors).

  "Original Note Investors" means the original subscribers for the Notes.

  "Original Obligor" means a Borrower or an Original Guarantor.

  "Par Amount" has the meaning given to such term in paragraph 3(a) (in the case of the Tranche B1 Loan) or, as the case may be, paragraph 4(a) (in the case of the Tranche B2 Loan) of Schedule 17 (Early Redemption Amount).

  "Parent" means, prior to the Closing Date, both Eurotunnel PLC and Eurotunnel S.A., on the Closing Date and thereafter Parent Holdco only.

  "Participating Member State" means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

  "Partnership Agreement" means the Partnership Agreement and Contrat de Societe en Participation dated 13 August 1986 between France-Manche S.A., The Channel Tunnel Group Limited, Eurotunnel plc and Eurotunnel S.A.

  "Party" means a party to this Agreement.

  "Permitted Acquisition" means:

  (a)
  an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

  (b)
  an acquisition of limited liability shares or securities pursuant to a Permitted Share Issue or funded out of any refinancing gains arising from the issuance of collateralised debt securities secured on the Facilities;

  (c)
  the acquisition of any Notes after the Closing Date funded from:

  (i)
  the proceeds of Permitted Financial Indebtedness incurred for such purpose; or

  (ii)
  any Permitted Payment Amount;

  (d)
  an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security within 30 days of such acquisition;

  (e)
  any incorporation of any limited liability company, subscription for any limited liability shares or acquisition of any limited liability shares, business or undertaking which is funded from:

  (i)
  any Permitted Payment Amount; or

  (ii)
  the proceeds of indebtedness raised which is Permitted Financial Indebtedness,

    provided that if the shares in the company are owned by an Obligor, Security over the shares of that company, in form and substance satisfactory to the Facility Agent, is created in favour of the Borrower Security Trustee within 30 days of the date of its incorporation or acquisition.

  "Permitted Disposal" means, subject to compliance with Clause 8.1 (Prepayment Events) any sale, lease, licence, transfer, conveyance or other disposal which is on arm's length terms:

  (a)
  of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), provided that:

  (i)
  if the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

  (ii)
  if the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset; and

  (iii)
  if each of the Disposing Company and the Acquiring Company is a Guarantor, there must be no net reduction in the aggregate amount guaranteed by the Guarantors;

  (b)
  of assets (other than shares, businesses, Real Property or Intellectual Property) in exchange for other assets comparable or superior as to type, value or quality;

  (c)
  of obsolete or redundant vehicles, plant and equipment for (i) cash or (ii) credit towards the purchase of replacement assets;

  (d)
  of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

  (e)
  by way of factoring or other receivables financing on non-recourse terms:

  (i)
  for cash where the aggregate nominal value of any receivables disposed of pursuant to this paragraph (e) which remain outstanding does not exceed EUR 20,000,000; or

  (ii)
  for cash where the net consideration receivable is applied in prepayment of the Facilities,

    or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

  (f)
  of shares in or assets of a Dormant Subsidiary;

  (g)
  which constitutes the payment of cash and other funds not otherwise prohibited by the Finance Documents;

  (h)
  of an asset where the proceeds thereof are applied in purchase of other fixed assets for the business of the transferor within 12 months of receipt (or within 18 months of receipt if such proceeds have been committed to be so applied in the acquisition of identified fixed assets for such business within 12 months of receipt);

  (i)
  of any share or interest in any Ring-fenced Company;

  (j)
  arising as a result of the granting of any Permitted Security or the making of any Permitted Payment;

  (k)
  constituted by any conveyance or transfer in favour of any local authority of any road or footpath which is to be constructed or maintained by that local authority under a compulsory acquisition order;

  (l)
  constituted by any conveyance or transfer which, under the terms of the Concession Agreement or any applicable law, the Concessionaires are required to make in favour of the French or UK governments;

  (m)
  of Cheriton Parc House, Cheriton High Street, Folkestone, Kent CT19 4QS;

  (n)
  constituted by any lease, sublease, licence or grazing agreement of any land or buildings:

  (i)
  which is not, during the term of the relevant instrument, required for the maintenance or operation of the Tunnel System provided that the aggregate net present value of such instruments entered into in any Financial Year does not exceed EUR 3,000,000; or

  (ii)
  granted in favour of governmental authorities in connection with the business of the Obligors.

  (o)
  constituted by any sub-lease of retail premises for purposes that are ancillary to the core business of the Eurotunnel Group;

  (p)
  constituted by any operating lease of 5 Class 92 locomotives to be acquired, the agreed purchase of which was announced prior to the date of this Agreement;

  (q)
  of certain plots of ZAC 1 land in France registered at the land registry in France with the following reference numbers: AK 6, AK 9, AK 30, AK 180, AK 5 and AK 7; or

  (r)
  of any tax losses which the Group disposes of in accordance with a Loss Utilisation Project, but no other disposal or other alienation of tax losses, reliefs, deductions, credits, rights to repayment or set off other than in accordance with and permitted by the provisions of Schedule 16 (Tax Representations, Warranties and Covenants);

  (s)
  of assets (other than those referred to in paragraphs (a) to (r) above) which are not material operating assets (or shares in Eurotunnel Group members that own or lease material operating assets) for cash where the market value when aggregated with the market value for any other sale, lease, licence, transfer or other disposal entered into in reliance on this sub-paragraph (s) does not exceed EUR 7,500,000 (Escalated) in any Financial Year of the Parent.

  "Permitted Financial Indebtedness" means Financial Indebtedness:

  (a)
  raised pursuant to the Facility or the Notes;

  (b)
  existing under the Tier 3 Debt or the Existing Bond Indebtedness in an amount not exceeding the amount of Tier 3 Debt and Existing Bond Indebtedness as at the date of this Agreement;

  (c)
  incurred by any member of the Group provided that:

  (i)
  the Facilities (if rated) and/or any collateral debt securities (in each case if rated) to be secured on the Facilities are assigned a rating of Baa3 or better by Moody's and BBB- or better by S&P and BBB- or better from Fitch;

  (ii)
  the higher of (A) the initial ratings and (B) the lower of the then existing ratings and the ratings equal to one full notch above the initial ratings on the Facilities (if rated) and/or on any collateral debt securities (if rated) to be secured on the Facilities are affirmed, assuming the incurrence of such additional indebtedness;

  (iii)
  the proposed new lenders accede to the Intercreditor Agreement; and

  (iv)
  any such additional Financial Indebtedness incurred to refinance all Loans or an existing Loan (plus related break costs in connection with existing Hedging Agreements and, to the extent the refinancing relates to Tranche C1 Loans and/or Tranche C2 Loans, upfront fees incurred in connection with such additional Financial Indebtedness) shall not have a shorter maturity than the indebtedness that is being refinanced provided for these purposes that the final maturity of Tranche C1 and Tranche C2 shall be the expected Tranche C Final Maturity Date; and

  (v)
  the Indebtedness DSCR Test is satisfied with respect to the proposed Financial Indebtedness under this paragraph (c), (and prior to incurring any Permitted Financial Indebtedness under this paragraph (c), two directors of the Parent, the chief financial officer or the Corporate Finance Director of the Group shall deliver to the Facility Agent a certificate setting out the adjustments required to be made to the most recently delivered Compliance Certificate assuming the incurrence of the relevant Permitted Financial Indebtedness on a pro forma basis which shows that, following the incurrence of any such indebtedness, the Group would be in compliance with the Indebtedness DSCR Test), provided that where any such additional Financial Indebtedness raised is applied to refinance all of the Facilities, or to refinance an existing Loan (plus related break costs in connection with existing Hedging Agreements and, to the extent the refinancing relates to Tranche C1 Loans and/or Tranche C2 Loans, upfront fees incurred in connection with such additional Financial Indebtedness) where such refinancing Financial Indebtedness ranks pari passu with or subordinate to the Facilities:

    (a)
    it shall not be necessary to comply with paragraphs (i) and (v) above; and

    (b)
    paragraph (ii) shall be read as if the words "the lower of the then existing ratings and the ratings equal to one full notch above the initial ratings" had been deleted and the words "the then existing ratings" inserted in their place.

  (d)
  arising under a Permitted Loan;

  (e)
  between Obligors not otherwise prohibited under this Agreement;

  (f)
  between non-Obligors;

  (g)
  up to an aggregate gross amount of EUR 75,000,000 arising:

  (i)
  under any revolving, overdraft and similar working capital facilities obtained by an Obligor;

  (ii)
  arising under any Bonding Facilities; or

  (iii)
  arising under any guarantee facilities obtained by an Obligor,

    provided that the relevant lender accedes to the Intercreditor Agreement;

  (h)
  arising under a Treasury Transaction permitted or required by Clause 25.27 (Treasury Transactions);

  (i)
  arising by way of any finance or capital lease where the aggregate value of any such finance or capital leases does not exceed the greater of EUR 15,000,000 or such other amount as could be incurred without adversely affecting the rating determined under paragraph (c)(ii)(B) above;

  (j)
  pursuant to the EUR 3,000,000 inter-company loan advanced to the Group by Europorte 2 S.A.S. prior to the date of this Agreement;

  (k)
  owed to an Ancillary Company, provided that such indebtedness is fully subordinated to all amounts payable under this Facility and that the higher of (i) the initial ratings and (ii) the then existing ratings on the Facilities or on any collateral debt securities to be secured on the Facilities are affirmed, assuming the incurrence of such additional indebtedness;

  (l)
  in an amount of up to £225,000,000 or its Euro equivalent to be applied in redeeming Notes provided that:

  (i)
  such indebtedness is unsecured and is at all times structurally and (by virtue of the new lenders acceding to the Intercreditor Agreement) contractually subordinated to all amounts payable under these Facilities such that non payment of interest or principal thereunder does not result in an event of default giving the lenders any right of enforcement for so long as the Facilities are outstanding; and

  (ii)
  the higher of (1) the initial ratings and (2) the then existing ratings on the Facilities or on any collateral debt securities to be secured on the Facilities are affirmed, assuming the incurrence of such additional indebtedness;

  (m)
  not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed the lesser of (i) the Available Permitted Amount at any time (which, if the Indebtedness DSCR Test has not been satisfied on the two immediately preceding Testing Dates, shall be zero) and (ii)*** in any Financial Year.

***
Text redacted.

  "Permitted Guarantee" means:

  (a)
  the endorsement of negotiable instruments in the ordinary course of trade;

  (b)
  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

  (c)
  any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;

  (d)
  any guarantee which would otherwise be permitted under the Finance Documents if the amount guaranteed were to be provided by way of a Permitted Loan;

  (e)
  any guarantee, contingent liability, secondary liability or joint and several liability given or assumed incurred or allowed to remain outstanding by a member of the Group:

  (i)
  in respect of the obligations of any Obligor which obligations are not otherwise prohibited by this Agreement; or

  (ii)
  in accordance with a Loss Utilisation Project.

  (f)
  obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

  (g)
  any guarantee (including for the avoidance of doubt representations and warranties but excluding any guarantee of collectability in respect of accounts receivable or notes receivable for up to face value) in connection with Permitted Disposals provided that the aggregate amount of the guarantee does not exceed the consideration received in connection with such disposal, including indemnification obligations with respect to leases; and

  (h)
  any guarantee, indemnity or contingent liability not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed the lesser of (i) the Available Permitted Amount at any time (which, if the Indebtedness DSCR Test has not been satisfied on the two immediately preceding Testing Dates, shall be zero) and (ii)*** in any Financial Year.

***
Text redacted.

  "Permitted Loan" means:

  (a)
  any trade credit extended by any member of the Group to its suppliers or customers on normal commercial terms and in the ordinary course of its trading activities;

  (b)
  from an Obligor to another Obligor;

  (c)
  a loan, credit or investment made in or provided to an Obligor or made by a member of the Group which is not an Obligor to another member of the Group;

  (d)
  a loan or credit made or provided (or deemed made or provided) by a member of the Group which is not an Obligor to an Obligor provided that (i) the loan or credit is provided in the ordinary course of business as part of the Group's cash management or cash pooling arrangements (where the loan is created to reflect the crediting of cash belonging to a non-Obligor to an account in the name of an Obligor) and such loan or credit has a maturity of less than 61 days and (ii) the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 20,000,000 at any time;

  (e)
  a loan or credit made by a member of the Group to an employee, officer or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees, officers and directors by members of the Group does not exceed EUR 3,000,000 at any time;

  (f)
  a loan or credit existing as at the date of this Agreement and notified to the Mandated Lead Arrangers prior to the date of this Agreement made in or provided to any Ancillary Company; and

  (g)
  any loan (other than a loan otherwise permitted by this definition) so long as:

  (i)
  the aggregate amount of the Financial Indebtedness under any such loans does not exceed the lesser of (i) the Available Permitted Amount at any time (which, if the Indebtedness DSCR Test has not been satisfied on the two immediately preceding Testing Dates shall be zero) and (ii)*** in any Financial Year; or

***
Text redacted.

  (ii)
  such loan is funded from any Permitted Payment Amount,

  subject, in respect of paragraphs (b), (c), (d) and, to the extent it relates to intra-Group loans, (g) above, to compliance with paragraph (b) of Clause 25.31 (Intercreditor Agreement).

  "Permitted Payment" means any payment which may be made in accordance with paragraph (b) of Clause 25.21 (Permitted Payments).

  "Permitted Payments Account" means one or more accounts or sub-accounts, identified as the Permitted Payments Account, the details of which are notified to the Mandated Lead Arrangers on or prior to the date of this Agreement:

  (a)
  held by an Obligor;

  (b)
  subject to Security in favour of the Borrower Security Trustee which Security is in form and substance satisfactory to the Mandated Lead Arrangers and the Borrower Security Trustee,

  as the same may be redesignated, substituted or replaced from time to time.

  "Permitted Payment Amount" means any amount standing to the credit of the Permitted Payments Account which may be applied as a Permitted Payment.

  "Permitted Security" means:

  (a)
  any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

  (b)
  any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of the Obligors in support of liabilities of members of the Group which are not Obligors (save that set-off shall be permitted as between a loan owed by a permitted Obligor under paragraph (d) of the definition of Permitted Loan and any obligation of a member of the Group which is not an Obligor to forward to such Obligor the proceeds of any trade receivables collected for such Obligor by such member of the Group);

  (c)
  any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

  (i)
  the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

  (ii)
  the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

  (iii)
  unless otherwise permitted under the Finance Documents, the Security or Quasi-Security is removed or discharged within 90 days of the date of acquisition of such asset;

  (d)
  any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:

  (i)
  the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

  (ii)
  the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

  (iii)
  unless otherwise permitted under the Finance Documents, the Security or Quasi-Security is removed or discharged within ninety days of that company becoming a member of the Group;

  (e)
  any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms;

  (f)
  any right of set-off arising in the ordinary course of trading otherwise than as a result of any act or omission of any member of the Group;

  (g)
  any netting or set-off arrangement entered into by any member of the Group under a Hedging Agreement for the purposes of determining the obligations of the parties to that agreement by reference to their net exposures under that agreement;

  (h)
  any Security or Quasi-Security conferred by virtue of any creditor in respect of indebtedness referred to in paragraphs (c) or (g) of the definition of Permitted Financial Indebtedness acceding to the Intercreditor Agreement, over assets the subject of Security under the Transaction Security Documents;

  (i)
  any Security or Quasi-Security given in connection with a custody or similar account used to hold Cash Equivalent Investments which arises as a result of the Cash Equivalent Investments being held in that account through clearing system, exchange or similar rules;

  (j)
  any Security or Quasi-Security granted in respect of any shares or interests in a Ring-fenced Company;

  (k)
  any Security or Quasi-Security in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade and on terms customary in that trade;

  (l)
  any Security or Quasi-Security granted in favour of a tax authority for taxes or for the non-payment of taxes which are not material, or which are being contested in good faith by appropriate proceedings which are being diligently conducted provided that adequate reserves with respect thereto are maintained on the books of the applicable member of the Group, in accordance with the Accounting Principles;

  (m)
  carriers', warehousemen's, mechanics', materialmen's or repairmen's liens or other similar Security or Quasi-Security arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings which are being diligently conducted;

  (n)
  pledges, deposits or other Security or Quasi-Security required to be given in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security benefits in favour of the relevant body or fund.

  "Permitted Share Issue" means:

  (a)
  an issue of shares by a member of the Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms;

  (b)
  the issue of any shares, warrants or options by a member of the Group in connection with any employee share option scheme or save-as-you-earn scheme established by the relevant member of the Group in accordance with the rules of such schemes; and

  (c)
  an issue of ordinary shares by Parent Holdco.

  "Permitted Transaction" means:

  (a)
  any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given or other transaction, in each case arising under and in accordance with the Transaction Documents;

  (b)
  the solvent liquidation or reorganisation of any member of the Group so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed in the case of Obligor, to another Obligor (or Obligors) and, in the case of a member of the Group which is not an Obligor, to another member (or to other members) of the Group, provided that the Group remains in compliance with the Guarantor Threshold Test and there is no net reduction in the aggregate amount guaranteed by the Guarantors;

  (c)
  transactions conducted in the ordinary course of trading on arm's length terms; and

  (d)
  any payments, loans, transfers, acquisitions, subscriptions for shares, share exchanges or other transactions contemplated in the Safeguard Plan and in the restructuring steps paper forming part of the Funds Flow Statement or in connection with the transactions contemplated therein provided that any such payments, loans, transfers, acquisitions, subscriptions for shares, share exchanges or other transactions do not breach any of the express terms of the Finance Documents.

  "Protected Party" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Qualifying French Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Qualifying UK Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Quasi-Security" has the meaning given to that term in Clause 25.14 (Negative pledge).

  "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

  (a)
  (if the currency is Sterling) the first day of that period; or

  (b)
  (if the currency is euro) two TARGET Days before the first day of that period,

  unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

  "Railways" means The British Railways Board and La Société Nationale des Chemins de Fer Français.

  "Real Property" means:

  (a)
  any freehold, leasehold or immovable property; and

  (b)
  any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

  "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

  "Reference Banks" means the principal London offices of The Royal Bank of Scotland plc, HSBC and Deutsche Bank AG or such other leading banks as may be appointed by the Facility Agent in consultation with the Parent.

  "Reference Government Bond" means in relation to:

  (a)
  a Tranche Al Loan or a Tranche Bl Loan, the Sterling obligation of the United Kingdom Government listed on the official list maintained by the UK Listing Authority and traded on the London Stock Exchange plc whose duration most closely matches that of the applicable Tranche at the time of prepayment as selected by the Facility Agent; and

  (b)
  a Tranche A2 Loan or a Tranche B2 Loan, the Euro obligation of the French Government Obligations au Trésor Indexées (OATi) whose duration most closely matches that of the applicable Tranche at the time of prepayment as selected by the Facility Agent.

  "Regular Period" means each period from (and including) 31 May or 30 November in any year to (but excluding) the next 30 November or 31 May respectively.

  "Related Fund" in relation to a fund (the "First Fund"), means a fund which is managed or advised by the same investment manager or adviser as the First Fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the First Fund.

  "Relevant Interbank Market" means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

  "Relevant Jurisdiction" means, in relation to an Obligor:

  (a)
  its jurisdiction of incorporation;

  (b)
  any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

  (c)
  any jurisdiction where it conducts a material part of its business; and

  (d)
  the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

  "Relevant Tax Jurisdiction" has the meaning given to, that term in Clause 16 (Tax gross-up and indemnities).

  "Repackaging" means the issue of notes by an SPV Lender secured on amounts payable under the Facilities to such SPV Lender in connection with any Loans which will have been acquired by that SPV Lender.

  "Repeating Representations" means each of the representations set out in Clause 22.2 (Status) to Clause 22.7 (Governing law and enforcement), paragraph (a) of Clause 22.11 (No default), Clause 22.12 (No misleading information), Clause 22.13 (Original Financial Statements) (subject to paragraph (b) of Clause 22.33), Clause 22.20 (Ranking) to Clause 20.22 (Legal and beneficial ownership), Clause 20.23 (Shares), Clause 22.25 (Group Structure Chart), Clause 22.31 (Centre of Main Interests), Clause 22.32 (Pensions) and Clause 22.33 (Contracts).

  "Resignation Letter" means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

  "Restructuring" means the restructuring of the Eurotunnel Group involving the refinancing of certain of the Existing Eurotunnel Facilities and the restructuring of the capital structure of the Group, to be implemented pursuant to the Transaction Documents in accordance with the Safeguard Plan.

  "Restructuring Documents" means the Safeguard Plan and the Tender Offer Documents.

  "Ring-fenced Company" means:

  (a)
  Eurotunnel Developments Limited;

  (b)
  Orbital Park Limited;

  (c)
  any Loss Utilisation Vehicle; or

  (d)
  any other member of the Group:

  (i)
  that is designated as a Ring-fenced Company by the Parent in writing to the Facility Agent;

  (ii)
  that does not carry on any activity directly related to the maintenance or operation of the Tunnel System; and

    (iii)
    in respect of whose obligations recourse is limited to its assets and/or those of other Ring-fenced Companies and/or entities that are not members of the Group.

  "Risk Assessment Review" means each risk assessment review produced by the Obligors in respect of the Group's insurance requirements determining, inter alia, the applicable limits of indemnity, indemnity periods and sums insured.

  ***

***
Text redacted.

  "Safeguard Law" means Article L. 626-1 et sequitur of the French Commercial Code.

  "Safeguard Plan" means the plan dated 31 October 2006 issued by the Eurotunnel Group and containing proposals with respect to the Restructuring including the addendum thereto dated 24 November 2006.

  "Safeguard Process" means the Procédure de Sauvegarde that commenced on 2 August 2006 under the Safeguard Law in relation to certain members of the Eurotunnel Group and the term Safeguard Process shall also include the process of implementation of the Safeguard Plan.

  "Screen Rate" means:

  (a)
  in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

  (b)
  in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

  displayed on the appropriate page of the Bloomberg or Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Lenders.

  "Secured Parties" means each Finance Party from time to time party to this Agreement, any Receiver or Delegate.

  "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having the effect of creating security.

  "Semi-Annual Financial Statements" means the financial statements delivered pursuant to paragraph (b) of Clause 23.1 (Financial statements).

  "Semi-Annual Period" means the first six month period or the second six month period in any Financial Year, as the context may require.

  "Senior Debt Service Cover Ratio" means for any given period, the ratio of Net Cash Flow for such period to Debt Service for the same period and in respect of each Testing Date prior to the first anniversary of the Closing Date shall be calculated on a pro forma basis after giving effect to the Restructuring. For the purposes of Clause 24.1 (Financial covenant), when calculating the Senior Debt Service Cover Ratio, any applicable Step Up Rate Amount shall be excluded from paragraph (a) of Consolidated Net Finance Charges.

  "Special Capex Reserve Account" means an interest bearing account held by the Facility Agent and opened in accordance with Clause 8.4 (Special Capex Reserve Account) which is subject to Security granted pursuant to the Transaction Security Documents (as the same may be redesignated, substituted or replaced from time to time).

  "SPV Lender" means a standard securitisation special purpose vehicle to be established by the Mandated Lead Arrangers to issue listed notes, the jurisdiction of incorporation of which (if it is a jurisdiction other than England and Wales, The Republic of Ireland, Luxembourg or The Netherlands) has been approved by the Parent (acting reasonably).

  "Step Up Date" means the fifth anniversary of the Closing Date.

  "Step Up Rate Amount" means the aggregate amount of interest payable at any time on Tranche C1 and Tranche C2 attributable solely to the Tranche C1 Step Up Rate and the Tranche C2 Step Up Rate.

  "Sterling" means the lawful currency for the time being of the United Kingdom.

  "Subsequent Transaction Security Documents" means any security documents executed by an Additional Guarantor and delivered to the Facility Agent in accordance with paragraph 11 of Part II of Schedule 2 (Conditions Precedent).

  "Subsidiary" means a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985.

  "Substitution" means the rights of substitution (including the right to acquire a new concession) under clause 32 of the Concession Agreement.

  "Syndication Date" means the day notified to the Parent by the Mandated Lead Arrangers as the date on which Successful Senior Syndication (as such term is defined in the Commitment Letter) has occurred.

  "Synthetic Debt Service" means, for any given period, the aggregate of:

  (a)
  the Consolidated Net Finance Charges (but excluding the Step Up Rate Amount);

  (b)
  the assumed amortisation set out in Schedule 14 (Synthetic Amortisation Profile) in respect of the Facilities (as updated from time to time by the Facility Agent following consultation with the Parent and in accordance with the principles used to compile Schedule 14 (Synthetic Amortisation Profile) upon the incurrence of any refinancing indebtedness or additional secured indebtedness pursuant to paragraph (c) of the definition of Permitted Financial Indebtedness); and

  (c)
  the actual amortisation profile of any Debt Obligations other than the Facilities and any other indebtedness referred to in (b) above,

  in each case for such period.

  "Synthetic Debt Service Cover Ratio" means for any given period, the ratio of Net Cash Flow for such period to the higher of (A) Debt Service and (B) Synthetic Debt Service for the same period and in respect of each Testing Date prior to the first anniversary of the Closing Date shall be calculated on a pro forma basis after giving effect to the Restructuring.

  "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

  "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

  "Taxes Act" means the United Kingdom Income and Corporation Taxes Act 1988.

  "Tax Confirmation" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Tax Credit" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Tax Deduction" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Tax Payment" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "TEG Letter" has the meaning given to that term in Clause 10.6 (Effective Global Rate).

  "Tender Offer" means the exchange tender offers in France and the United Kingdom to the existing holders of units and underlying shares in Eurotunnel plc and Eurotunnel S.A in accordance with the Safeguard Plan.

  "Tender Offer Documents" means the Tender Offer Prospectus and any other documents setting out the terms of Tender Offer.

  "Tender Offer Prospectus" means the public offer document to be prepared by Parent Holdco in relation to the Tender Offer.

  "Testing Date" means 31 December and 30 June in each Financial Year commencing on 31 December 2007.

  "Third Party Disposal" means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 25.15 (Disposals) (and the Parent has confirmed that this is the case) or made with the prior written consent of the Majority Lenders.

  "Tier 3 Debt" means indebtedness under the "Tier 3 Junior Debt Facility" as defined in the Existing Eurotunnel Facilities, to the extent assigned to Eurotunnel Group UK PLC and assumed by Eurotunnel S.A. and Eurotunnel PLC pursuant to the Safeguard Plan.

  "Total Commitments" means the amounts in Sterling and Euro set out in Part II of Schedule 1 (The Original Parties) ***

***
Text redacted.

  "Total Tranche A1 Commitments" means the aggregate of the Tranche A1 Commitments.

  "Total Tranche A2 Commitments" means the aggregate of the Tranche A2 Commitments.

  "Total Tranche B1 Commitments" means the aggregate of the Tranche B1 Commitments.

  "Total Tranche B2 Commitments" means the aggregate of the Tranche B2 Commitments.

  "Total Tranche C1 Commitments" means the aggregate of the Tranche C1 Commitments.

  "Total Tranche C2 Commitments" means the aggregate of the Tranche C2 Commitments.

  "Tranche A1 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

  "Tranche A1 Commitment" means:

  (a)
  in relation to an Original Lender, the amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche A1 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Sterling of any Tranche A1 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Tranche A1 Loan" means a loan made or to be made under Tranche A1 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche A1 Real Swap Rate" means ***

***
Text redacted.

  "Tranche A2 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

  "Tranche A2 Commitment" means:

  (a)
  in relation to an Original Lender, the amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche A2 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Euro of any Tranche A2 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement,

  "Tranche A2 Loan" means a loan made or to be made under Tranche A2 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche A2 Real Swap Rate" means ***

***
Text redacted.

  "Tranche A Final Maturity Date" means the date falling no earlier that the date falling 35 years after the date hereof and otherwise as determined in accordance with the Tranching Side Letter.

  "Tranche B1 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

  "Tranche B1 Commitment" means:

  (a)
  in relation to an Original Lender, an amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche B1 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Sterling of any Tranche B1 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Tranche B1 Loan" means a loan made or to be made under Tranche B1 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche B1 Swap Rate" means ***

***
Text redacted.

  "Tranche B2 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(iv) of Clause 2.1 (The Facilities).

  "Tranche B2 Commitment" means:

  (a)
  in relation to an Original Lender, an amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche B2 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Euro of any Tranche B2 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Tranche B2 Loan" means a loan made or to be made under Tranche B2 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche B2 Swap Rate" means ***

***
Text redacted.

  "Tranche B Final Maturity Date" means the date falling no earlier than the date falling 35 years after the date hereof and otherwise as determined in accordance with the Tranching Side Letter.

  "Tranche C1 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(v) of Clause 2.1 (The Facilities).

  "Tranche C1 Commitment" means:

  (a)
  in relation to an Original Lender, an amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche C1 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Sterling of any Tranche C1 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement.

  "Tranche C1 Loan" means a loan made or to be made under Tranche C1 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche C1 Step Up Rate" means ***

***
Text redacted.

  "Tranche C2 Facility" means the term loan facility made available under this Agreement as described in paragraph (a)(vi) of Clause 2.1 (The Facilities).

  "Tranche C2 Commitment" means:

  (a)
  in relation to an Original Lender, an amount determined by the Tranching Side Letter as the same may be reallocated between the Original Lenders and adjusted pursuant to the terms of the Tranching Side Letter prior to the Closing Date, and the amount of any other Tranche C2 Commitment transferred to it under this Agreement; and

  (b)
  in relation to any other Lender, the amount in Sterling of any Tranche C2 Commitment transferred to it under this Agreement,

  to the extent not cancelled, reduced or transferred by it under this Agreement,

  "Tranche C2 Loan" means a loan made or to be made under Tranche C2 Facility or the principal amount outstanding for the time being of that loan.

  "Tranche C2 Step Up Rate" means ***

***
Text redacted.

  "Tranche C Final Maturity Date" means 30 June 2050.

  "Tranching Side Letter" means the letter from the Mandated Lead Arrangers to the Parent which is delivered after the date hereof but prior to the Closing Date and which, inter alia:

  (a)
  confirms the amount of each of the Tranche A1 Commitment, the Tranche A2 Commitment, the Tranche B1 Commitment, the Tranche B2 Commitment, the Tranche C1 Commitment and the Tranche C2 Commitment of each Original Lender (which shall accord with the Commitment Letter);

  (b)
  determines Schedule 14 (Synthetic Amortisation Profile) and Schedule 15 (Repayment Instalments);

  (c)
  re-sets the Indebtedness DSCR Test levels by reference to the Base Case Business Plan and on the same methodology as that used to determine the Indebtedness DSCR Test levels on the date of this Agreement;

  (d)
  determines the Tranche A Final Maturity Date and the Tranche B Final Maturity Date; and

  (e)
  determines the Inflation Linked Gilt and the Inflation Linked Bond.

  "Transaction Documents" means the Finance Documents, the Note Documents and the Restructuring Documents.

  "Transaction Security" means the Security created or expressed to be created in favour of the Borrower Security Trustee pursuant to the Transaction Security Documents.

  "Transaction Security Documents" means:

  (a)
  each of the Initial Transaction Security Documents and the Subsequent Transaction Security Documents;

  (b)
  any other document executed at any time by any member of the Group conferring or evidencing any Security for or in respect of any of the obligations of the Obligors under this Agreement whether or not specifically required by this Agreement; and

  (c)
  any other document executed at any time pursuant to Clause 25.28 (Further assurance) or any similar covenant in any of the Transaction Security Documents referred to in paragraph (a) and (b) above.

  "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Parent.

  "Transfer Date" means, in relation to an assignment or transfer, the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

  "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

  "Treaty Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Tunnel System" means the tunnel rail system, together with its associated works, facilities and installations, constructed pursuant to the Concession Agreement, including (without limiting the foregoing):

  (a)
  the tunnels between Cheriton in Kent and Fréthun in Pas de Calais comprising two main tunnels capable of carrying road traffic on railway rolling stock designed for that purpose (shuttles) and rail traffic, a service tunnel and cross overs between those tunnels;

  (b)
  the terminals located at Cheriton and Fréthun;

  (c)
  the buildings and other structures erected or to be erected on the sites referred to in paragraph (b);

  (d)
  the fixed and moveable equipment comprising or relating to the operation or maintenance of the tunnel rail system (including, without limitation, all rails, signalling equipment, plant, machinery, toll-booths, service areas and other facilities);

  (e)
  the shuttles, locomotives, railway rolling stock and vehicles relating to, or used or to be used wholly or partly in connection with the equipment, operation or maintenance of the tunnel rail system (excluding any of the foregoing acquired or to be acquired by the Railways pursuant to the Usage Contract); and

  (f)
  the links constructed between the tunnel rail system and the national road and rail networks of the United Kingdom and of France;

  and any extension to, or replacement or modification of, the said tunnel rail system.

  "UK Bank Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "UK GAAP" means the generally accepted accounting principles in England and Wales.

  "UK Non-Bank Lender" has the meaning given to that term in Clause 16 (Tax gross-up and indemnities).

  "Unindexed Par Amount" has the meaning set out in paragraph 1(b) (in the case of the Tranche Al Loan) or, as the case may be, paragraph 2(b) (in the case of the Tranche A2 Loan) of Schedule 17 (Early Redemption Amount).

  "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

  "Usage Contract" means the Usage Contract dated 29 July 1987 among The Channel Tunnel Group Limited, France-Manche S.A., The British Railways Board and La Société Nationale des Chemins de Fer Français.

  "Utilisation Request" means a notice substantially in the relevant form set out in Schedule 3 (Utilisation Requests).

  "VAT" means value added tax or any similar sales or turnover tax of any jurisdiction.

  "Working Capital" means on any date Current Assets less Current Liabilities.

1.2
Construction

(a)
Unless a contrary indication appears, a reference in this Agreement to:

(i)
the "Facility Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Borrower Security Trustee" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Borrower Security Trustee, any person for the time being appointed as Borrower Security Trustee or Borrower Security Trustees in accordance with the Finance Documents;

(ii)
a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Parent and the Facility Agent or, if not so agreed, is in the form specified by the Facility Agent acting reasonably;

(iii)
assets includes present and future properties, revenues and rights of every description;

(iv)
a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)
"guarantee" means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)
"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)
a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(viii)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being one which is customarily complied with in the relevant industry) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation with competent jurisdiction;

(ix)
a provision of law is a reference to that provision as amended or re-enacted; and

(x)
a time of day is a reference to London time.

(b)
Section, Clause and Schedule headings are for ease of reference only.

  (c)
  Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

  (d)
  All terms defined in Schedule 17 (Early Redemption Amount) shall apply to this Agreement.

  (e)
  A "Default" is continuing if it has not been remedied or waived.

  (f)
  If it is stated that the "Lenders" or the "Majority Lenders" need to act reasonably, that shall mean that each Lender is required to act reasonably.

  (g)
  Where in this Agreement an amount is followed by the term "Escalated", such amount shall be deemed increased on 1 January 2022 and every five years after 1 January 2022 by 10% of the amount applying immediately before such increase.

  (h)
  The Parties agree that, save to the extent provided therein, the provisions of the Finance Documents and the rights and obligations of the Parties thereunder (including, without limitation, all Transaction Security granted pursuant to the Transaction Security Documents) shall survive any successful claim that the Safeguard Plan or its implementation is invalid or ineffective or not fully binding on all creditors of the Group.

  (i)
  In respect of any action required to be taken or any determination required to be made by the Facility Agent hereunder, prior to the date on which the Facility Agent is appointed, such reference shall be deemed to be a reference to the Mandated Lead Arrangers.

  (j)
  Where in this Agreement an amount is followed by the term "indexed", such amount shall be deemed to be increased to an amount equal to the aggregate of the amount to be indexed and the amount to be indexed multiplied by the Indexation Ratio. For the purposes of this paragraph (j) "Indexation Ratio" is the product of the FRF Index Ratio and the GBP Index Ratio on the relevant Interest Payment Date falling in November divided by two.

1.3
Third party rights

(a)
Subject to paragraph (c) below or unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of this Agreement.

(b)
Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
To the extent a Finance Document provides that an SPV Lender is required to take any action or exercise any discretion and to the extent an SPV Lender enjoys the benefit of any rights under a Finance Document, the Parties acknowledge that the Loans Administrator will take any such action, exercise any such discretion and is entitled to exercise any such rights on behalf of the relevant SPV Lender in accordance with the terms of the Finance Documents. The Loans Administrator may rely on this Clause and any other clause in this Agreement which confers rights upon it in accordance with the terms of the Third Parties Act.

2.
THE FACILITIES

2.1
The Facilities

(a)
Subject to the terms of this Agreement, the Lenders make available:

(i)
to CTG, a term loan facility in an aggregate amount equal to the Total Tranche A1 Commitments to be drawn in Sterling;

(ii)
to France-Manche, a term loan facility in an aggregate amount equal to the Total Tranche A2 Commitments to be drawn in Euro;

(iii)
to CTG, a term loan facility in an aggregate amount equal to the Total Tranche B1 Commitments to be drawn in Sterling;

(iv)
to France-Manche, a term loan facility in an aggregate amount equal to the Total Tranche B2 Commitments to be drawn in Euro;

(v)
to CTG, a term loan facility in an aggregate amount equal to the Total Tranche C1 Commitments to be drawn in Sterling; and

(vi)
to France-Manche, a term loan facility in an aggregate amount equal to the Total Tranche C2 Commitments to be drawn in Euro.

(b)
Each Facility will be available to the relevant Borrowers as specified in the Funds Flow Statement.

2.2
Finance Parties' rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)
A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3
Obligors' Agent

(a)
Each Obligor by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)
each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

    and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

  (b)
  Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

  (c)
  Each Obligor hereby releases the Parent from any restrictions on representing several persons and/or self-dealing under any applicable law (including, but not limited to, from the restrictions arising under section 181 of the German Civil Code (Bürgerliches Gesetzbuch)).

3.
PURPOSE

3.1
Purpose

  France-Manche shall apply all amounts borrowed by it under the Facility (and CTG shall use amounts borrowed by it under the Facility to repay existing intra-Group indebtedness owed by it to Eurotunnel Finance Limited in order to allow Eurotunnel Finance Limited to apply such amounts) in accordance with the Funds Flow Statement and the Safeguard Plan for the purposes of:

  (a)
  repaying that part of the debt outstanding under the Existing Eurotunnel Facilities referred to under the Existing Eurotunnel Facilities as arising under the "Senior Credit Facilities", the "Fourth Tranche Facilities", the "Tier 1A Facilities", the "Tier 1 Facilities" and the "Tier 2 Facilities";

  (b)
  paying fees, costs and expenses incurred in connection with the Restructuring as well as certain interest accrued on any Existing Eurotunnel Facilities; and

  (c)
  financing a cash payment to all the holders of "Tier 3 Junior Debt Facility" as defined in the Existing Eurotunnel Facilities and to the holders of debt arising under the Existing Bond Documents.

3.2
Monitoring

  No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.
CONDITIONS OF UTILISATION

4.1
Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if the Mandated Lead Arrangers will have, on the date of this Agreement first received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) which shall be (other than with respect to the Safeguard Plan) in form and substance satisfactory to the Mandated Lead Arrangers acting reasonably. The Mandated Lead Arrangers shall notify the Lenders promptly upon being so satisfied.

4.2
Further conditions precedent

  In addition to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the Closing Date:

  (a)
  no Default is continuing or would result from the proposed Loan; and

  (b)
  all the representations and warranties in Clause 22 (Representations) made by each Obligor are true.

4.3
Maximum number of drawings

  The Borrowers (or the Parent) may not deliver more than one Utilisation Request.

4.4
Certain funds

(a)
Once the conditions referred to in Clause 4.1 (Initial conditions precedent) have been satisfied or waived, the conditions referred to in Clause 4.2 (Further conditions precedent) shall not apply during the Certain Funds Period and no Finance Party shall be entitled to refuse to make any Loan available to a Borrower unless, on either the date of the relevant Utilisation Request or the Closing Date:

(i)
a Certain Funds Drawstop Default is continuing or would result from the proposed Utilisation; or

(ii)
the Certain Funds Representations deemed repeated by Clause 22.33 (Times when representations made) on those dates are untrue or inaccurate or will become so immediately after the relevant Loans are made.

(b)
During the Certain Funds Period, unless a Certain Funds Drawstop Default has occurred and is continuing, no Finance Party may exercise any rights of cancellation, rescission or termination, of this Agreement so as to affect the making of Loan to which paragraph (a) applies.

5.
LOANS

5.1
Delivery of a Utilisation Request

  A Borrower (or the Parent on its behalf) may utilise a Facility by delivering to the Facility Agent, a duly completed Utilisation Request not later than 9.30am on the day falling 3 Business Days prior to the Closing Date.

5.2
Completion of a Utilisation Request for Loans

  The Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

  (a)
  it identifies the Facility to be utilised;

  (b)
  the proposed Closing Date is a Business Day within the Availability Period; and

  (c)
  the currency and amount of the Loan comply with Clause 5.3 (Currency and amount).

5.3
Currency and amount

(a)
The currency specified in the Utilisation Request must be:

(i)
in relation to the Tranche A1 Loan, Tranche B1 Loan or Tranche C1 Loan, Sterling; and

(ii)
in relation to the Tranche A2 Loan, Tranche B2 Loan or Tranche C2 Loan, Euros.

(b)
The amount of the proposed Loans to be made under each Facility on the Closing Date must be in an amount equal to the Available Facility in respect of each Facility or, in each case, such other amount as is necessary to enable the Existing Eurotunnel Facilities to be refinanced.

5.4
Lenders' participations

(a)
If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the drawdown date specified in the Utilisation Request through its Facility Office.

  (b)
  The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility in relation to the relevant Facility immediately prior to making the Loan.

6.
REPAYMENT

6.1
Repayment of Loans

(a)
Commencing on the date falling on the tenth anniversary of the Closing Date, and subject to Clause 6.2 (Repayment of Tranche A1 Loans and Tranche A2 Loans), the Borrower under the Tranche A1 Facility shall repay the Tranche A1 Loan in accordance with the amortisation schedule for the Tranche A1 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche A1 Loan in full on the Tranche A Final Maturity Date.

(b)
Commencing on the date falling on the tenth anniversary of the Closing Date, and subject to Clause 6.2 (Repayment of Tranche A1 Loans and Tranche A2 Loans), the Borrower under the Tranche A2 Facility shall repay the Tranche A2 Loan in accordance with the amortisation schedules for the Tranche A2 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche A2 Loan in full on the Tranche A Final Maturity Date.

(c)
Commencing on the date falling on the tenth anniversary of the Closing Date, the Borrower under the Tranche B1 Facility shall repay the Tranche B1 Loan in accordance with the amortisation schedule for the Tranche B1 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche B1 Loan in full on the Tranche B Final Maturity Date.

(d)
Commencing on the date falling on the tenth anniversary of the Closing Date, the Borrower under the Tranche B2 Facility shall repay the Tranche B2 Loan in accordance with the amortisation schedule for the Tranche B2 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche B2 Loan in full on the Tranche B Final Maturity Date.

(e)
Commencing on the Step Up Date, the Borrower under the Tranche C1 Facility shall repay the Tranche C1 Loan in accordance with the amortisation schedule for the Tranche C1 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche C1 Loan in full on the Tranche C Final Maturity Date.

(f)
Commencing on the Step Up Date, the Borrower under the Tranche C2 Facility shall repay the Tranche C2 Loan in accordance with the amortisation schedule for the Tranche C2 Loan set out in Schedule 15 (Repayment Instalments) and shall repay all amounts outstanding on the Tranche C2 Loan in full on the Tranche C Final Maturity Date.

6.2
Repayment of Tranche A1 Loans and Tranche A2 Loans

  Each scheduled repayment of the Tranche A1 Loan and the Tranche A2 Loan shall, except where the context otherwise requires, be the amount set out in Schedule 15 (Repayment Instalments) (as determined by the Tranching Side Letter), adjusted for indexation in accordance with Clause 11 (Indexation) below.

7.
ILLEGALITY AND VOLUNTARY PREPAYMENT

7.1
Illegality

  If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

  (a)
  that Lender, shall promptly notify the Facility Agent upon becoming aware of that event;

  (b)
  upon the Facility Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

  (c)
  each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) except to the extent that a New Lender has, prior to that date, assumed in accordance with Clause 27 (Changes to the Lenders) that Lender's participation in the Loans made to that Borrower.

7.2
Voluntary prepayment of Loans

(a)
Subject to paragraph (c) below, a Borrower may, if it (or the Parent on its behalf) gives the Facility Agent no more than 60 nor less than 30 days' prior written notice, prepay the Loans made to it in whole or in part (but if in part, so that the outstanding principal amount is reduced in minimum amounts and multiples of £5,000,000 for a Tranche A1 Loan, Tranche B1 Loan or Tranche C1 Loan or EUR 7,500,000 for a Tranche A2 Loan, Tranche B2 Loan or Tranche C2 Loan) without any penalty or premium except as otherwise provided in this Agreement provided that such Borrower may only make such voluntary prepayment if it simultaneously pays any net payments due to any Hedge Counterparty as a result of termination or closing out of any Hedging Agreement as a result of such voluntary prepayment.

  (b)
  Any amounts prepaid may not be redrawn.

  (c)
  With respect to the prepayment of the Tranche A1 Loan, Tranche A2 Loan, Tranche B1 Loan or Tranche B2 Loan, the total amount required to be paid shall be the relevant Early Redemption Amount.

7.3
Application of voluntary prepayments

  A prepayment made under Clause 7.2 (Voluntary prepayment of Loans) shall be applied against a Facility at the sole discretion of the Borrowers but as against such selected Facility, pro rata against the repayment instalments in respect of such Facility are reduced on a pro rata basis. The outstanding principal amount (and for the avoidance of doubt the repayment instalments) of any Loan shall be reduced after any prepayment under Clause 7.2 (Voluntary prepayment of Loans) by an amount equal to:

    (i)
    in respect of the Tranche A1 Loan and Tranche A2 Loan, the relevant Unindexed Par Amount; and

    (ii)
    in respect of the Tranche B1 Loan and Tranche B2 Loan, the relevant Par Amount; and

    (iii)
    in respect of the Tranche C1 Loan and the Tranche C2 Loan, the amount prepaid excluding any accrued interest and Break Costs.

7.4
Right of cancellation and repayment in relation to a single Lender

(a)
If:

(i)
any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

(ii)
any Lender claims indemnification from the Parent or an Obligor under Clause 16.3 (Tax indemnity) or Clause 17.1 (Increased costs),

    the Parent may, whilst the circumstance giving rise to the requirement for an increased payment or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

  (b)
  On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

  (c)
  On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

8.
MANDATORY PREPAYMENT

8.1
Prepayment Events

  The Parent shall ensure that the Borrowers prepay Loans (and, in the case of paragraph (f) below, net payments due to any Hedge Counterparty as a result of termination or closing out of any Hedging Agreement as a result of such prepayment) in the following amounts at the times and in the order of application contemplated by Clause 8.2 (Application of mandatory prepayments):

  (a)
  to the extent not transferred into a Holding Account, in accordance with paragraph (a)(ii) of Clause 8.3 (Mandatory Prepayment Accounts and Holding Accounts), the net proceeds of any Insurance Proceeds received in any given year in excess of EUR 15,000,000 in aggregate to be paid within 10 Business Days of receipt;

  (b)
  to the extent not transferred into a Holding Account in accordance with paragraph (a)(iii) of Clause 8.3 (Mandatory Prepayment Accounts and Holding Accounts), the net proceeds of Permitted Disposals (other than the net proceeds of a Permitted Disposal falling under paragraph (e)(i) of the definition of Permitted Disposal) received in excess of EUR 7,500,000 in aggregate in any given year to be paid within 10 Business Days of receipt.

  (c)
  any consideration received by any member of the Eurotunnel Group in cash in connection with any partial or total nationalisation, expropriation or compulsory acquisition and any moneys received in respect of compensation under the Concession Agreement;

  (d)
  in the event that the Synthetic Senior Debt Service Cover Ratio is less than 1.25x for three consecutive Testing Dates on each Interest Payment Date following the third such Testing Date, an amount equal to the aggregate of the Permitted Payment Amount (if any) and the amount that would otherwise have been payable into the Permitted Payments Account or the Capex Reserve Account (as applicable) under the Intercreditor Agreement on each such Interest Payment Date (such requirement to cease on the Testing Date on which the Synthetic Senior Debt Service Cover Ratio becomes equal to or greater than 1.25x but to apply again in the event that the Synthetic Senior Debt Service Cover Ratio is less than 1.25x for three consecutive Testing Dates);

  (e)
  upon the occurrence of a Change of Control that has not been approved by the Majority Lenders, the Facilities will be cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable; and

  (f)
  from the proceeds of any Permitted Financial Indebtedness incurred under paragraph (c) of that definition for the purpose of refinancing all of the Facilities or refinancing an existing Loan together with such other amounts as are necessary to pay any net payments due to any Hedge Counterparty as a result of termination and closing out of any Hedging Agreement as a result of such a prepayment.

8.2
Application of mandatory prepayments

(a)
(i)
Subject to paragraph (a)(ii) below, any prepayment made pursuant to Clause 8.1 (Prepayment Events) shall firstly be applied in the prepayment of the principal of the outstanding Loans. Any amount applied in prepayment of any Loans shall be applied on a pro rata basis in prepayment of each Loan and shall reduce the repayment instalments of each Loan on a pro rata basis (save in respect of any prepayment made pursuant to paragraph (f) of Clause 8.1 (Prepayment Events) where indebtedness incurred for the purpose of refinancing the Tranche C1 Facility and/or the Tranche C2 Facility shall be applied pro rata in prepayment of Tranche C1 Loans and/or Tranche C2 Loans (as applicable);

(ii)
The Parent shall satisfy any obligation to prepay Loans pursuant to paragraph (d) of Clause 8.1 (Prepayment Events) on an Interest Payment Date falling prior to the date on which the Notes are redeemed in full by depositing in the Special Capex Reserve Account an amount equal to the amount which would otherwise have been applied in prepayment of the Loans. All amounts deposited in the Special Capex Reserve Account shall be applied in prepayment of the Loans in accordance with this Clause 8.2 on the Interest Payment Date following the date on which the Notes are redeemed in full or, if the Facility Agent so directs, may be withdrawn by the Parent for the purpose of capital expenditure in the ordinary course of business of the Obligors.

(b)
Subject to paragraph (c) below, the Parent may elect that any prepayment under paragraph (a) or (b) of Clause 8.1 (Prepayment Events) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

(c)
If the Parent has made an election under paragraph (b) above but an Event of Default has occurred and is continuing, that election shall no longer apply and the proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

8.3
Mandatory Prepayment Accounts and Holding Accounts

(a)
The Parent shall ensure that:

(i)
subject to sub-paragraph (ii) below, Insurance Proceeds and the proceeds of any Permitted Disposal in respect of which the Parent has made an election under paragraph (b) of Clause 8.2 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account as soon as reasonably practicable after receipt by a member of the Group;

(ii)
Insurance Proceeds which should in the interests of the business of the Eurotunnel Group or in compliance with the insurer's requirements be applied in replacement, reinstatement or repair of assets for, or for reinvestment in, the Eurotunnel Group's business are paid into a Holding Account as soon as reasonably practicable after receipt by a member of the Group;

(iii)
proceeds from any Permitted Disposal which should in the interests of the business of the Eurotunnel Group be applied in replacement of assets for, or to reinvestment in, the Eurotunnel Group's business are paid into a Holding Account as soon as reasonably practicable after receipt by a member of the Group.

  (b)
  The Parent and each Borrower irrevocably authorise the Facility Agent to apply:

  (i)
  amounts credited to the Special Capex Reserve Account pursuant to paragraph (a)(ii) of Clause 8.2 (Application of mandatory prepayments);

  (ii)
  amounts credited to the Mandatory Prepayment Account pursuant to paragraph (a)(i); and

  (iii)
  amounts credited to the Holding Account pursuant to paragraph (a)(ii) and (iii) above which have not been applied in replacement, reinstatement or repair of assets for, or to reinvestment in, the Group's business within 12 months of receipt of the relevant proceeds (or such longer time period as the Majority Lenders may agree), to pay amounts due and payable under Clause 8.2 (Application of mandatory prepayments) and otherwise under the Finance Documents. Each Borrower further irrevocably authorise the Facility Agent to so apply amounts credited to the Holding Account or the Special Capex Reserve Account (as the case may be) whether or not any relevant period have elapsed since receipt of those proceeds if an Event of Default has occurred and is continuing. The Parent and each Borrower also irrevocably authorise the Facility Agent to transfer any amounts credited to the Holding Account referred to in this paragraph (b) to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless an Event of Default has occurred and is continuing) be transferred back to the Holding Account).

  (c)
  The Borrower Security Trustee acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless an Event of Default is continuing and (ii) each such account is subject to the Transaction Security.

  (d)
  Any member of the Group that is the holder of a relevant Holding Account shall be authorised to withdraw funds from such account where such funds were deposited into such account pursuant to paragraph (a)(ii) and (a)(iii) of this Clause 8.3 for the purposes of applying such funds in replacement or reinstatement or repair of assets for, or to reinvestment in, the Eurotunnel Group's business.

  (e)
  Save as otherwise permitted in this Clause 8.3:

  (i)
  no withdrawals may be made from a Mandatory Prepayment Account or Special Capex Reserve Account by a member of the Group; and

  (ii)
  no withdrawals may be made from a Holding Account by a member of the Group without the prior written consent of the Majority Lenders.

8.4
Special Capex Reserve Account

  The Parent shall, if the Synthetic Senior Debt Service Cover Ratio is less than 1.25x for two consecutive Testing Dates, open the Special Capex Reserve Account in the name of the Facility Agent as soon as reasonably practicable and in any event by no later than the date falling 30 days prior to the next succeeding Testing Date.

8.5
Excluded insurance proceeds

  Where Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose, the Parent shall ensure that those amounts are used for that purpose and, if requested to do so by the Facility Agent, shall promptly deliver a certificate to the Facility Agent at the time of such application confirming the amount (if any) which has been so applied.

8.6
Outstanding Principal Amount

  On any Mandatory Prepayment under this Clause 8, the outstanding principal amount (and for the avoidance of doubt the repayment instalments) of the relevant Loan shall be reduced by an amount Y which, determined from the definition of Early Redemption Amount where the Early Redemption Amount is the amount prepaid under Clause 8.1, shall be calculated in accordance with the following formula:

  (a)
  in respect of the Tranche A1 Loan, Early Redemption Amount = accrued interest + max (Y × indexation, Y × indexation × Early Redemption Price);

  (b)
  in respect of the Tranche A2 Loan, Early Redemption Amount = accrued interest + max (Y, Y × indexation, EUR Make Whole Amount);

  (c)
  in respect of the Tranche B1 Loan, Early Redemption Amount = accrued interest + max (Y, Y × Early Redemption Price);

  (d)
  in respect of the Tranche B2 Loan, Early Redemption Amount = accrued interest + max (Y, EUR Make Whole Amount); and

  (e)
  in respect of the Tranche C1 Loan or the Tranche C2 Loan, the amount prepaid excluding any accrued interest and Break Costs.

9.
RESTRICTIONS

9.1
Notices of Cancellation or Prepayment

  Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality and voluntary prepayment) or paragraph (b) of Clause 8.2 (Application of Mandatory Prepayments) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2
Interest and other amounts

(a)
Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and otherwise than as contemplated by the Early Redemption Amount or unless otherwise provided in this Agreement, without premium or penalty;

(b)
In respect of the prepayment of the Tranche C1 Loan and/or Tranche C2 Loan, any applicable Break Costs shall be payable at the time of prepayment;

(c)
In respect of the prepayment of the Tranche A1 Loan, Tranche A2 Loan, Tranche B1 Loan and/or Tranche B2 Loan, the applicable Early Redemption Amount shall be payable at the time of prepayment.

9.3
No reborrowing of the Facility

  No Borrower may reborrow any part of a Facility which is prepaid.

9.4
Prepayment in accordance with Agreement

  No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5
No reinstatement of Commitments

  No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.6
Facility Agent's receipt of Notices

  If the Facility Agent receives a notice under Clause 7 (Illegality and voluntary prepayment) or an election under paragraph (b) of Clause 8.2 (Application of Mandatory Prepayments), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

9.7
Prepayment Notices

  The Facility Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under Clause 7.2 (Voluntary prepayment of Loans) or Clause 8.1 (Prepayment Events).

10.
INTEREST

10.1
Calculation of interest

  The rate of interest on each Loan for each Interest Period is the percentage rate which is the aggregate of:

  (a)
  the Applicable Cash Margin;

  (b)
  the rate equal to:

  (i)
  in relation to the Tranche A1 Loan, the Tranche A1 Real Swap Rate multiplied by the GBP Index Ratio;

  (ii)
  in relation to the Tranche A2 Loan, the Tranche A2 Real Swap Rate multiplied by the FRF Index Ratio;

  (iii)
  in relation to the Tranche B1 Loan, the Tranche B1 Swap Rate;

  (iv)
  in relation to the Tranche B2 Loan, the Tranche B2 Swap Rate;

  (v)
  in relation to the Tranche C1 Loan, LIBOR plus, after the date falling on the fifth anniversary of the Closing Date the Tranche C1 Step Up Rate;

    (vi)
    in relation to the Tranche C2 Loan, EURIBOR plus, after the date falling on the fifth anniversary of the Closing Date the Tranche C2 Step Up Rate; and

  (c)
  the Mandatory Cost, if any.

10.2
Payment of interest

(a)
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

(b)
The amount of interest payable in respect of each Tranche A1 Loan and Tranche A2 Loan for any Interest Period shall be calculated by applying the relevant rate of interest to the outstanding principal amount of such Loan (adjusting for indexation in accordance with Clause 11 (Indexation) below), dividing the product by two and rounding the resulting figure to the nearest penny or cent as the case may be (half a penny or cent being rounded upwards).

(c)
The amount of interest payable in respect of each Tranche B1 Loan and Tranche B2 Loan for any Interest Period shall be calculated by applying the relevant rate of interest to the outstanding principal amount of such Loan, dividing the product by two and rounding the resulting figure to the nearest penny or cent as the case may be (half a penny or cent being rounded upwards).

(d)
The amount of interest payable in respect of the Tranche C1 Loan for any Interest Period shall be calculated by applying the relevant rate of interest to the outstanding principal amount of such Loan, multiplying the product by the actual number of days in such Interest Period divided by 365 and rounding the resulting figure to the nearest penny (half a penny being rounded upwards).

(e)
The amount of interest payable in respect of the Tranche C2 Loan for any Interest Period shall be calculated by applying the relevant rate of interest to the outstanding principal amount of such Loan, multiplying the product by the actual number of days in such Interest Period divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

10.3
Calculation of Interest in respect of periods other than Interest Periods

  If any interest is to be calculated in respect of any period other than an Interest Period for any Loan it shall be calculated:

  (a)
  in relation to the Tranche A1 Loan and Tranche A2 Loan, by applying the relevant amount of interest to the outstanding principal amount of the relevant Loan, multiplying the product by the relevant Day Count Fraction (and adjusting for indexation in accordance with Clause 11 (Indexation)) and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards;

  (b)
  in relation to the Tranche B1 Loan and Tranche B2 Loan, by applying the relevant amount of interest to the outstanding principal amount of the relevant Loan, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards;

  (c)
  in relation to the Tranche C1 Facility, on the basis of the actual number of days elapsed and a year of 365 days and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards; and

  (d)
  in relation to the Tranche C2 Facility, on the basis of the actual number of days elapsed and a year of 360 days and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards.

10.4
Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 10.4 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)
If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)
the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

    (ii)
    the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

  (c)
  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount (or such later date permitted by applicable law) but will remain immediately due and payable.

  (d)
  Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Unpaid Sum. Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming in reasonable detail the amount of its Break Costs for any Interest Period in which they accrue.

10.5
Notification of rates of interest

  The Facility Agent shall promptly notify the Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

10.6
Effective Global Rate

  For the purposes of articles L. 313-1 et seq. of the French Code de la Consommation, the Parties acknowledge that by virtue of certain characteristics of the Facilities granted to France Manche (and in particular the variable nature of the interest rate applicable to the Loans), the effective global rate (taux effectif global) of the Facilities made available to France Manche cannot be calculated at the date of this Agreement. However, France Manche acknowledges that it has received from the Mandated Lead Arrangers a letter (a "TEG Letter") containing an indicative calculation of the effective global rate (taux effectif global) of the Facilities granted to it pursuant to this Agreement, based on figured examples calculated on assumptions set out in that TEG Letter. The Parties acknowledge that each such TEG Letter forms part of this Agreement.

11.
INDEXATION

  Each payment of interest or principal in respect of the Tranche A1 Loan and the Tranche A2 Loan shall, except where the context otherwise requires, be the amount provided in or determined in accordance with this Agreement, multiplied by the GBP Index Ratio (in respect of a Tranche A1 Loan payment) or the FRF Index Ratio (in respect of a Tranche A2 Loan payment) applicable to the day on which payment is to be made (expressed as a percentage and rounded to five decimal places with 0.000005 being rounded to 0.00001). No payment of interest or principal in the case of the Tranche A1 Loan and the Tranche A2 Loan will be adjusted for indexation twice.

12.
INTEREST PERIODS

12.1
Interest Periods

(a)
Subject to paragraphs (b) to (d) below, an Interest Period for a Loan will be six Months.

(b)
An Interest Period shall begin on the Closing Date or any Interest Payment Date and end on (but excluding) the next Interest Payment Date.

(c)
An Interest Period for a Loan shall not extend beyond the Final Maturity Date for that Loan.

(d)
The first Interest Period shall start on the Closing Date and end on 30 November 2007.

13.
ROUNDING

  For the purpose of determining any amount payable under this Agreement which is the product of the principal amount outstanding of any Loan (or any part thereof) ("Principal Amount") and any value ("Value") (whether an interest rate, indexation ratio or otherwise), such product shall be calculated as follows:

  (a)
  Value shall be multiplied by the product of 50,000 and a fraction the numerator of which is the principal amount outstanding of such Loan and the denominator of which is the initial principal amount outstanding of the Loan, rounded to the nearest penny or cent (with half a penny or cent being rounded upwards); and

  (b)
  such amount determined in accordance with Clause 13 (a) (Rounding) shall be multiplied by a fraction of which the denominator is 50,000 and the numerator is the initial principal amount outstanding of such Loan.

14.
CHANGES TO THE CALCULATION OF INTEREST

14.1
Absence of quotations

  Subject to Clause 14.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00am (London time) on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

14.2
Market disruption

(a)
If a Market Disruption Event occurs in relation to a Tranche C1 Loan or a Tranche C2 Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)
the Applicable Cash Margin;

(ii)
the Tranche C1 Step Up Rate or the Tranche C2 Step Up Rate (as and when applicable);

(iii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select (such notification including a reasonably detailed explanation of the chosen rate); and

(iv)
the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)
For the purposes of this Clause 14.2, "Market Disruption Event" means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

14.3
Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Facility Agent or the Parent so requires, the Facility Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)
Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

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15.
FEES

15.1
Commitment fee

  The Borrowers shall pay to the Facility Agent (for the account of each Lender) a commitment fee in the amount and at the times agreed in the Fee Letters.

15.2
Upfront fee

  The Borrowers shall pay to the Mandated Lead Arrangers an upfront fee in the amount and at the times agreed in the Fee Letters.

15.3
Agency fee

  The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

15.4
Borrower Security Trustee fee

  The Borrowers shall pay to the Borrower Security Trustee (for its own account) the Borrower Security Trustee fee in the amount and at the times agreed in a Fee Letter.

16.
TAX GROSS UP AND INDEMNITIES

16.1
Definitions

  In this Agreement:

  "Double Taxation Treaty" means, in relation to a payment of interest on a Loan made to any Borrower, any convention or agreement between the government of such Borrower's Relevant Tax Jurisdiction and any other government of a jurisdiction (a "Treaty State") for the avoidance of double taxation with respect to taxes on income and capital gains which makes provision for full exemption from tax imposed by such Borrower's Relevant Tax Jurisdiction on interest.

  "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

  "Qualifying French Lender" means in relation to a participation in a Loan made by a Lender to a Borrower incorporated in France, a Lender which, at the time it becomes a Lender:

  (a)
  is entitled under French law to receive interest payments under the Finance Documents without a Tax Deduction in France; or

  (b)
  has its Facility Office in France, provided that interest payments under the Finance Documents received through such Facility Office are included within the taxable profits of that Facility Office for the purpose of calculating its taxable income in France; or

  (c)
  a Treaty Lender.

  "Qualifying UK Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

  (a)
  a UK Bank Lender;

  (b)
  a Lender which is

  (i)
  a company resident in the United Kingdom for United Kingdom tax purposes; or

  (ii)
  a partnership each member of which is:

  (1)
  a company so resident in the United Kingdom; or

  (2)
  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11 (2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

  (iii)
  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11 (2) of the Taxes Act) of that company; or

  (c)
  a Treaty Lender.

  "Relevant Tax Jurisdiction" means:

  (a)
  the United Kingdom, in relation to The Channel Tunnel Group Limited; and

  (b)
  France, in relation to France-Manche S.A..

  "Tax Confirmation" means a confirmation by a Finance Party that the person beneficially entitled to interest payable to that Finance Party in respect of an advance under a Finance Document is either:

  (a)
  a company resident in the United Kingdom for United Kingdom tax purposes; or

  (b)
  a partnership each member of which is:

  (i)
  a company so resident in the United Kingdom; or

  (ii)
  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11 (2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

  (c)
  a company not so resident of the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11 (2) of the Taxes Act) of that company.

  "Tax Credit" means a credit against, relief or remission for, or repayment of, any Tax.

  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) or a payment under Clause 16.3 (Tax indemnity).

  "Treaty Lender" means in relation to a payment of interest on a Loan to a Borrower, a Lender which:

  (a)
  is treated as a resident of a Treaty State for the purposes of the Double Taxation Treaty;

  (b)
  does not carry on a business in the Borrower's Relevant Tax Jurisdiction through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

  (c)
  fulfils any other conditions which must be fulfilled under the Double Taxation Treaty by residents of that Treaty State for such residents to obtain exemption from tax imposed by the Borrower's Relevant Tax Jurisdiction on that payment of interest, subject to completion of procedural formalities.

  "UK Bank Lender" means a Lender:

  (a)
  which is a bank (as defined for the purposes of section 349 of the Taxes Act) making an advance under a Finance Document; or

  (b)
  in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purposes of section 349 of the Taxes Act) at the time that that advance was made,

  and which is within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance.

  "UK Non-Bank Lender" means a Lender which gives a Tax Confirmation in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party.

  Unless a contrary indication appears, in this Clause 16 a reference to determines or determined means a determination made in the reasonable discretion of the person making the determination.

16.2
Tax gross-up

(a)
Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Parent or the relevant Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall, unless paragraph (f) applies, be increased to such amount which (after making any Tax Deduction) ensures that the payee receives an amount equal to the payment which it would have received if no Tax Deduction had been required.

  (d)
  If a Tax Deduction is required by law to be made by the Facility Agent or the Borrower Security Trustee (other than by reason of the Facility Agent or the Borrower Security Trustee having any connection with a jurisdiction outside the United Kingdom or France (but excluding a connection arising by reason of the Facility Agent or the Borrower Security Trustee having executed, delivered, performed its obligations or received a payment under, or enforced, any of the Finance Documents)) from any payment to any Finance Party which represents an amount or amounts received from an Obligor, that Obligor shall, unless paragraph (f) below applies, pay directly to that Finance Party an amount which, after making the required Tax Deduction, enables the payee of that amount to receive an amount equal to the payment which it would have received if no Tax Deduction had been required.

  (e)
  If a Tax Deduction is required by law to be made by the Facility Agent or the Borrower Security Trustee from any payment to any Finance Party under paragraph (d) above, the Facility Agent or the Borrower Security Trustee as appropriate shall unless paragraph (g) below applies, make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by law, and within 30 days of making either a Tax Deduction or any payment in connection with that Tax Deduction, the Facility Agent or the Borrower Security Trustee as appropriate making that Tax Deduction or other payment shall deliver to the relevant Borrower evidence that the Tax Deduction or other payment has been made or accounted for to the relevant tax authority.

  (f)
  An Obligor is not required to make an increased payment to a Lender under paragraph (c) or (d) above for a Tax Deduction in respect of tax imposed by the United Kingdom or France from a payment of interest on a Loan if, on the date on which the payment falls due:

  (i)
  the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying UK Lender (in the case of a payment by an Obligor incorporated in the United Kingdom other than Eurotunnel Group UK PLC) or a Qualifying French Lender (in the case of a payment by an Obligor incorporated in France or Eurotunnel Group UK PLC), but on that date that Lender is not or has ceased to be a Qualifying UK Lender or Qualifying French Lender, as applicable, other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Double Taxation Treaty, or any published practice or concession of any relevant taxing authority; or

  (ii)
  in the case of a payment by an Obligor incorporated in the United Kingdom (other than Eurotunnel Group UK PLC):

  (A)
  the relevant Lender is a Qualifying UK Lender solely under paragraph (b) of the definition of Qualifying UK Lender;

  (B)
  H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a Party) which relates to that payment and that Lender has received from that Obligor or the Parent a certified copy of that Direction; and

  (C)
  the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or

  (iii)
  in the case of a payment by an Obligor incorporated in the United Kingdom (other than Eurotunnel Group UK PLC), the relevant Lender is a Qualifying UK Lender solely under paragraph (b) of the definition of Qualifying UK Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Parent; or

  (iv)
  the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below; or

  (v)
  in the case of a payment by an Obligor incorporated in France or Eurotunnel Group UK Plc, the relevant Lender is a Qualifying French Lender solely under paragraph (a) or (b) of the definition of Qualifying French Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (k) below.

  (g)
  If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

  (h)
  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the

    Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

  (i)
  A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

  (j)
  A UK Non-Bank Lender shall promptly notify the Parent and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

  (k)
  A Lender that qualifies as a Qualifying French Lender solely under paragraph (a) or (b) of the definition of Qualifying French Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

16.3
Tax indemnity

(a)
The Parent shall (within three Business Days of demand by the Facility Agent) pay (or procure that the relevant Obligor pays) to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)
Paragraph (a) above shall not apply:

(i)
with respect to any loss, liability or cost that will be or has been (directly or indirectly) suffered for or on account of Tax by a Protected Party:

(A)
under the law of the jurisdiction in which that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or

(B)
under the law of the jurisdiction in which that Protected Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

  if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party; or

    (ii)
    to the extent a loss, liability or cost that will be or has been (directly or indirectly) suffered for or on account of Tax:

    (A)
    is or will be compensated for by an increased payment under Clause 16.2 (Tax gross-up); or

    (B)
    would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not or will not be so compensated solely because one of the exclusions in paragraph (f) of Clause 16.2 (Tax gross-up) applied or will apply.

  (c)
  A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Parent.

  (d)
  A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Facility Agent.

16.4
Tax Credit

(a)
If an Obligor makes a Tax Payment and the relevant Finance Party determines (acting reasonably) that:

(i)
a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

(ii)
that Finance Party has obtained, utilised and retained that Tax Credit,

    the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

  (b)
  If a Finance Party has made a payment to an Obligor pursuant to this Clause 16.4 on account of a Tax Credit and it subsequently transpires that that Finance Party did not receive that Tax Credit, or received a reduced Tax Credit, such Obligor shall, on demand, pay to that Finance Party the amount which that Finance Party determines, acting reasonably and in good faith, will put it (after that payment is received) in the same after-Tax position as it would have been in had no such payment or a reduced payment been made to such Obligor.

  (c)
  No Finance Party shall be obliged to make any payment under this Clause 16.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

16.5
Stamp taxes

  The Parent shall pay, and within three Business Days of demand, indemnify each Finance Party and Mandated Lead Arrangers against any cost, loss or liability that Finance Party or Mandated Lead Arrangers incur in relation to, all stamp duty, registration and other similar Taxes payable in respect of any Finance Document provided that this Clause 16.5 shall not apply in respect of any stamp duty, registration or other similar Taxes which are payable in respect of any Transfer Certificates or Assignment Agreements or any Lender accession on assignment agreement and Lender accession undertaking.

16.6
Value added tax

(a)
All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. Subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)
If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT and shall receive from the Recipient an amount equal to any credit or repayment to which the Recipient or any other member of any group of which it is a member for VAT purposes is entitled from the relevant tax authority in respect of the VAT.

(c)
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

17.
INCREASED COSTS

17.1
Increased costs

(a)
Subject to Clause 17.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)
In this Agreement, Increased Costs means:

(i)
a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)
an additional or increased cost; or

(iii)
a reduction of any amount due and payable under any Finance Document,

  which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2
Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Parent.

(b)
Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

17.3
Exceptions

(a)
Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)
attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity));

(iii)
compensated for by the payment of the Mandatory Cost;

(iv)
not notified to the Parent within six months of having been incurred;

    (v)
    attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

    (vi)
    attributable to Basle II.

  (b)
  In this Clause 17.3 reference to a Tax Deduction has the same meaning given to the term in Clause 16.1 (Definitions).

  (c)
  No demand may be made under this Clause 17 unless accompanied by a certificate setting out in reasonable detail the calculation of and the circumstances giving rise to the claim.

18.
OTHER INDEMNITIES

18.1
Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)
making or filing a claim or proof against that Obligor; or

(ii)
obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

    that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Secured Party to whom that Sum is due against any cost, loss or liability directly arising out of or as a direct result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

  (b)
  Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2
Other indemnities

(a)
The Parent and the Obligors jointly and severally will, within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Secured Party against any cost, loss or liability (but excluding loss of profit or consequential loss) incurred by it as a result of:

(i)
the occurrence of any Event of Default, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(ii)
funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iii)
a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

18.3
Indemnity to the Facility Agent

  Each Obligor jointly and severally shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

  (a)
  investigating a Default; or

  (b)
  acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised by an Obligor.

18.4
Indemnity to the Borrower Security Trustee

(a)
Each Obligor jointly and severally shall promptly indemnify the Borrower Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)
the taking, holding, protection or enforcement of the Transaction Security,

(ii)
the exercise of any of the rights, powers, discretions and remedies vested in the Borrower Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

(iii)
any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)
The Borrower Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 18.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

18.5
Indemnity to the SPV Lender

  Each Obligor jointly and severally shall promptly indemnify the SPV Lender or as it shall direct against any payments of principal, interest, default interest or other amounts paid or payable by the SPV Lender under the Liquidity Facility (as such term is defined in the Intercreditor Agreement) as a result of any drawing thereunder by the SPV Lender for the purpose of paying amounts due but unpaid under the Hedging Agreements provided that the liability of each Obligor under this Clause shall be limited to the amount paid by the SPV Lender under the Hedging Agreements and interest thereon at the same rate as would be payable in respect of unpaid swap payments under the Hedging Agreements.

19.
MITIGATION BY THE LENDERS

19.1
Mitigation

(a)
Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)
Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2
Limitation of liability

(a)
Each Obligor jointly and severally shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)
A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20.
COSTS AND EXPENSES

20.1
Transaction expenses

  Each Obligor jointly and severally shall promptly on demand pay the Facility Agent, the Mandated Lead Arrangers and the Borrower Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Borrower Security Trustee, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

  (a)
  this Agreement and any other documents referred to in this Agreement and the Transaction Security;

  (b)
  any other Finance Documents executed after the date of this Agreement.

20.2
Amendment costs

  If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 32.9 (Change of currency), each Obligor jointly and severally shall, within three Business Days of demand, reimburse each of the Facility Agent and the Borrower Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent and the Borrower Security Trustee (and, in the case of the Borrower Security Trustee, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

20.3 Enforcement and preservation costs

  Each Obligor jointly and severally shall, within three Business Days of demand, pay to the Mandated Lead Arrangers and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Borrower Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

21.  GUARANTEE AND INDEMNITY

21.1 Guarantee and indemnity

  Each Guarantor will give a guarantee and indemnity in accordance with Clause 3 (Guarantee and Indemnity) of the Intercreditor Agreement.

22.  REPRESENTATIONS

22.1 General

  Each Obligor makes the representations and warranties set out in this Clause 22 to each Finance Party.

22.2 Status

  (a)
  It and each of its Subsidiaries is a limited liability corporation (other than in respect of Eurotunnel Services GIE which is a groupement d'interet économique and Eurotunnel which is a partnership), duly formed and validly existing under the law of its jurisdiction of formation.

  (b)
  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

  (c)
  Eurotunnel is an association constituting a partnership under English law and a société en participation under French law and that partnership and société en participation are duly constituted and validly subsisting, in each case for the purposes stated in the Partnership Agreement.

22.3 Binding obligations

  Subject to the Legal Reservations:

  (a)
  the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

  (b)
  (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

22.4 Non-conflict with other obligations

  The entry into and performance by it of, and the transactions involving the Lenders contemplated by, the Transaction Documents are lawful and do not conflict in any material respect with:

  (a)
  any law or regulation applicable to it;

  (b)
  its constitutional documents; or

  (c)
  any agreement (other than the Existing Eurotunnel Facilities and the Agreement Among Lenders) or instrument binding upon it or any of its assets.

22.5 Power and authority

  (a)
  It has the power pursuant to its constitutional documents and authorisations to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

  (b)
  No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

22.6 Validity and admissibility in evidence

  (a)
  Subject to the Legal Reservations, all Authorisations required:

  (i)
  to enable it lawfully to enter into, exercise its rights and comply with its obligations taken as a whole in the Finance Documents to which it is a party; and

  (ii)
  to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

    have been obtained or effected and are in full force and effect except any Authorisation referred to in paragraphs (a), (b) and (c) of Clause 22.9 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the Closing Date and save in each case for any Authorisation which the failure to obtain would not be reasonably likely to have a Material Adverse Effect.

  (b)
  All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

22.7 Governing law and enforcement

  Subject to the Legal Reservations:

  (a)
  the choice of governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

  (b)
  any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its jurisdiction of incorporation.

22.8 Insolvency

  No:

  (a)
  corporate action, legal proceeding or other procedure or step described in Clause 26.5 (Insolvency); or

  (b)
  creditors' process described in Clause 26.6 (Creditors' process),

    has been taken or, to the knowledge of the Parent, threatened in relation to a member of the Group; and none of the circumstances described in Clause 26.5 (Insolvency) applies to any Obligor.

22.9 No filing or stamp taxes

  Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

  (a)
  registration of particulars of the Transaction Security Documents at the Companies Registration Office in England and Wales under Section 395 of The Companies Act 1985 and payment of associated fees;

  (b)
  registration of particulars at the Trade Marks Registry at the Patent Office in England and Wales and payment of associated fees;

  (c)
  registration at the Land Registry or Land Charges Registry in England and Wales and payment of associated fees;

  (d)
  any other filing, registrations or stamp taxes which are necessary to perfect any of the French Security contemplated under the Transaction Security Documents,

  which registrations, filings and fees will be made and paid promptly after the date of the relevant Finance Document. This warranty does not apply to UK stamp duty or stamp duty reserve tax in respect of any Transfer Certificate or Assignment Agreement.

22.10 Deduction of Tax

  It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Qualifying UK Lender (in the case of a payment by an Obligor incorporated in the United Kingdom, other than Eurotunnel Group UK PLC) or a Qualifying French Lender (in the case of a payment by an Obligor incorporated in France or Eurotunnel Group UK PLC) provided that in each case any procedural formalities are completed, in relation to any Treaty Lender.

22.11 No default

  (a)
  No Event of Default is continuing.

  (b)
  No other event or circumstance is outstanding which constitutes a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which has or is reasonably likely to have a Material Adverse Effect.

22.12 No misleading information

  For the purposes of this Clause 22.12, it is assumed that the Parent has the knowledge of each of its Subsidiaries at the time of making the representation.

  (a)
  Any factual information relating to the Group contained in the Information Memorandum and the Tender Offer Documents was to the knowledge of the Parent and taken as a whole true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

  (b)
  The Base Case Business Plan and each Budget delivered in accordance with the terms of this Agreement have been prepared in accordance with the then applicable Tax laws and Accounting Principles consistently applied, and the financial projections contained in the Base Case Business Plan and relevant Budget have been prepared on the basis of recent historical information, are fair and based on assumptions believed to have been reasonable at the date of Base Case Business Plan or relevant Budget (as applicable) and have been approved by the board of directors of the Parent it being acknowledged by the Finance Parties that such projections are subject to uncertainties and contingencies, many of which are beyond the Obligors' control, and that they may differ from actual results. The representation made in this paragraph regarding Tax laws (the "Tax Laws Representation") shall not be interpreted as a representation of any of the following matters (whether past, present or future):

  (i)
  the quantum (or existence) of Tax losses, capital allowances in the UK or tax depreciation in France or other reliefs from Tax available in any member of the Group;

  (ii)
  whether interest payments or indexation premium or fees and expenses or operating costs and costs of sales incurred by any member of the Group are deductible for Tax purposes (or the extent of such deductibility); or

  (iii)
  in the UK the type of capital allowances that particular items of capital expenditure give rise to or whether particular expenditure is capital or revenue in nature or if capital whether it gives rise to capital allowances at all or, in France, the type of tax depreciation applicable to particular items of expenditure or whether any particular expenditure qualifies for such tax depreciation at all.

    No Obligor shall be in breach of the Tax Laws Representation as regards the Base Case Business Plan in circumstances where there would be no breach of the representations in Schedule 16 paragraph 2.1 or paragraph 2.2 (taking into account in each case paragraph 2.3).

  (c)
  The written expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum and the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were considered to be fair and based on reasonable grounds.

  (d)
  So far as the Parent is aware, no event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and no information has been given or withheld, in either case that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Information Package being untrue or misleading in any material respect it being acknowledged by the Finance parties that such projections are subject to uncertainties and contingencies, many of which are beyond the Obligors' control, and that they may differ from actual results.

22.13 Original Financial Statements

  (a)
  Save as disclosed therein, its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

  (b)
  Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year to which they relate.

  (c)
  So far as it is aware, there has been no Material Adverse Effect since the date of its audited Original Financial Statements.

  (d)
  Its most recent financial statements delivered pursuant to paragraphs (a) and (b) of Clause 23.1 (Financial Statements):

  (i)
  have been prepared in accordance with the Accounting Principles as applied to its Original Financial Statements; and

  (ii)
  save as disclosed therein, give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

22.14 No proceedings pending or threatened

  No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely to be adversely determined and, if so determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made all reasonable due and careful enquiry)) been started to its knowledge or threatened against it or any of its Subsidiaries.

22.15 No breach of laws

  (a)
  It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

  (b)
  No labour disputes are currently, or to the best of its knowledge and belief (having made all due and careful enquiry), threatened against any Obligor which are reasonably likely to be adversely determined and which if so determined are reasonably likely to have a Material Adverse Effect.

22.16 Insurance

  It has (i) procured the insurances required under Schedule 13 (Insurance), (ii) performed the other obligations with regard to insurance as set out in Schedule 13 (Insurance) thereof, (iii) to the extent relevant and not covered by the Transaction Security Documents, created and perfected security over those insurances under any applicable law in favour of the Lenders for the payment or repayment of all indebtedness and the performance of all obligations under the Finance Documents, in form and substance satisfactory to the Lenders acting reasonably, (iv) used all reasonable endeavours to procure that any necessary consents for the creation or perfection of that security are obtained in form and substance satisfactory to the Lenders, and (v) procured that the interests of the Lenders in respect thereof and as loss payee are noted on all policy documents, such noting to be, so far as reasonably practicable, in form and substance satisfactory to the Lenders.

22.17 Environmental laws

  (a)
  Each member of the Group is in compliance with Clause 25.3 (Environmental Compliance) and, to the best of its knowledge and belief no circumstances have occurred which would prevent compliance with Clause 25.3 (Environmental Compliance) in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

  (b)
  No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim is reasonably likely to be determined against that member of the Group, and if so determined is reasonably likely to have a Material Adverse Effect.

22.18 Taxation

  (a)
  It is not (and none of its Material Subsidiaries is) overdue in the payment of any amount in respect of Tax of EUR 5,000,000 (or its equivalent in any other currency) or more.

  (b)
  No material claims or investigations are being made or conducted against it (or any of its Subsidiaries) with respect to Taxes which are reasonably likely to result in a material liability or a material claim against any member of the Group.

  (c)
  It is resident for Tax purposes only in France (in respect of Groupe Eurotunnel S.A., France-Manche S.A., Eurotunnel S.A., Eurotunnel Group UK PLC, Eurotunnel Services GIE and EurotunnelPlus Distribution SAS) or the United Kingdom (in respect of Eurotunnel Finance Limited, The Channel Tunnel Group Limited, Eurotunnel PLC, Eurotunnel Services Limited and EurotunnelPlus Limited) or its jurisdiction of incorporation if it is not one of the aforementioned companies.

22.19 Security and Financial Indebtedness

  (a)
  No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

  (b)
  No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

22.20 Ranking

  (a)
  From the Closing Date, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not or will not be subject to any prior ranking or pari passu ranking Security.

  (b)
  All unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.21 Good title to assets

  Subject to any Permitted Security, it and each of its Subsidiaries has a good title to, or valid leases or licences of, and all appropriate Authorisations or entitlement to use, the assets necessary for the Eurotunnel Group as a whole to carry on its business (as a whole) as presently conducted including, without limitation, right to use and operate the Tunnel System.

22.22 Legal and beneficial ownership

  It is (if an Obligor) the sole legal owner and, where applicable, beneficial owner of the respective material assets over which it purports to grant Security, subject to any Permitted Security.

22.23 Shares

  (a)
  The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

  (b)
  The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

  (c)
  Except as provided in the Notes Underwriting Agreement or the terms and conditions of the Notes, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than pursuant to any Permitted Share Issue.

22.24 Intellectual Property

  It and each of its Subsidiaries:

  (a)
  is the legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of the business of the Group as a whole and which is required by it in order to carry on its business as it is being conducted;

  (b)
  does not (nor does any of its subsidiaries), in carrying on its business, infringe any Intellectual property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect;

  (c)
  has taken all commercially reasonable formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it save where failure to do so is not likely to have a Material Adverse Effect.

22.25 Group Structure Chart

  (a)
  The Group Structure Chart delivered to the Facility Agent pursuant to Part I of Schedule 2 (Conditions Precedent) or Clause 23.5 (Group Information) is true, complete and accurate in all material respects and shows the following information:

  (i)
  each member of the Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability;

  (ii)
  all minority interests in any member of the Group and any person in which any member of the Group holds shares in its issued share capital or equivalent ownership interest of such person.

  (b)
  The Group Structure Chart or the Funds Flow Statement shows all necessary intra-Group loans, transfers, share exchanges and other steps resulting in the final Group structure and contemplated in the Safeguard Plan, which shall have been or will be taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities in all material respects.

22.26 Obligors

  As at the Closing Date, the Obligors are in compliance with the Guarantor Threshold Test. Each Material Company is or will be an Obligor on the Closing Date.

22.27 Accounting reference date

  The accounting reference date of each member of the Group is 31 December.

22.28 No adverse consequences

  (a)
  Subject to the Legal Reservations, it is not necessary under the laws of its Relevant Jurisdictions:

  (i)
  in order to enable any Finance Party to enforce its rights under any Finance Document; or

  (ii)
  by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

    that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

  (b)
  No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

22.29 Holding and Dormant Companies

  (a)
  Except as may arise under the Transaction Documents and as part of the Restructuring, before the Closing Date the Parent Holdco has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than acting as a Holding Company or as otherwise permitted to this Agreement.

  (b)
  Each of the Companies listed in Part II of Schedule 11 (Material Companies and Dormant Subsidiaries) is a Dormant Subsidiary.

22.30 No immunity

  Other than pursuant to the Concession Agreement or applicable French public law principles and related documents, none of the Obligors nor any of its or their assets is entitled to immunity from suit, execution, attachment or other legal process in relation to any Finance Document where any such immunity would be reasonably expected to result in a Material Adverse Effect.

22.31 Centre of main interests

  For the Purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interests (as the term is used in Article 3(1) of the Regulation) is not located in any jurisdiction other than France or the United Kingdom unless it is incorporated in another jurisdiction in which case its centre of main interests is located in that jurisdiction or in France or the United Kingdom.

22.32 Pensions

  (a)
  Neither it nor any of its Subsidiaries is an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993) and which remains open to new members as at the date of this Agreement or thereafter.

  (b)
  Neither it nor any of its Subsidiaries is connected with or an associate of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer in relation to an occupational pension scheme which remains open to new members as at the date of this Agreement or thereafter.

  (c)
  There is no actuarial deficit in any defined benefit pension scheme maintained by any Obligor save for:

  (i)
  The Channel Tunnel Group Pension Fund in respect of which as at the latest actuarial valuation there was a deficit of assets against past service liabilities on an ongoing funding basis which is subject to an agreement between The Channel Tunnel Group Limited and the Pensions Trustee that the deficit would be made good by 3 payments over a three year period totalling £12,500,000 with the last such (and only outstanding) payment of £4,000,000 being due for payment by 31 December 2007; and

  (ii)
  The Channel Tunnel Group Senior Executives Pension Fund in respect of which as at the latest actuarial valuation there was a deficit of assets against past service liabilities on an ongoing funding basis which is subject to an agreement between CTG and the Pensions Trustee that the deficit would be made good by 2 payments totalling £1,435,000 the last such (and only outstanding) payment of £935,000 being due for payment by 31 December 2007.

  (d)
  The Restructuring does not and will not require a renegotiation of any agreement existing at the date of this Agreement between any member of the Group and the Pensions Trustee nor will it require any additional notifications to be made to the Pensions Trustee save for a notification upon completion of the Restructuring.

22.33 Contracts

  The Usage Contract is the sole material long term revenue contract of the Group.

22.34 Times when representations made

  (a)
  All the representations and warranties in this Clause 22 are made by the relevant Obligor on the date of this Agreement, the date of the Utilisation Request and on the Closing Date except for:

  (i)
  the representations and warranties set out in Clause 22.12 (No misleading information) which are deemed to be made by each Obligor (i) with respect to the Tender Offer Prospectus, only on the date the Tender Offer Prospectus is published, (ii) with respect to the Base Case Business Plan, only on the date of this Agreement and on the Closing Date, (iii) with respect to any subsequently delivered Budget, on the date on which such Budget is delivered in accordance with the terms of this Agreement and (iv) with respect to the Information Memorandum, on the date on which it is distributed by the Mandated Lead Arrangers in connection with syndication and on the Syndication Date subject to written disclosures which the Parent may make to the Facility Agent prior to repeating the representations at any time;

  (ii)
  the representation and warranty set out in Clause 22.26 (Obligors) and the representation and warranty set out in paragraph (b) of Clause 22.25 (Group Structure Chart) in respect of the Funds Flow Statement which are deemed to be made by the Obligors on the Closing Date only; and

  (iii)
  the representations and warranties set out in paragraphs (b) and (c) of Clause 22.23 (Shares), which are deemed to be made by the Obligors on the Closing Date only and thereafter as Repeating Representations (save in respect of the representations and warranties set out in paragraphs (b) and (c) of Clause 22.23 (Shares) made by Eurotunnel Plc which shall be made as Repeating Representations only).

  (b)
  The Repeating Representations are deemed to be made by each Obligor on the last day of each Interest Period (except that those contained in paragraphs (a)-(d) of Clause 22.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement). In respect of the representation in Clause 22.4 (Non-conflict with other obligations), when repeated in accordance with this sub-paragraph (b), the words "in such manner or to such an extent as to have or be reasonably likely to have a Material Adverse Effect" shall be deemed to be added to the end of paragraph (c) of such representation insofar as such representation covers agreements entered into after the date hereof.

  (c)
  All the Repeating Representations are deemed to be made by each Additional Guarantor on the day on which it becomes (or it is proposed that it becomes) an Additional Guarantor.

  (d)
  Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22.35 Representation by Ancillary Companies

  For the purposes of the representations given by any member of the Group in Clauses 22.8 (Insolvency), 22.15 (No breach of laws), 22.17 (Environmental Laws) 22.19 (Security and Financial Indebtedness), and 22.21 (Good title to assets), the definitions of Group shall be deemed to exclude any Ring-fenced Company.

22.36 Safeguard Process

  No breach of the above representations will be deemed to have occurred by virtue of:

  (a)
  the Safeguard Process having been initiated or continuing;

  (b)
  without prejudice to the Certain Funds Representations, the commencement, continuation, determination or threat of any litigation (including any appeal or any injunctive proceedings) prior to the Closing Date, disputing the validity of the Safeguard Process or the Safeguard Plan or any step taken to implement the same;

  (c)
  without prejudice to the Certain Funds Representations, any act or omission of any member of the Group under the Safeguard Process and which is required or contemplated by the Safeguard Law, or any act or omission made for the purpose of implementing the Safeguard Plan; and

  (d)
  any failure by any member of the Group to make a payment when due where such payment has not been made solely because that member of the Group is prevented from making such payment by the Safeguard Law.

23.  INFORMATION UNDERTAKINGS

  The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1 Financial statements

  Commencing on the Closing Date, the Parent shall supply to the Facility Agent and the Loans Administrator:

  (a)
  annual audited consolidated financial statements of the Group in electronic form by the earlier of (i) the day falling 10 Business Days after the date of publication of the audited consolidated financial statements and (ii) 120 days after the end of the Financial Year of the Group (provided that accounts for the year ended 31 December 2006 may be supplied as soon as practicable after they become available);

  (b)
  unaudited consolidated interim financial statements of the Group by no later than 60 days after the end of each Semi-Annual Period of the Group in electronic form;

  (c)
  a semi annual trading statement prepared by management by no later than 45 days after the end of each quarter in electronic form; and

  (d)
  to the extent required by any Lender to enable it to comply with any law or any requirement of any central bank or other fiscal, monetary or other authority, each Borrower's most recent annual audited financial statements.

23.2 Provision and contents of Compliance Certificate

  (a)
  The Parent shall supply a Compliance Certificate, with each set of its financial statements delivered pursuant to paragraphs (a) and (b) of Clause 23.1 (Financial Statements), to the Facility Agent for the Lenders, or, in the case of an SPV Lender, the Loans Administrator for distribution to and review by any investors in the SPV Lender.

  (b)
  The Compliance Certificate shall:

  (i)
  set out (in reasonable detail) computations as to compliance (or otherwise) with Clause 24 (Financial Covenant), such computations to include the calculation of:

  (A)
  Net Cash Flow setting out the relevant figures for each component of Net Cash Flow as described in paragraphs (a) to (g) of the definition of Net Cash Flow;

  (B)
  Debt Service setting out the relevant figures for each component of Debt Service as described in paragraphs (a) and (b) of the definition of Consolidated Net Finance Charges and paragraph (b) of the definition of Debt Service; and

  (C)
  the actual Senior Debt Service Cover Ratio based on the figures set out in (A) and (B) above and the margin by which the Group is (or is not as the case may be) in compliance with the required Senior Debt Service Cover Ratio;

  (ii)
  in the case of the Compliance Certificate delivered with the Annual Financial Statements only, confirm compliance with the Guarantor Threshold Test or if the Group is not in compliance, providing the names of those members of the Group that will be required to accede to this Agreement as Additional Guarantors in order to ensure such compliance.

  (c)
  Each Compliance Certificate shall be signed by one director or the chief financial officer of the Parent or the Corporate Finance Director and shall include a certificate of the Parent's Auditors in the form agreed by the Parent and the Facility Agent, confirming accuracy of the computations used to confirm the compliance (or otherwise) with Clause 24 (Financial Covenant).

23.3 Requirements as to financial statements

  (a)
  The Parent shall procure that each set of Annual Financial Statements and Semi-Annual Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Parent shall procure that each set of Annual Financial Statements shall be audited by the Auditors.

  (b)
  Each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 23.1 (Financial statements):

  (i)
  shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly presenting (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by the Auditor's reports contained within the Annual Financial Statements;

  (ii)
  in the case of any Annual or Semi-Annual Financial Statements, shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group; and

  (iii)
  shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the relevant Obligor, unless, in relation to any set of financial statements, the Parent notifies the Facility Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) in which case there shall be delivered to the Facility Agent a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which that Obligor's most recently delivered audited consolidated financial statements were prepared and an adjustment to those financial statements reflecting such change; and any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the most recently delivered audited consolidated financial statements were prepared.

23.4 Budget

  (a)
  The Parent shall supply to the Lenders, or, in the case of an SPV Lender, the Loans Administrator (but not for distribution to or review by any other person, including the SPV Lender itself, the Borrower Security Trustee, any corporate services provider, any investors in the SPV Lender or any secured creditors of the SPV Lender), as soon as the same become available but in any event before the start of each of its Financial Years beginning 1 January 2008, an annual Budget for that financial year.

  (b)
  The Parent shall ensure that each Budget:

  (i)
  is in a form consistent with the Base Case Business Plan (but for the fact that the Base Case Business Plan is not prepared in accordance with IFRS) and otherwise reasonably acceptable to the Facility Agent and includes a projected consolidated profit and loss and cashflow statement for the Group, projected financial covenant calculations; and

  (ii)
  (A)
  delivered on a date falling within 60 Months of the date of this Agreement, is accompanied by a statement from the chief financial officer or the Corporate Finance Director comparing the information and projections in the relevant Budget with the information and projections for the same period in the Base Case Business Plan;

  (B)
  delivered after the date falling 60 Months after the date of this Agreement, is accompanied by a statement from the chief financial officer or the Corporate Finance Director comparing the information and projections in the relevant Budget with the information and projections in the most recently delivered Budget to the extent the two Budgets relate to the same period of time, and, in each case, in respect of any material deviation between the two, providing an explanation of such deviation and such other information as the Facility Agent may reasonably require in connection with such deviation; and

    (iii)
    includes a commentary on large scale maintenance and capital expenditure; and

    (iv)
    has been approved by the board of directors of the Parent.

  (c)
  If the Parent chooses to formally update the Budget by producing a revised Budget, it shall within not more than 7 days of the revised Budget having been produced, it shall deliver to the Facility Agent sufficient copies thereof for each of the Lenders together with a written explanation of the main changes in that budget.

23.5 Group Information

  The Parent shall, promptly upon request of the Facility Agent deliver or procure that there is delivered to the Facility Agent, an updated Group Structure Chart containing information sufficient to evidence the matters set out in paragraphs (a) and (b) of Clause 22.25 (Group Structure Chart).

23.6 Presentations

  Once in every financial year, or more frequently if requested to do so by the Facility Agent if the Facility Agent reasonably suspects a Default in relation to any non-payment or any breach of any financial covenant is continuing or may have occurred or may occur, at least two senior officers of the Parent (one of whom shall be the chief financial officer or Corporate Finance Director) must give a presentation to the Finance Parties about the ongoing business and financial performance of the Group.

23.7 Year-end

  The Parent shall procure that the Accounting Reference Date of each member of the Group falls on 31 December unless the prior written approval has been obtained from the Facility Agent acting reasonably.

23.8 Information: miscellaneous

  The Parent shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

  (a)
  at the same time as they are dispatched, copies of all documents dispatched by the Parent or any Obligors to its shareholders generally (or any class of them) or to its creditors generally (or any class of them);

  (b)
  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are reasonably likely to be adversely determined and, if so determined, are reasonably likely to have a Material Adverse Effect;

  (c)
  promptly, such information as the Borrower Security Trustee may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

  (d)
  promptly upon receipt thereof, copies of each Risk Assessment Review and details of any changes made thereto during the period to which it applies together with copies of each certificate of insurance cover and cover notes confirming renewal thereof; and

  (e)
  promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of the shareholders' register (or equivalent in its jurisdiction of incorporation) of any Obligor other than the Parent or any other Obligor whose shares are listed) as any Finance Party through the Facility Agent may reasonably request.

23.9 Notification of default

  (a)
  Each Obligor shall notify the Facility Agent of any Default which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

  (b)
  Promptly following a request by the Facility Agent if at any time it has reasonable ground for suspecting that a Default is continuing, the Parent shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

23.10 Know your customer checks

  (a)
  If:

  (i)
  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

  (ii)
  any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

  (iii)
  a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

  obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly following the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary know your customer or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

  (b)
  Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary know your customer or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

  (c)
  The Parent shall, by not less than 10 Business Days' prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 28 (Changes to the Obligors).

  (d)
  Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Facility Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

23.11 Certificates

  Any certificate given by the Parent or any Obligor pursuant to this Agreement or any other Finance Document shall be without personal liability for any director or other authorised signatory who signs such certificate.

24.  FINANCIAL COVENANT

24.1 Financial Covenant

  The Parent shall ensure that the Senior Debt Service Cover Ratio shall not be less than 1.2x until the fifth anniversary of the Closing Date and thereafter shall not be less than l.lx as at each Testing Date commencing with the Testing Date on 31 December 2007, calculated on a look back rolling last twelve months basis.

24.2 Financial testing

  The financial covenant set out in Clause 24.1 (Financial Covenant) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to Clause 23.2 (Provision and contents of Compliance Certificate).

25.  GENERAL UNDERTAKINGS

  The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1 Authorisations

  Each Obligor shall (and the Parent shall ensure that each member of the Group will) promptly:

  (a)
  upon written request, supply certified copies to the Facility Agent of; and

  (b)
  obtain and take all commercially reasonable steps to maintain in full force and effect any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

    (i)
    enable it to perform its obligations under the Finance Documents;

    (ii)
    subject to the Legal Reservations, ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document to which it is party; and

    (iii)
    carry on its business

  where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.2 Compliance with laws

  Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it is subject if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

25.3 Environmental compliance

  Each Obligor shall (and the Parent shall ensure that each member of the Group will):

  (a)
  comply with all material Environmental Laws (including without limitation, rectifying any material breach thereof, to the extent capable of remedy);

  (b)
  obtain, maintain and ensure compliance with all requisite Environmental Permits;

  where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.4 Environmental claims

  Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

  (a)
  any Environmental Claim of which it is aware against any member of the Group which has been commenced or threatened; and

  (b)
  any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

  where the claim is reasonably likely to be adversely determined against that member of the Group and if so determined, has or is reasonably likely to have a Material Adverse Effect.

25.5 Taxation

  (a)
  Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

  (i)
  such payment is being contested in good faith;

  (ii)
  adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 23.1 (Financial statements); and

  (iii)
  failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

  (b)
  No member of the Group may change its residence for Tax purposes.

25.6 Merger

  No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than any such transaction between:

  (a)
  Obligors;

  (b)
  members of the Group that are not Obligors; or

  (c)
  between an Obligor and a member of the Group that is not an Obligor where the Obligor is the surviving entity and such Obligor, as soon as practicable thereafter, grants Transaction Security over all assets acquired from the member of the Group that was not an Obligor as a result of such merger, substantially in the form of the Transaction Security Documents, provided that, in each case, there is no net reduction in the aggregate amount guaranteed by the Guarantors.

25.7 Change of business

  The Parent shall procure that no material change is made to the general nature of the business in which the Parent, the Obligors or the Group taken as a whole (but excluding any Ancillary Company) is engaged at the date of this Agreement or any business related thereto

25.8 Acquisitions

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

  (i)
  acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

  (ii)
  incorporate a company.

  (b)
  Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

  (i)
  a Permitted Acquisition; or

  (ii)
  a Permitted Transaction.

25.9 Joint ventures

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will):

  (i)
  enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

    (ii)
    transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

  (b)
  Paragraph (a) above does not apply to the entry into, investment in or any acquisition of (or agreement to acquire) any shares, stocks, securities or other interest in a Joint Venture or transfer of assets to a Joint Venture or loan made to or guarantee, indemnity or security given in respect of the obligations of a Joint Venture, or the maintenance of solvency of, or provision of working capital to, any Joint Venture (or agreement to do any of the foregoing) if such transaction is a Permitted Guarantee, Permitted Acquisition, a Permitted Disposal or a Permitted Loan.

25.10 Holding Companies

  (a)
  Notwithstanding any permitted exception to any covenant contained in this Section 23 (General Undertakings), the Parent shall not trade, carry on any business, own any assets or incur any liabilities except for:

  (i)
  the provision of administrative services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

  (ii)
  ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

  (iii)
  any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company;

  (iv)
  anything necessary, required or contemplated by the Transaction Documents or incidental to its role as holding company of the Group; and

  (v)
  any activity contemplated by the Safeguard Plan or required for the implementation of the Restructuring.

  (b)
  Notwithstanding any permitted exception to any covenant contained in this Section 23 (General Undertakings), Eurotunnel Group UK PLC shall not trade, carry on any business, own any assets or incur any liabilities except:

  (i)
  in connection with its role as Note Issuer;

  (ii)
  in connection with its role as lender of the Tier 3 Debt and the Existing Bond Indebtedness;

  (iii)
  in connection with the raising of indebtedness pursuant to paragraph (1) of the definition of "Permitted Financial Indebtedness";

  (iv)
  for any liabilities under the Transaction Documents to which it is a party or anything necessary, required or contemplated by the Transaction Documents; and

  (v)
  for any activity contemplated by the Safeguard Plan or required for the implementation of the Restructuring.

25.11 Preservation of assets

  (a)
  Each Obligor shall (and the Parent shall ensure that each member of the Group will), not abandon the Group business but shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of the business of the Group as a whole as conducted on the Signing Date in accordance with the provisions of the Concession Agreement including, without limitation, the maintenance of leasehold interests necessary to operate the Tunnel System, except those assets which the failure to maintain or preserve would not be reasonably likely to have a Material Adverse Effect.

  (b)
  No Obligor shall (and the Parent shall ensure that no member of the Group shall) enter into or maintain any hire purchase agreement, lease, licence or other agreement or arrangement of any sort which grants the Obligor rights in respect of any assets necessary for the operation of the Tunnel System if any such agreement or arrangement:

  (i)
  contains any provision permitting or resulting in its termination upon the Concessionaires ceasing to be the Concessionaires under the Concession Agreement in circumstances where the UK and/or French Government has not terminated the concession pursuant to the terms of the Concession Agreement; or

    (ii)
    does not contain a provision permitting its transfer, upon request, to any persons who may succeed the Concessionaires as Concessionaires under the Concession Agreement as a result of Substitution or otherwise.

25.12 Tunnel System

  Each Obligor (and the Parent shall ensure that each member of the Group will) shall procure:

  (a)
  that the Tunnel System is diligently operated and maintained for the transportation of passengers, vehicles and freight and activities ancillary thereto in a safe, efficient and business like manner and in accordance with (i) the requirements and regulations, pursuant to the Concession Agreement, of the governments, the Intergovernmental Commission and the Safety Authority, (ii) all material applicable laws and (iii) subject as aforesaid, good railway practice where failure to do so has or is reasonably likely to have a Material Adverse Effect;

  (b)
  in all respects material to the interests of the Lenders, that the Tunnel System is kept in, or restored to, good and efficient operating condition and that defects, imperfections and other faults are promptly remedied and made good and that repairs, renewals, replacements, additions and improvements thereto required to such end are promptly made where failure to do so has or is reasonably likely to have a Material Adverse Effect;

  (c)
  upon reasonable suspicion of a Default, (so far as within its power so to do), on reasonable prior notice by the Lenders and at their own risk any one or more representatives of the Lenders or any other professional adviser to the Lenders be afforded access to, and be permitted to inspect or observe, the Tunnel System, and all construction sites and, to the extent reasonably required by them in connection with the Finance Documents or the exercise or performance of rights and duties thereunder, any premises of any member of the Eurotunnel Group; such representatives shall comply with all reasonable and lawful instructions which may be given to them with regard to safety or security;

  (d)
  to the extent reasonably required by them in connection with the Finance Documents or the exercise or performance of rights and duties thereunder, that at reasonable times (on reasonable prior notice) any professional adviser to the Lenders may have access to and, to the extent so required, be provided with copies of books, records, accounts, documents, computer programmes and other data or information in the possession of or available to any member of the Eurotunnel Group; and

  (e)
  that tolls and other charges for the use of the Tunnel System are fixed on a fully commercial basis and with a view (without prejudice to the obligations of members of the Eurotunnel Group under the Concession Agreement, the Finance Documents or applicable law) to optimising profitability from the exploitation of the Tunnel System.

25.13 Pari passu ranking

  Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by any bankruptcy, insolvency, liquidation or other similar laws, or other laws of general application to companies.

25.14 Negative pledge

  In this Clause 25.14, "Quasi-Security" means a transaction described in paragraph (b) below.

  Except as permitted under paragraph (c) below:

  (a)
  No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

  (b)
  No Obligor shall (and the Parent shall ensure that no other member of the Group will):

  (i)
  sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

  (ii)
  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

  (iii)
  enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

  (iv)
  enter into any other preferential arrangement having a similar effect,

  (c)
  Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

  (i)
  Permitted Security; or

  (ii)
  a Permitted Transaction.

25.15 Disposals

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) voluntarily enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of any asset.

  (b)
  Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

  (i)
  a Permitted Disposal; or

  (ii)
  a Permitted Transaction.

25.16 Arm's length basis

  (a)
  Except as permitted by paragraph (b) below, no Obligor shall enter into any transaction with any person (including any member of the Group that is not an Obligor) except on arm's length terms.

  (b)
  The following transactions shall not be a breach of this Clause 25.16:

  (i)
  intra-Group loans permitted under Clause 25.17 (Loans or credit) and transactions between Obligors not otherwise prohibited by this Agreement and transactions between Obligors and non-Obligors not otherwise prohibited under this Agreement;

  (ii)
  fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Facility Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Facility Agent; and

  (iii)
  any Permitted Transactions.

25.17 Loans or credit

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

  (b)
  Paragraph (a) above does not apply to:

  (i)
  a Permitted Loan; or

  (ii)
  a Permitted Transaction.

25.18 No guarantees or indemnities

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee or contingent liability (other than a contingent Tax liability) in respect of any obligation of any person.

  (b)
  Paragraph (a) does not apply to:

  (i)
  a Permitted Guarantee; or

  (ii)
  a Permitted Transaction.

25.19 Financial Indebtedness

  (a)
  Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

  (b)
  Paragraph (a) above does not apply to Financial Indebtedness which is:

  (i)
  Permitted Financial Indebtedness; or

  (ii)
  a Permitted Transaction.

25.20 Share capital

  No Obligor shall (and the Parent shall ensure no member of the Group will) issue any shares except pursuant to:

  (a)
  a Permitted Share Issue; or

  (b)
  a Permitted Transaction.

25.21 Permitted Payments

  (a)
  Except as permitted by paragraph (b) below, the Parent shall ensure that no member of the Eurotunnel Group and no Obligor will:

  (i)
  declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

  (ii)
  repay or distribute any share premium reserve;

  (iii)
  redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so;

  (iv)
  pay, repay or prepay any interest or principal amount outstanding under any Financial Indebtedness which is subordinated to these Facilities and/or the Guarantees (other than any payment of interest already accrued as at the date of this Agreement by CTG to Eurotunnel Finance Limited); or

  (v)
  make any other payment of any kind to any person that is not an Obligor within the Eurotunnel Group otherwise than as between Obligors outside of the Eurotunnel Group; or

  (vi)
  capitalise, waive or otherwise compromise without payment any principal amount outstanding to any Obligor under any Financial Indebtedness which is subordinated to these Facilities and/or the Guarantees (other than any capitalisation of Tier 3 Debt as part of the implementation of the Safeguard Plan).

  (b)
  Paragraph (a) does not apply to any payment (or, in respect of paragraph (a)(vi), any capitalisation, waiver or other compromise without payment) by a member of the Group provided that:

  (i)
  in respect of a matter within paragraphs (a)(i) to (v) inclusive above, no Default is outstanding at the time at which such payment is proposed to be made or would result from the making of such payment;

  (ii)
  in respect of a matter within paragraphs (a)(i) to (v) inclusive above, such payment is made out of or funded from the Permitted Payments Account and is otherwise in accordance with the Intercreditor Agreement; and

  (iii)
  in respect of a matter within paragraphs (a)(i) to (v) inclusive above, as at the Testing Date immediately preceding the date on which the payment is proposed to be made, the Synthetic Debt Service Cover Ratio on a look back rolling last twelve month basis was equal to or in excess of 1.25:1; and

  (iv)
  in respect of any repayment, prepayment, capitalisation, waiver or compromise without payment of any principal amount outstanding to any Obligor under any Financial Indebtedness which is subordinated to these Facilities and/or the Guarantees (other than any capitalisation of Tier 3 Debt as part of the implementation of the Safeguard Plan) such repayment, prepayment, capitalisation, waiver or compromise would not give rise to a Tax liability (ignoring for this purpose any Tax losses or other reliefs which may be available to reduce or avoid such liability to Tax).

  (c)
  If, on the Interest Payment Date immediately following the Testing Date referred to in paragraph (b)(iii) above, there is a residual amount of Available Funds (as defined in the Intercreditor Agreement), after ensuring that all sums due and payable by the members of the Eurotunnel Group and referred to in the Borrower Pre-enforcement Priority of Payments (as defined in the Intercreditor Agreement) have been paid or reserved for (other than the final item in such Borrower Pre-enforcement Priority of Payments relating to credits to the Permitted Payments Account), provided that the conditions referred to in paragraphs (b)(i) and (b)(iii) above are satisfied, the Obligors shall be entitled to:

  (i)
  credit such residual amount to the Permitted Payments Account (or, to the extent such amounts are already standing to the credit of the

    Permitted Payments Account, retain such amounts in the Permitted Payments Account) and make withdrawals therefrom (provided that any withdrawal therefrom for the purpose of depositing funds in the Note Interest Account shall be in an amount not exceeding the amount of interest due and payable on the Notes on the next interest payments date for the Notes); and/or

    (ii)
    credit such amount to the Capex Reserve Account.

  (d)
  If, on the Interest Payment Date immediately following the Testing Date referred to in paragraph (b)(iii) above, there is a residual amount of Available Funds (as defined in the Intercreditor Agreement), after ensuring that all sums due and payable by the members of the Eurotunnel Group and referred to in the Borrower Pre-enforcement Priority of Payments (as defined in the Intercreditor Agreement) have been paid or reserved for (other than the final item in such Borrower Pre-enforcement Priority of Payments relating to credits to the Permitted Payments Account) but the condition referred to in paragraph (b)(iii) above is not satisfied the Obligors shall credit such amount to the Capex Reserve Account.

25.22 Cash Management and Account Banks

  (a)
  Each Obligor shall (and the Parent shall ensure that each member of the Eurotunnel Group shall) ensure that all cash of each Obligor is deposited in bank accounts which are subject to valid Security under the Transaction Security Documents.

  (b)
  Each Obligor shall (and the Parent shall ensure that each member of the Eurotunnel Group shall) ensure that all bank accounts held by any member of the Group are at all times held with an Eligible Bank (as such term is defined in the Agreed Form Intercreditor Agreement) and if a bank with whom an account is held ceases at any time to be an Eligible Bank, the Parent shall ensure that, within 30 days, the relevant account is closed, any credit balance is transferred to a new account with an Eligible Bank and, in respect of an account held by an Obligor, Transaction Security is granted over such new account.

25.23 Insurance

  (a)
  Each Obligor (and the Parent shall ensure that each member of the Group will) shall (i) procure that there are taken out and maintained the insurances required under Schedule 13 (Insurance) (as updated from time to time to reflect prudent industry practice for companies carrying on the same or substantially similar business, (ii) perform the other obligations with regard to insurance as set out in Schedule 13 (Insurance), (iii) to the extent not covered by the Transaction Security Documents, create and perfect security over those insurances under any applicable law, in favour of the Lenders for the payment or repayment of all Indebtedness and the performance of all obligations under the Finance Documents, in form and substance satisfactory to the Lenders acting reasonably, (iv) use all reasonable endeavours to procure that any necessary consents for the creation or perfection of that security are obtained in form and substance reasonably satisfactory to the Lenders, and (v) procure that the interest of the Lenders in respect thereof and as loss payee are noted on all policy documents, such noting to be, so far as reasonably practicable, in form and substance satisfactory to the Lenders.

  (b)
  All insurances must be with reputable independent insurance companies or underwriters.

  (c)
  The Parent shall ensure that:

  (i)
  Gamond (the Group's captive insurance company), shall not trade, carry on any business, own any assets or incur any liabilities save in respect of the issuance of insurance for members of the Group; and

  (ii)
  the only creditors of Gamond are the insured parties under the policies described in paragraph (i) above or are other creditors in respect of which the aggregate indebtedness owed by Gamond is equal to or less than EUR 200,000.

25.24 Access

  If a Default is continuing or the Facility Agent reasonably suspects a Default is continuing or may occur each Obligor shall, and the Parent shall ensure that each member of the Group will, permit the Facility Agent and/or the Borrower Security Trustee and/or accountants or other professional advisers and contractors of the Facility Agent or Borrower Security Trustee free access during normal business hours and on reasonable notice to the relevant member of the Group and the Parent at the risk and cost of the Obligor or Parent (where to do so would not materially interfere with the normal business operations of the relevant member of the Group) to the premises, assets, books and records of each member of the Group subject to restrictions or receiving confidential information that is the subject of any confidentiality undertaking or agreement entered into by any member of the Group.

25.25 Intellectual Property

  (a)
  Each Obligor shall and the Parent shall procure that each Group member will:

  (i)
  do all acts as are reasonably practicable to preserve and maintain the subsistence and validity of Intellectual Property necessary for the business of the relevant Group member;

  (ii)
  make registrations and pay all registration fees and taxes reasonably necessary to maintain Intellectual Property in full force and effect and record its interest in that Intellectual Property;

  (iii)
  not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

  (iv)
  not discontinue the use of any Intellectual Property,

  where any failure to do so, or any such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

25.26 Amendments

  No Obligor shall (and the Parent shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (other than the Tender Offer Documents), the constitutional documents or any other document delivered to the Facility Agent pursuant to Clauses 4.1 (Initial conditions precedent) (other than the Tender Offer Documents) or Clause 28 (Changes to the Obligors) except in writing:

  (a)
  in accordance with the provisions of Clause 38 (Amendments and Waivers) or the provisions of the Intercreditor Agreement;

  (b)
  prior to or on the Closing Date, with the prior written consent of the Original Lenders; or

  (c)
  after the Closing Date, if the amendment, variation, novation, supplement, waiver or termination is (1) of a minor or technical nature, or (2) could not reasonably be expected to materially and adversely affect the interests of the Lenders.

  The Parent shall promptly supply to the Facility Agent a copy of any document relating to any of the matters referred to in paragraphs (a) to (c) above.

25.27 Treasury Transactions

  (a)
  No Obligor shall (and the Parent will procure that no members of the Group will) enter into any Treasury Transaction, other than:

  (i)
  the hedging transactions contemplated by paragraph (b) below;

  (ii)
  spot and forward delivery and utility contracts entered into in the ordinary course of business and not for speculative purposes; and

  (iii)
  any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

  (b)
  The Parent shall (or shall procure that each Borrower shall):

  (i)
  enter into Hedging Agreements with the Hedge Counterparties in respect of 100 per cent. of the Tranche C1 Facility and Tranche C2 Facility from the Closing Date to the Tranche C Final Maturity Date (and, following a refinancing of the Tranche C1 Facility and Tranche C2 Facility pursuant to paragraph (c) of the definition of Permitted Financial Indebtedness, enter into further Hedging Agreements with a Hedge Counterparty in respect of such refinancing indebtedness or maintain or novate the existing Hedging Agreements in respect of the interest rate liabilities under the Tranche C1 Facility and Tranche C2 Facility upon such refinancing, in each case in respect of 100 per cent. of such refinancing indebtedness provided that if the Parent elects to maintain the existing Hedging Agreements following a refinancing of the Tranche C1 Facility and Tranche C2 Facility or the Tranche C1 Facility and the Tranche C2 Facility have not been refinanced on or prior to the Step-Up Date and the existing Hedging Agreements accordingly remain in place in accordance with this paragraph (b), it shall pay an additional 0.05 per cent. on the credit spread under and in accordance with the terms of such Hedging Agreements);

    (ii)
    enter into and maintain hedging arrangements in respect of 100 per cent. of any other Permitted Financial Indebtedness which is subject to a floating rate of interest (other than any revolving or other similar working capital facilities incurred pursuant to paragraph (g)(i) of the definition of "Permitted Financial Indebtedness");

  ***

    (iv)
    ensure that the hedging arrangements required pursuant to paragraph (b)(i), (ii) *** are undertaken with a Mandated Lead Arranger or an Affiliate of a Mandated Lead Arranger or a third party nominee of a Mandated Lead Arranger (provided that, unless the rating of such nominee is A-1 or higher by Standard & Poor's Rating Services or F1 by Fitch Rating Ltd or P-1 by Moody's Investor Services Limited, such third party nominee has been approved by the Parent (such approval not to be unreasonably withheld or delayed)); and

***
Text redacted.

  (v)
  as soon as reasonably practicable following request by the Facility Agent provide the Facility Agent with certified true copies of each such Hedging Agreement entered into.

(c)
The Parent shall ensure that all hedging arrangements contemplated by paragraph (b) above are not terminated, varied or cancelled without the consent of the Facility Agent (acting on the instructions of the Majority Lenders acting reasonably), save as permitted by the Intercreditor Agreement.

25.28 Further assurance

  (a)
  Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Borrower Security Trustee may reasonably specify in a written notice (and in such form as the Borrower Security Trustee may reasonably require in favour of the Borrower Security Trustee or its nominee(s)):

  (i)
  in order to ensure that each of the assets which are material to the operation of the business of the Group from time to time are subject to the Security created under the Transaction Security Documents (such assets to include, for the avoidance of doubt, any assets of Eurotunnel SE located in Belgium, France and England (and, subject to the Agreed Security Principles, in any other jurisdiction if Eurotunnel SE becomes a Material Company) from time to time following the date of this Agreement);

  (ii)
  in order to ensure compliance with the Guarantor Threshold Test;

  (iii)
  to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Borrower Security Trustee or the Finance Parties provided by or pursuant to the Finance Documents or by law;

  (iv)
  to confer on the Borrower Security Trustee or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and

  (v)
  to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

  (b)
  Each Obligor shall (and the Parent shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, protection or maintenance of any Security conferred on the Borrower Security Trustee or the Finance Parties by or pursuant to the Finance Documents.

25.29 Conditions subsequent

  The Parent shall comply with and shall procure that each relevant member of the Group shall comply with the conditions subsequent identified in Part I of Schedule 2 (Conditions subsequent).

25.30 Ring-fenced Companies

  Each Obligor shall procure that:

  (a)
  no Ring-fenced Company shall have or dispose of any assets or incur any obligation or liability (whether actual or contingent) or commence or carry on any trade or other activity whatsoever other than on arm's length terms (save in accordance with a Group Relief Agreement) and no Loss Utilisation Vehicle shall have or dispose of any assets or incur any obligation or liability (whether actual or contingent) or commence or carry on any trade or other activity whatsoever other than in accordance with a Loss Utilisation Project;

  (b)
  all dealings between Obligors on the one hand and Ring-fenced Companies on the other hand are on arm's-length terms or in accordance with a Group Relief Agreement;

  (c)
  no Ring-fenced Company other than a Loss Utilisation Vehicle incurs or permits to be outstanding any indebtedness for or on account of borrowed money other than as Permitted Financial Indebtedness and, in the case of a Loss Utilisation Vehicle, no Loss Utilisation Vehicle incurs or permits to be outstanding any indebtedness for or on account of borrowed money other than in accordance with the relevant Loss Utilisation Project;

  (d)
  save as otherwise permitted by the provisions of this Agreement, no Obligor provides any financial assistance or support (whether directly or indirectly) of any kind to any Ring-fenced Company (other than in accordance with a Group Relief Agreement) and that no Obligor is or could reasonably be expected to become responsible for any outgoings or liabilities attributable to any Ring- fenced Company (other than, in relation to a Loss Utilisation Vehicle, a liability arising under a covenant or indemnity relating to potential secondary tax liabilities under section 767A and/or section 767AA of the Taxes Act which exists on the date hereof in favour of a vendor of that Loss Utilisation Vehicle (or Affiliates of such vendor) or a liability under section 767A and/or section 767AA of the Taxes Act arising in connection with a Loss Utilisation Project) or any action or omission of any such person and (without limitation to the generality of the foregoing) procure that:

  (i)
  the registered and principal office (siège statutaire and siège réel within the meaning of Article 3, second paragraph of law no. 66-537 of 24 July 1966) of any Ring-fenced Company incorporated in France is not a registered or principal office of any Obligor;

  (ii)
  those persons empowered and/or authorised to bind any Ring-fenced Company incorporated in France are not persons empowered or authorised to bind any Obligor and not more than half by number of the directors of any Ring-fenced Company incorporated in France are directors of any Obligor;

  (iii)
  no Ring-fenced Company nor any director, officer, employee or representative thereof shall at any time represent or otherwise claim (whether in writing or otherwise) (A) that any Ring-fenced Company is an Obligor or (B) that any Ring-fenced Company is an agent for any Obligor or (C) that the liabilities of any Ring-fenced Company are or may be guaranteed by any Obligor and;

  (iv)
  no Obligor at any time directs or instructs any Ring-fenced Company incorporated in France as to any activity carried on or to be carried on by any Ring-fenced Company; provided that this paragraph shall not prevent an Obligor from exercising any of its rights as a shareholder in any Ring-fenced Company or from requiring any Ring-fenced Company which is a subsidiary of Eurotunnel PLC or Eurotunnel S.A. to comply with any financial, investment, accounting, administrative or other similar policies or controls of a kind commonly applying between parent companies and their subsidiaries and

  (e)
  promptly after any person becomes a Ring-fenced Company there is delivered to the Facility Agent a deed executed by that person in favour of the Lenders on such terms as the Facility Agent may reasonably require whereby that person undertakes to comply with paragraphs (a) to (d) above and to indemnify the Lenders against any claims, costs (including legal fees), damages, expenses, liabilities, losses and proceedings reasonably sustained or incurred (other than loss of profit or consequential loss) by the Facility Agent and the Lenders, in consequence of any failure so to comply.

25.31 Intercreditor Agreement

  (a)
  No Obligor shall (and the Parent shall ensure that no member of the Group shall) permit or procure the accession to the Intercreditor Agreement of any third party which is a creditor in respect of Permitted Financial Indebtedness save in respect of a creditor of Permitted Financial Indebtedness incurred under paragraphs (c), (g) or (h) of the definition of Permitted Financial Indebtedness (where such creditor is required to accede to the Intercreditor Agreement).

  (b)
  Each Obligor shall ensure that, in respect of any Permitted Loan made pursuant to paragraphs (b), (c), (d) and, to the extent it relate to intra-Group loans, (g) of the definition of Permitted Loan:

  (i)
  the creditor of such Permitted Loan shall (if it is an Obligor) grant security over its rights in respect of such Financial Indebtedness in favour of the Lenders on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders); and

  (ii)
  the creditor and the debtor of such Permitted Loan shall be party to the Intercreditor Agreement as intercompany creditor and intercompany debtor respectively save in respect of a creditor which is not an Obligor where the indebtedness owed to such creditor:

  (A)
  does not exceed EUR 5,000,000; and

  (B)
  when aggregated with the indebtedness owed to any other creditor which is not an Obligor and which is not party to the Intercreditor Agreement as intercompany creditor does not exceed EUR 10,000,000 at any time.

25.32 Capex Reserve Account

  Each Obligor shall ensure that:

  (a)
  deposits are paid into the Capex Reserve Account at intervals and in amounts which ensure that the Obligors are able to comply at all times with their obligations under Clause 25.12 (Tunnel System);

  (b)
  subject to paragraph (c) below, withdrawals from the Capex Reserve Account are applied only for the purpose of capital expenditure in the ordinary course of business of the Obligors; and

  (c)
  withdrawals from the Capex Reserve Account for purposes other than non- growth capital expenditure do not exceed an amount equal to the amount (if any) deposited into the Capex Reserve Account following a breach of the Synthetic Debt Service Cover Ratio on the immediately preceding Testing Date in accordance with paragraph (d) of Clause 25.21 (Permitted Payments) less any amounts withdrawn from the Capex Reserve Account since such Testing Date in accordance with paragraph (b) above.

25.33 Real Property

  (a)
  Subject to paragraph (b) below, each Obligor shall (and the Parent shall ensure that each member of the Group shall) ensure that, subject to any Permitted Security, all Real Property necessary for the Group to carry on its business (as a whole) as presently conducted including, without limitation, the right to use and operate the Tunnel System is held by members of the Group with good title or under valid leases or licences for a period terminating no earlier than the date (the "Concession Termination Date") on which the concession granted under the Concession Agreement (as the same may be extended from time to time) terminates.

  (b)
  To the extent any lease or licence terminates prior to the Concession Termination Date, each Obligor shall as soon as reasonably practicable but in any event by no later than the date on which the relevant lease or licence terminates, exercise any rights it may have and otherwise use its best endeavours to ensure that the term of any such lease or licence is extended to a date no earlier than the Concession Termination Date.

25.34 Undertakings relating to Ring-fenced Companies

  For the purposes of the undertakings given by any member of the Group in Clauses 25.4 (Environmental Claims) to 25.6 (Merger), 25.8 (Acquisitions) to 25.11 (Preservation of assets), 25.14 (Negative pledge), 25.15 (Disposals), 25.17 (Loans or Credit) to 25.19 (Financial indebtedness) to 25.21 (Permitted Payments), 25.25 (Intellectual Property) and 25.28 (Further assurance), the definitions of Group shall be deemed to exclude any Ring-fenced Company.

25.35 Safeguard Process

  No breach of the above undertakings will be deemed to have occurred by virtue of:

  (a)
  the Safeguard Process having been initiated or continuing;

  (b)
  the commencement, continuation, determination or threat of any litigation (including any appeal or any injunctive proceedings) prior to the Closing Date, disputing the validity of the Safeguard Process or the Safeguard Plan or any step taken to implement the same;

  (c)
  any act or omission of any member of the Group under the Safeguard Process and which is required or contemplated by the Safeguard Law, or any act or omission made for the purpose of implementing the Safeguard Plan; and

  (d)
  any failure by any member of the Group to make a payment when due where such payment has not been made solely because that member of the Group is prevented from making such payment by the Safeguard Law.

26.
EVENTS OF DEFAULT

  Each of the events or circumstances set out in this Clause 26 is an Event of Default.

26.1
Non-payment

  An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

  (a)
  its failure to pay is caused by:

  (i)
  administrative or technical error; or

  (ii)
  a Disruption Event; and

  (b)
  payment is made within 3 Business Days of its due date.

26.2
Other obligations

(a)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment) or Clause 26.18 (Taxation)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 21 Business Days of the Facility Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply, provided that this paragraph (b) shall not apply to if the relevant failure to comply relates to a breach of the terms of Clauses 25.6 (Merger), 25.8 (Acquisitions), 25.9 (Joint Ventures), 25.14 (Negative Pledge), 25.15 (Disposals) 25.17 (Loans or Credit), 25.21 (Permitted Payments) or 25.19 (Financial Indebtedness).

(c)
No Event of Default under paragraph (a) above will occur in respect of a failure to comply with paragraph (a) of Clause 25.21 (Permitted Payments) which occurs by reason of a failure to satisfy paragraph (b)(iv) of Clause 25.21 (Permitted Payments) unless such failure to comply has a Material Adverse Effect or, in a case where such failure to comply reduces the quantum of Tax losses, capital allowances or other reliefs from Tax available to the Group, such reduction is a material reduction.

26.3
Misrepresentation

(a)
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents (other than those referred to in Clause 26.18 (Taxation)) or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 21 Business Days of the Facility Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply.

26.4
Cross default

(a)
Any Financial Indebtedness of any member of the Eurotunnel Group is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness of any member of the Eurotunnel Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)
Any commitment for any Financial Indebtedness of any member of the Eurotunnel Group is cancelled or suspended by a creditor of any member of the Eurotunnel Group as a result of an event of default (however described).

(d)
No Event of Default will occur under this Clause 26.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than EUR 25,000,000.

26.5
Insolvency

(a)
Any Obligor becomes insolvent, is in a state of cessation de paiements, is unable or admits inability to pay its debts as they fall due or is deemed or declared to be unable to pay its debts under applicable law, stops, suspends or formally threatens (in writing) to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral (which expressions do not, for the avoidance of doubt, include refinancing) of its indebtedness (or of any part thereof which it would otherwise be unable to pay when due) or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of its indebtedness or

(b)
Without prejudice to the generality of paragraph (a):

(i)
in the case of any Obligor, any meeting is convened, any corporate action, legal proceedings or other step or procedure is taken, any application is made or any notice is given, in any such case, by it, any of its directors or officers, any of its shareholders or any of its creditors in relation to:

(A)
the winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of such Obligor;

(B)
a composition, compromise, assignment or arrangement with any creditor of such Obligor;

(C)
the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, conciliateur, administrateur judiciaire, liquidateur judiciaire, administrateur sequestre, mandataire ad hoc or other similar officer in respect of such Obligor or any of its assets; or

(D)
enforcement of any security over any assets of such Obligor,

      or any analogous procedure or step is taken in any jurisdiction;

    (ii)
    any Obligor commences proceedings in accordance with articles L.611-1 et seq. of the French Code de Commerce or with Articles L.234-1, L.234-2 or L.612-5 of the French Code de Commerce;

    (iii)
    any Obligor is subject to a procédure de sauvegarde in accordance with articles L.620-1 et seq. of the French Code de Commerce;

    (iv)
    a judgment for redressement judicaire is entered in relation to any Obligor under the provisions of Titre III of Livre VI of the French Code de Commerce and its administrateur judiciaire has left a duly notified request as to resumption of the performance of its obligations under the Finance Documents unanswered for more than a month (or such period as a juge commissaire may decide; and/ or

    (v)
    a judgment for cession totale de l'entreprise or liquidation judiciaire is entered in relation to any Obligor under the provisions of Titre IV of Livre VI of the French Code de Commerce and is not withdrawn, dismissed or discharged within 21 days.

  (c)
  Paragraph (b) shall not apply to:

  (i)
  any winding-up petition which is frivolous or vexatious and is being contested in good faith by the relevant Obligor and such petition is struck out within 21 days of commencement; or

  (ii)
  any step or procedure permitted pursuant to Clause 25.6 (Merger).

26.6
Creditors' process

  Any of the enforcement proceedings provided for in French law no. 91650 of 9 July 1991, or any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor and is not discharged within 28 days where the same could reasonably be expected to have a Material Adverse Effect.

26.7
Unlawfulness and invalidity

(a)
It is or becomes unlawful for an Obligor or any other member of the Group that is a party to the Finance Documents to perform any of its obligations under the Finance Documents and the non-performance of such obligations would materially and adversely affect the interests of the Lenders thereunder or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful and the same materially and adversely affects the interests of the Lenders under the Finance Documents.

  (b)
  Any material obligation or obligations of any Obligor under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

  (c)
  Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective (except in each case by reason of Legal Reservations) and such cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

26.8
Intercreditor Agreement

(a)
Any party to the Intercreditor Agreement (other than a Finance Party) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement and, if the non-compliance is capable of remedy, it is not remedied within 10 Business Days of the earlier of the Facility Agent giving notice to that party or that party becoming aware of the non-compliance.

(b)
A representation or warranty given by any such party in the Intercreditor Agreement is incorrect in any material respect and, if the circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 21 Business Days of the earlier of the Facility Agent giving notice to that party or that party becoming aware of the misrepresentation.

26.9
Cessation of business

(a)
Any Obligor suspends or ceases to carry on all or a material part of its business, including, without limitation, abandonment of the Tunnel.

(b)
The Tunnel System is lost, destroyed or damaged beyond repair.

26.10
Change of Ownership

  After the Closing Date, an Obligor (other than the Parent) ceases to be the wholly owned Subsidiary of the Parent except as the result of a disposal which is a Permitted Disposal or a Permitted Transaction.

26.11
Audit qualification

  The Auditors of the Group qualify (other than by way of observation) the audited annual consolidated financial statements of the Parent and such qualification is in respect of matters which have a Material Adverse Effect.

26.12
Expropriation

  The authority or ability of any Obligor to conduct its business is limited in any material respect or is wholly or substantially curtailed by the seizure, expropriation or nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority to any Obligor (or material assets thereof), which in each case has a Material Adverse Effect.

26.13
Other action of state agency

  Any other act or omission shall occur on the part of the United Kingdom or France or any agency thereof which in the reasonable opinion of the Majority Lenders, makes it likely that any Obligor is or will be unable duly to perform its obligations under the Finance Documents and such failure could reasonable be expected to result in a Material Adverse Effect.

26.14
Industrial Action, etc.

  Any strike, industrial action or act of terrorism or sabotage is effected with respect to the Tunnel System or any persons connected therewith which the Majority Lenders reasonably consider (taking into account any representations made by the Eurotunnel Group or any report of any of the advisers to the Eurotunnel Group) is likely to have a Material Adverse Effect.

26.15
Concession

  The French Government and/or the United Kingdom Government gives notice of termination of the concession under clause 32.1.1(a) of the Concession Agreement or otherwise terminates the concession.

26.16
Repudiation and rescission of agreements, amendments to contracts

(a)
An Obligor rescinds purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

  (b)
  Any member of the Group that is a party to the Usage Contract, the Concession Agreement or a Transaction Document rescinds or repudiates the same whether in whole or in part, where to do so has or is likely to have a Material Adverse Effect.

26.17
Litigation

  Any litigation, arbitration, administrative, governmental, regulatory or other investigation, proceeding or dispute is commenced against any Group member (other than an Ancillary Company) or its assets in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group other than an Ancillary Company or its assets which is reasonably likely to be adversely determined and if so determined would have a Material Adverse Effect.

26.18
Taxation

  An Obligor does not comply with any provision of Schedule 16 (Tax Representations, Warranties and Covenants) or any representation or statement made or deemed to be made by an Obligor in Schedule 16 (Tax Representations, Warranties and Covenants) is or proves to have been incorrect or misleading when made or deemed to be made (in either case, a "tax breach") unless the tax breach is capable of remedy and is remedied within 21 Business Days of the Facility Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply and, in the case of a tax breach not relating to paragraphs 1.1.3, 1.1.5, 2, 3.1 or 4.1.1 of that Schedule:

  (a)
  such tax breach gives rise to, or could reasonably be expected to give rise to, a Material Adverse Effect; or

  (b)
  in a case where the tax breach reduces the quantum of Tax losses, capital allowances or other reliefs from Tax available to the Group or the ability for any of the same to be used in the future, such reduction is a material reduction or such inability to use is a material inability.

26.19
Acceleration

  On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Parent:

  (a)
  cancel the Total Commitments at which time they shall immediately be cancelled;

  (b)
  declare that all parts of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they will become immediately due and payable, in the case of the Tranche A1 Loan, Tranche A2 Loan, Tranche B1 Loan and Tranche B2 Loan, in an amount equal to the relevant Early Redemption Amount and in the case of the Tranche C1 Loan and Tranche C2 Loan at par plus Break Costs.

  (c)
  declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

  (d)
  exercise or direct the Borrower Security Trustee to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

26.20
Safeguard Process

  No Event of Default will be deemed to have occurred by virtue of:

  (a)
  the Safeguard Process having been initiated or continuing;

  (b)
  the commencement, continuation, determination or threat of any litigation (including any appeal or any injunctive proceedings) prior to the Closing Date, disputing the validity of the Safeguard Process or the Safeguard Plan or any step taken to implement the same;

  (c)
  any act or omission of any member of the Group under the Safeguard Process and which is required or contemplated by the Safeguard Law, or any act or omission made for the purpose of implementing the Safeguard Plan; and

  (d)
  any failure by any member of the Group to make a payment when due where such payment has not been made solely because that member of the Group is prevented from making such payment by the Safeguard Law.

27.
CHANGES TO THE LENDERS

27.1
Assignments and transfers by the Lenders

  Subject to this Clause 27, a Lender (the "Existing Lender") may:

  (a)
  assign any of its rights; or

  (b)
  transfer by novation any of its rights and obligations,

  under any Finance Document (to the extent permitted by law) to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") which, for the avoidance of doubt, shall include an SPV Lender.

27.2
Conditions of assignment or transfer

(a)
Following prior consultation with the Parent in good faith, any Existing Lender may make an assignment or transfer in accordance with Clause 27.1 (Assignments and transfers by the Lenders); provided that no consultation with the Parent shall be required in the case where the assignment or transfer is:

(i)
to its Affiliate or to another Lender or an Affiliate of a Lender;

(ii)
if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(iii)
made at a time when an Event of Default is continuing.

(b)
An assignment will only be effective if the procedure set out in Clause 27.6 (Procedure for assignment) is complied with and upon:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)
the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)
the performance by the Facility Agent of all necessary know your customer or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Lender and the New Lender.

(c)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(d)
If:

(i)
a Lender assigns or transfers or sub-participates any of its rights or obligations under the Finance Documents (other than to an SPV Lender) or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer, sub-participation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, sub-participation or change had not occurred.

27.3
Assignment or transfer fee

  Unless the Facility Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of £1,500.

27.4
Limitation of responsibility of Existing Lenders

(a)
Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)
the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)
the financial condition of any Obligor;

(iii)
the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)
the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

  (i)
  has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

  (ii)
  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

  (c)
  Nothing in any Finance Document obliges an Existing Lender to:

  (i)
  accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or

  (ii)
  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

27.5
Procedure for transfer

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its completion of all know your customer or other checks relating to any person that it is required to carry out in relation to the transfer to such New Lender.

(c)
On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
the Facility Agent, the Mandated Lead Arranger, the Borrower Security Trustee, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arranger, the Borrower Security Trustee, and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)
the New Lender shall become a Party as a "Lender".

27.6
Procedure for assignment

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

  (b)
  The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all know your customer or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

  (c)
  On the Transfer Date:

  (i)
  the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

  (ii)
  the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

  (iii)
  the New Lender shall become a Party as a Lender and will be bound by obligations equivalent to the Relevant Obligations.

  (d)
  Lenders may utilise procedures other than those set out in this Clause 27.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7
Copy of Transfer Certificate or Assignment Agreement to Parent

  The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

***

***
Text redacted.

27.9
Disclosure of information

(a)
Any Lender may disclose to any of its Affiliates and any other person:

(i)
to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(ii)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

(iii)
to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation; or

(iv)
for whose benefit that Lender charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 27.10 (Security Interests over Lenders' rights); and

(b)
any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Parent) any other person,

  any information about any Obligor, the Group and the Finance Documents as that Lender or other Finance Party shall consider appropriate if in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

  Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 27.10 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the Group.

27.10
Security Interests over Lenders' rights

  In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

  (a)
  any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

  (b)
  in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

    (i)
    release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

    (ii)
    require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

28.
CHANGES TO THE OBLIGORS

28.1
Assignment and transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2
Additional Guarantors

(a)
Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 23.10 (Know your customer checks), the Parent may request that any of its wholly owned Subsidiaries (other than an Ancillary Company) becomes an Additional Guarantor.

(b)
Subject to the Agreed Security Principles, the Parent shall procure that any member of the Group which is a Material Company (other than an Ancillary Company) shall, as soon as possible after becoming a Material Company, become an Additional Guarantor, grant such Transaction Security as the Facility Agent may require and accede to the Intercreditor Agreement. The Parent shall ensure that the entire issued share capital of such Material Company becomes the subject of the Transaction Security.

(c)
The designation of a Subsidiary as a Material Company shall be determined by reference to the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group (excluding any Ancillary Company from the calculation of the Consolidated EBITDA, gross assets and turnover of the Group but including the Concessionaires in such calculation). However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Auditors as representing an accurate reflection of the revised Consolidated EBITDA, gross assets or turnover of the Group).

(d)
A Material Company which becomes an Additional Guarantor pursuant to this Clause 28.2 must also satisfy Clause 9 (New Obligors) of the Intercreditor Agreement in order to be included for the purposes of calculating compliance with the Guarantor Threshold Test.

(e)
A report by the Auditors of the Parent confirming that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

(f)
For information purposes, a list of all the Material Companies as at the date of this Agreement are contained in Part I of Schedule 11 (Material Companies and Dormant Subsidiaries).

(g)
A member of the Group shall become an Additional Guarantor if:

(i)
the Parent and the proposed Additional Guarantor deliver to the Facility Agent a duly completed and executed Accession Letter; and

(ii)
the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent acting reasonably.

(h)
The Facility Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it acting reasonably) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

28.3
Resignation of a Guarantor

(a)
The Parent may request that a Guarantor (other than the Parent or a Borrower) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter if:

(i)
that Guarantor is being disposed of by way of a Third Party Disposal which does not result in a breach of any provision of this Agreement and the Parent has confirmed this is the case; or

(ii)
the Majority Lenders have consented to the resignation of that Guarantor.

  (b)
  The Facility Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

  (i)
  the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter; and

  (ii)
  no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity).

  (c)
  The resignation of that Guarantor under paragraph (a)(i) above shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.4
Repetition of Representations

  Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.5
Resignation and release of security on disposal

  Subject to the terms of the Intercreditor Agreement, if a Guarantor or any of its assets is or is proposed to be the subject of a Third Party Disposal, a Permitted Transaction or a Permitted Disposal (each, a "Relevant Disposal") then:

  (a)
  where that Guarantor created Transaction Security over any of its assets or business in favour of the Borrower Security Trustee, or Transaction Security in favour of the Borrower Security Trustee was created over the shares (or equivalent) of that Guarantor, the Borrower Security Trustee shall, at the cost of the Parent, release those assets, business or shares (or equivalent) from the Transaction Security and issue certificates of non-crystallisation;

  (b)
  the resignation of that Guarantor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal or transaction; and

  (c)
  if the disposal of that Guarantor is not made, the Resignation Letter of that Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Guarantor and the Transaction Security created or intended to be created by or over that Guarantor shall continue in full force and effect.

THE FINANCE PARTIES

29.
ROLE OF THE FACILITY AGENT, THE MANDATED LEAD ARRANGERS AND OTHERS

29.1
Appointment of the Facility Agent

(a)
The Mandated Lead Arrangers and the Lenders appoint the Facility Agent to act as their agent under and in connection with the Finance Documents.

(b)
The Mandated Lead Arrangers and the Lenders authorise the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
Each of the Mandated Lead Arrangers and the Lenders hereby releases the Facility Agent from any restrictions on representing several persons and/or self-dealing under any applicable law, and in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch), to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Facility Agent hereunder.

29.2
Duties of the Facility Agent

(a)
The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(d)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arrangers or the Borrower Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(e)
The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

29.3
Role of the Arranger

  Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

29.4
No fiduciary duties

(a)
Nothing in this Agreement constitutes the Facility Agent and/or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)
None of the Facility Agent, the Borrower Security Trustee or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

29.5
Business with the Group

  The Facility Agent, the Borrower Security Trustee and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

29.6
Rights and discretions

(a)
The Facility Agent may rely on:

(i)
any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)
any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)
The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)
no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

(ii)
any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)
any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)
The Facility Agent may (acting reasonably) engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)
The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)
The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, neither of the Facility Agent nor the Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.7
Majority Lenders' instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it, prior to the Closing Date, by the Mandated Lead Arrangers and, on and from the Closing Date, by the Majority Lenders (or, if so instructed by the Mandated Lead Arrangers or Majority Lenders (as applicable), refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction, prior to the Closing Date, of the Mandated Lead Arrangers and on and from the Closing Date, of the Majority Lenders.

(b)
Unless a contrary indication appears in a Finance Document, any instructions given by the Mandated Lead Arrangers or Majority Lenders (as applicable) will be binding on all the Finance Parties other than the Borrower Security Trustee.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Mandated Lead Arrangers or Majority Lenders (or, if appropriate, the Lenders) (as applicable) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Mandated Lead Arrangers or the Majority Lenders, (or, if appropriate, the Lenders) (as applicable) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

29.8
Responsibility for documentation

  None of the Facility Agent nor the Arranger:

  (a)
  is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Tender Offer Prospectus or the transactions contemplated in the Finance Documents; or

  (b)
  is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

29.9
Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 32.10 (Disruption to Payment Systems etc.), of the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Facility Agent may rely on this Clause 29.9 subject to the provisions of the Third Parties Act.

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arrangers to carry out any know your customer or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arranger.

29.10
Lenders' indemnity to the Facility Agent

  Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 32.10 (Disruption to Payment Systems etc.), notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability other than any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents (unless in any such case the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

29.11
Resignation of the Facility Agent

(a)
The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Parent.

(b)
Alternatively the Facility Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Parent) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)
The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Parent or, after consultation with the Parent, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

29.12
Confidentiality

(a)
In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Mandated Lead Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

29.13
Relationship with the Lenders

(a)
The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

(c)
Each Lender shall supply the Facility Agent with any information that the Borrower Security Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Borrower Security Trustee to perform its functions as Borrower Security Trustee. Each Lender shall deal with the Borrower Security Trustee exclusively through the Facility Agent and shall not deal directly with the Borrower Security Trustee.

29.14
Credit appraisal by the Lenders

  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Mandated

  Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

  (a)
  the financial condition, status and nature of each member of the Group;

  (b)
  the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

  (c)
  whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

  (d)
  the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

  (e)
  the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

29.15
Agent's management time

  Any amount payable to the Facility Agent under Clause 18.3 (Indemnity to the Agent), Clause 15 (Fees) and Clause 29.10 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 15 (Fees).

29.16
Deduction from amounts payable by the Facility Agent

  If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.17
Reliance and engagement letters

  Each Finance Party and Secured Party confirms that each of the Mandated Lead Arrangers and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arrangers or Facility Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.18
Facility Agent and Loans Administrator

  Upon transfer of the Loans to an SPV Lender, the Loans Administrator shall assume the rights and obligations of the Loans Administrator hereunder and additionally shall assume the rights and obligations of the Facility Agent hereunder.

30.
CONDUCT OF BUSINESS BY THE FINANCE PARTIES

  No provision of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31.
SHARING AMONG THE FINANCE PARTIES

31.1
Payments to Finance Parties

  If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with the terms of the Intercreditor Agreement and Clause 32 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

  (a)
  the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

  (b)
  the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the terms of the Intercreditor Agreement and Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

  (c)
  the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Partial payments).

31.2
Redistribution of payments

  The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 32.5 (Partial payments).

31.3
Recovering Finance Party's rights

(a)
On a distribution by the Facility Agent under Clause 31.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

31.4
Reversal of redistribution

  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

  (a)
  each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 31.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

  (b)
  that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

31.5
Exceptions

(a)
This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)
it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)
the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

32.
PAYMENT MECHANICS

32.1
Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, subject to the terms of the Intercreditor Agreement, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

32.2
Distributions by the Facility Agent

  Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

32.3
Distributions to an Obligor

  The Facility Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4
Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

32.5
Partial payments

(a)
If the Facility Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Borrower Security Trustee under those Finance Documents;

(ii)
secondly, in or towards payment pro rata of any accrued interest (other than in respect of the Step Up Rate Amount), fee or commission due but unpaid under those Finance Documents;

(iii)
thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)
fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents; and

(v)
fifthly, in or towards payment of any Step Up Rate Amount.

(b)
The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (v) above.

(c)
Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.6
No set-off by Obligors

  All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7
Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)
During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8
Currency of account

(a)
Subject to paragraphs (b) to (d) below, the currency of the relevant Loan is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)
A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)
Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

32.9
Change of currency

(a)
Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Parent); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

32.10
Disruption to Payment Systems etc.

  If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Parent that a Disruption Event has occurred:

  (a)
  the Facility Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing in good faith with the Parent such changes to the operation or administration of the Facilities as the Facility Agent may deem necessary in the circumstances;

  (b)
  the Facility Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

  (c)
  the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

  (d)
  any such changes agreed upon by the Facility Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

  (e)
  the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.10; and

  (f)
  the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33.
SET-OFF

  If an Event of Default has occurred and is continuing, a Finance Party may (subject to the terms of the Intercreditor Agreement) set off any matured obligation due from an Obligor under the Finance Documents

  (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.
NOTICES

34.1
Communications in writing

  Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2
Addresses

  The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

  (a)
  in the case of the Parent, that identified with its name below;

  (b)
  in the case of each Lender, or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

  (c)
  in the case of the Facility Agent or the Borrower Security Trustee, that identified with its name below,

  or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

34.3
Delivery

(a)
Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)
if by way of fax, when received in legible form; or

(ii)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

  and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

  (b)
  Any communication or document to be made or delivered to the Facility Agent or the Borrower Security Trustee will be effective only when actually received by the Facility Agent or Borrower Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's or Borrower Security Trustee's signature below (or any substitute department or officer as the Facility Agent or Borrower Security Trustee shall specify for this purpose).

  (c)
  All notices from or to an Obligor shall be sent through the Facility Agent.

  (d)
  Any communication or document made or delivered to the Parent in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

34.4
Notification of address and fax number

  Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

34.5
Electronic communication

(a)
Any communication to be made between the Facility Agent or the Borrower Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Borrower Security Trustee and the relevant Lender:

(i)
agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)
notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)
notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between the Facility Agent and a Lender or the Borrower Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent or the Borrower Security Trustee only if it is addressed in such a manner as the Facility Agent or Borrower Security Trustee shall specify for this purpose.

34.6
Use of websites

(a)
The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Facility Agent (the "Designated Website") if:

(i)
the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)
both the Parent and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)
the information is in a format previously agreed between the Parent and the Facility Agent.

    If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

  (b)
  The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Facility Agent.

  (c)
  The Parent shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

  (i)
  the Designated Website cannot be accessed due to technical failure;

  (ii)
  the password specifications for the Designated Website change;

  (iii)
  any new information which is required to be provided under this Agreement is posted onto the Designated Website;

  (iv)
  any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

  (v)
  the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

    If the Parent notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

  (d)
  Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within ten Business Days.

34.7
English language

(a)
Any notice given under or in connection with any Finance Document must be in English unless otherwise required by law, in which case, if so required by the Facility Agent, acting reasonably, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

(b)
All other documents provided under or in connection with any Finance Document must be:

(i)
in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.
CALCULATIONS AND CERTIFICATES

35.1
Accounts

  In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2
Certificates and determinations

  Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3
Day count convention

  Any commission or fee accruing under a Finance Document will accrue from day to day and is calculated:

  (a)
  in relation to the Tranche A1 Loan and Tranche A2 Loan, by applying the relevant amount of interest to the outstanding principal amount of the relevant Loan, multiplying the product by the relevant Day Count Fraction (and adjusting for indexation in accordance with Clause 11 (Indexation)) and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards; and

  (b)
  in relation to the Tranche B1 Loan and Tranche B2 Loan, by applying the relevant amount of interest to the outstanding principal amount of the relevant Loan, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest penny or cent as the case may be half a penny or cent being rounded upwards; and

  (c)
  in relation to the Tranche C1 Facility, on the basis of the actual number of days elapsed and a year of 365 days; and

  (d)
  in relation to the Tranche C2 Facility, on the basis of the actual number of days elapsed and a year of 360 days.

36.
PARTIAL INVALIDITY

  If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37.
REMEDIES AND WAIVERS

  No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38.
AMENDMENTS AND WAIVERS

38.1
Required consents

(a)
Subject to Clause 38.3 (Technical Amendments) any term of the Finance Documents may be amended or waived only with the agreement of the Majority Lenders (subject to Clause 38.2 (Exceptions)) and the Parent and any such amendment or waiver will be binding on all Parties.

(b)
The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)
Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

38.2
Exceptions

(a)
An amendment or waiver that has the effect of changing or which relates to:

(i)
the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)
an extension to or the bringing forward of the date of payment of any amount under the Finance Documents;

(iii)
a reduction in or cancellation of the Applicable Cash Margin or a reduction in or cancellation of the amount of any payment of principal, interest, fees or commission payable or any modification to the method of calculating the amount of any payment of principal, interest, fees or commission payable;

(iv)
a change in currency of payment of any amount under the Finance Documents (other than a change resulting from the United Kingdom becoming a Participating Member State);

(v)
an increase in or an extension of any Commitment or the Total Commitments;

    (vi)
    a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

    (vii)
    any provision which expressly requires the consent of all the Lenders;

    (viii)
    Clause 2.2 (Finance Parties' rights and obligations), Clause 27 (Changes to the Lenders) or this Clause 38;

    (ix)
    any amendment to the order of priority or subordination under the Intercreditor Agreement or any amendment to the Borrower Priority of Payments, Basic Terms Modification or Secured Creditor Instruction (as such terms are defined in the Intercreditor Agreement);

    (x)
    an exchange, conversion or substitution of any Loan hereunder for, or the conversion of such Loan into, shares, bonds or other obligations or securities of any Obligor or any other person or body corporate, shall not be made without the prior consent of each Lender affected thereby.

  (b)
  An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Mandated Lead Arrangers, the Borrower Security Trustee or a Hedge Counterparty may not be effected without the consent of the Facility Agent, the Mandated Lead Arranger, the Borrower Security Trustee, or that Hedge Counterparty.

38.3
Technical Amendments

  Notwithstanding any other provision of this Clause 38, the Facility Agent may at any time without the consent or sanctions of the Lenders, concur with the Parent in making any modifications to any Finance Document which in the opinion of the Facility Agent would be proper to make provided that the Facility Agent is of the opinion that such modification would not be prejudicial to the position of any Lender and in the opinion of the Facility Agent such modification is of a formal, minor or technical nature or is to correct a manifest error. Any such modification shall be made on such terms as the Facility Agent may determine, shall be binding upon the Lenders, and shall be notified by the Parent to the Lenders as soon as practicable thereafter.

38.4
Replacement of Lender

(a)
If at any time:

(i)
any Lender (other than an SPV Lender) becomes a Non-Consenting Lender (as defined in paragraph (c) below); or

(ii)
an Obligor becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 17.1 (Increased Costs) or Clause 16.2 (Tax gross-up) to any Lender in excess of amounts payable to the other Lenders generally, then the Parent may, on 5 Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Parent, and which is acceptable to the Facility Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest and Break Costs and other amounts payable in relation thereto under the Finance Documents.

  (b)
  The replacement of a Lender pursuant to this Clause 38 shall be subject to the following conditions:

  (i)
  the Parent shall have no right to replace the Facility Agent or Borrower Security Trustee;

  (ii)
  neither the Facility Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

  (iii)
  in the event of a replacement of a Non-Consenting Lender (as defined in paragraph (c) below) such replacement must take place no later than 10 days after the date the Non-Consenting Lender notifies the Parent and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents requested by the Parent; and

  (iv)
  in no event shall the Lender replaced under this paragraph (b) be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

  (c)
  In the event that:

  (i)
  the Parent or the Facility Agent (at the request of the Parent) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

  (ii)
  the waiver or amendment in question requires the consent of all the Lenders; and

  (iii)
  Lenders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80 per cent. of the Total Commitments prior to that reduction) have consented to such waiver or amendment, then any Lender who does not and continues not to agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

39.
COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40.
GOVERNING LAW

  This Agreement is governed by English law.

41.
ENFORCEMENT

41.1
Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b)
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 41.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.2
Service of process

(a)
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than any Obligor incorporated in England and Wales):

(i)
irrevocably appoints The Channel Tunnel Group Limited, UK Terminal, Ashford Road, Folkestone, Kent, CT18 8XX, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Parent by its execution of this Agreement, accepts that appointment); and

(ii)
agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 30 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c)
Each Obligor expressly agrees and consents to the provisions of this Clause 41 and Clause 40 (Governing law).

41.3
Waiver of Immunity

  Subject to any immunity granted pursuant to the Concession Agreement and any applicable French public law, each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

  (a)
  the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

  (b)
  the issue of any process against it or its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of its assets and revenues.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES

Part I
The Original Obligors

Name of Original Guarantor	Registration number (or equivalent, if any) Jurisdiction of Incorporation
Groupe Eurotunnel S.A.	483 385 142 RCS Paris, France
Eurotunnel Group UK Plc	06037631, England & Wales
Eurotunnel Finance Limited	02041864, England & Wales
France-Manche S.A.	333 286 714 RCS Paris, France
The Channel Tunnel Group Limited	01811435, England & Wales
Eurotunnel S.A.	334 192 408 RCS Paris, France
Eurotunnel PLC	01960271, England & Wales
Eurotunnel Services GIE	342 874 617 RCS Paris, France
EurotunnelPlus Distribution SAS	421 088 139 RCS Calais, France
Eurotunnel SE	0880 472 859, Belgium
Eurotunnel Services Limited	02143135, England & Wales
EurotunnelPlus Limited	05376952, England & Wales
Eurotunnel	The association constituted pursuant to the Partnership Agreement

Part II
The Original Lenders—Total Commitments

Name of Original Lender	Total Commitments (£)(1)	Total Commitments (EUR)(2)
Goldman Sachs Credit Partners L.P.	£1,420,000,000	0
Deutsche Bank AG, London Branch	£80,000,000	EUR 1,965,000,000

(1)
To be divided between the Sterling Tranches in accordance with the Tranching Side Letter ***

(2)
To be divided between the Euro Tranches in accordance with the Tranching Side Letter ***

***
Text redacted.

SCHEDULE 2
CONDITIONS PRECEDENT

Part I
Conditions precedent to Signing

1.     Original Obligors

  (a)
  A copy of the constitutional documents of each Original Obligor and of Eurotunnel Developments Limited (the "Non-Obligor Security Provider").

  (b)
  A copy of a resolution of the board of directors of each Original Obligor and the Non-Obligor Security Provider:

  (i)
  approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

  (ii)
  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

  (iii)
  authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party; and

  (iv)
  in the case of an Obligor or the Non-Obligor Security Provider other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.

  (c)
  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

  (d)
  A certificate of each Original Obligor and the Non-Obligor Security Provider (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor or the Non-Obligor Security Provider to be exceeded.

  (e)
  A certificate of an authorised signatory of each Original Obligor and the Non-Obligor Security Provider certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.     Transaction Documents

  (a)
  A certified copy of:

  (i)
  the Note Underwriting Agreement and the accessions thereto, executed by the parties thereto; and

  (ii)
  the Tender Offer Prospectus in a substantially final form subject only to any additional amendments required to be made following delivery of the Tender Offer Prospectus to the AMF (such form, to the extent relating to the commitment of the Original Lenders or to the description of the Facilities, being acceptable to the Mandated Lead Arrangers).

  (b)
  A certified copy of each of the Concession Agreement and the Usage Contract (and all amendments and supplements thereto).

  (c)
  With respect to the Restructuring:

  (i)
  a copy of the Safeguard Plan and the addendum thereto; and

  (ii)
  letters (the "Government Letters") in a substantially agreed form as between the Mandated Lead Arrangers and the Parent to be executed by the French and UK governments inter alia (i) confirming that the lenders of the Facilities will be Lenders for the purposes of the Concession Agreement; (ii) consenting to Security being granted on terms substantially similar to the Security granted in relation to the Existing Eurotunnel Facilities; and (iii) granting any consents required under the Concession Agreement in respect of the intended corporate structure of the Eurotunnel Group.

3.     Insurance

  A letter from Aon Limited insurance broker dated the date of this Agreement addressed to the Facility Agent, the Mandated Lead Arrangers, the Borrower Security Trustee and the Lenders listing the insurance policies of the Group and confirming that they are on risk and that the insurance for the Group at the date of this Agreement complies with the provisions of Clause 25.23 (Insurance).

4.     Financial Information

  The audited consolidated financial statements of the Group for the Financial Year ended 31 December 2005 and 31 December 2006 including the auditors reports delivered in connection with such financial statements.

5.     Legal opinions

  Final drafts of following legal opinions, each addressed to the Facility Agent (for itself and on behalf of the other Finance Parties) and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facilities:

  (a)
  a legal opinion of Clifford Chance, legal advisers to the Facility Agent and the Mandated Lead Arrangers as to French, English, German, Dutch, Belgian and Spanish law; and

  (b)
  a legal opinion of Freshfields Bruckhaus Deringer, as to matters of French, English and Belgian law (as to due incorporation and capacity of any Obligors incorporated in France, England and Belgium),

  each substantially in the form distributed to the Original Lenders and reviewed by them prior to signing this Agreement.

6.     Other documents and evidence

  (a)
  The Group Structure Chart which shows the Group assuming the Closing Date has occurred.

  (b)
  Evidence that all customary know your customer requirements have been met.

  (c)
  The Funds Flow Statement in a form agreed by the Parent and the Facility Agent detailing the proposed movement of funds on or before the Closing Date.

  (d)
  A copy of the Base Case Business Plan (in final agreed form save for any amendments thereto which may be required following completion of its verification as referred to in the definition of "Base Case Business Plan".

  (e)
  An English law and French law opinion outline from Freshfields Bruckhaus Deringer as to certain tax matters in a form agreed between the Parties (the "Agreed Form Tax Opinion Outlines").

Part II
Conditions precedent required to be
delivered by an Additional Guarantor

1.
An Accession Letter executed by the Additional Guarantor and the Parent.

2.
A copy of the constitutional documents of the Additional Guarantor.

3.
A copy of a resolution of the board of directors of the Additional Guarantor:

(a)
approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b)
authorising a specified person or persons to execute the Accession Letter and any other Finance Document to which it is a party on its behalf;

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)
authorising the Parent to act as its agent in connection with the Finance Documents.

4.
A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.
To the extent required by applicable law, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.
A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

8.
If available, the latest audited financial statements of the Additional Guarantor.

9.
The following legal opinions, each addressed to the Facility Agent (for itself and on behalf of the other Finance Parties):

(a)
a legal opinion of an Approved Firm (as defined in the Intercreditor Agreement), legal advisers to the Facility Agent and the Mandated Lead Arrangers as to English law;

(b)
a legal opinion of an Approved Firm (as defined in the Intercreditor Agreement), legal advisers to the Facility Agent and the Mandated Lead Arrangers as to matters of French law (as to enforceability); and

(c)
a legal opinion of Freshfields Bruckhaus Deringer, as to matters of French and English law (as to due incorporation and capacity of any Additional Obligor incorporated in France and England).

10.
Any security documents which, subject to the Agreed Security Principles, are required by the Facility Agent to be executed by the proposed Additional Guarantor.

11.
Any notices or documents required to be given or executed under the terms of those security documents.

Part III
Conditions precedent to Utilisation

1.     Safeguard Plan

  (a)
  The approval of the Safeguard Plan by the Commercial Court of Paris;

  (b)
  The Safeguard Plan has been implemented substantially on the terms set out therein prior to the proposed Utilisation;

  (c)
  The Tender Offer has become wholly unconditional.

2.     Litigation

  The implementation of the Safeguard Plan including, without limitation the lending under or drawing of the Facilities is not unlawful as a result of, or is not otherwise prevented by the terms of, a decision of a court having jurisdiction over any member of the Eurotunnel Group.

3.     Timetable

  There having been no shortening of the timetable set out in the Safeguard Plan save for non-material amendments. For the purpose of this paragraph 3.1 any shortening of a time period or bringing forward of a date which, when aggregated with the shortening of any other time period and/or bringing forward of a date (disregarding for this purpose any lengthening of any other periods and/ or postponement of any other dates), totals less then 30 days shall be deemed to be non-material.

4.     Security

  (a)
  The execution and delivery of releases in respect of all existing security (including without limitation on all security securing the indebtedness the subject of the Safeguard Plan), on the basis that perfection and recordings as necessary are to be completed by the Eurotunnel Group within 15 Business Days of the Closing Date.

  (b)
  Subject to paragraphs 5 (Cheriton Companies) and 6 (Gamond Insurance Company Limited) below, the grant and delivery of first ranking security under the Initial Transaction Security Documents, to the satisfaction of the Mandated Lead Arrangers (acting reasonably), in respect of the Senior Facilities, and the execution of appropriate intercreditor arrangements, on the basis that perfection and recordings as necessary are to be completed by the Eurotunnel Group within 15 Business Days of the Closing Date.

  (c)
  Subject to paragraph 6 (Gamond Insurance Company Limited), the accession of Gamond Insurance Company Limited as an Additional Guarantor.

5.     Cheriton Companies

  (a)
  In respect of any Initial Transaction Security Document consisting of a share charge granted by Cheriton Resources 1 Limited, Cheriton Resources 2 Limited, Cheriton Resources 6 Limited, Cheriton Resources 7 Limited, Cheriton Resources 8 Limited and Cheriton Resources 9 Limited over its shares in any other Cheriton company (the "Cheriton Security"), such Cheriton Security shall not be required to be granted if:

  (i)
  the Parent demonstrates to the reasonable satisfaction of the Facility Agent that the granting of such Cheriton Security would breach any restrictions binding on the relevant company which would otherwise be the subject of such Cheriton Security and such breach would be materially adversely prejudicial to the relevant company; or

  (ii)
  the Parent undertakes in writing prior to the Closing Date to liquidate the company whose shares would otherwise be the subject of the Cheriton Security, such liquidation to be completed by a date falling no later than 31 December 2007.

  (b)
  If the Cheriton Security is required as a condition precedent to utilisation, the following documents shall also be required in form and substance satisfactory to the Facility Agent:

  (iii)
  A copy of the constitutional documents of each Cheriton company listed in Part IV of this Schedule 2 (each a "Cheriton Company").

  (iv)
  A copy of a resolution of the board of directors of each Cheriton Company which is granting Cheriton Security:

  (1)
  approving the terms of, and the transactions contemplated by, the relevant Initial Transaction Security Documents to which it is a party and resolving that it execute, deliver and perform the relevant Initial Transaction Security Documents to which it is a party;

  (2)
  authorising a specified person or persons to execute the relevant Initial Transaction Security Documents to which it is a party on its behalf;

  (3)
  authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the relevant Initial Transaction Security Documents to which it is a party; and

  (4)
  authorising the Parent to act as its agent in connection with the relevant Initial Transaction Security Documents.

  (v)
  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the relevant Initial Transaction Security Documents and related documents.

  (vi)
  A certificate of each Cheriton Company which is granting Cheriton Security (signed by a director) confirming that securing the Total Commitments would not cause any security or similar limit binding on such Cheriton Company to be exceeded.

  (vii)
  A certificate of an authorised signatory of each Cheriton Company which is granting Cheriton Security certifying that each copy document relating to it specified in this Part III of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date on which the Cheriton Security is granted.

  (viii)
  A legal opinion of Clifford Chance as to matters of English law, and a legal opinion of Freshfields Bruckhaus Deringer, as to matters of English law (as to due incorporation and capacity of each Cheriton Company which is granting Cheriton Security) addressed to the Facility Agent (for itself and on behalf of the other Finance Parties) and capable of being relied upon by any persons to become Lenders pursuant to primary syndication of the Facilities.

6.     Gamond Insurance Company Limited

  (a)
  In respect of any Initial Transaction Security Document entered into by Gamond Insurance Company Limited (the "Gamond Security") and its accession as an Additional Guarantor, such Security and accession shall not be required if the Parent has demonstrated to the reasonable satisfaction of the

    Facility Agent that the granting of such Security or the giving of such Guarantee would be contrary to Guernsey law. If this paragraph applies and the granting of Security or a Guarantee by Gamond Insurance Company Limited is contrary to Guernsey law, this condition to utilisation shall be satisfied either by the Lenders being named as co-insured and loss payee on the terrorist insurance policy with Pool Re (being the re-insurer behind Gamond Insurance Company Limited in respect of the terrorist insurance policy) or by the Parent implementing an alternative arrangement satisfactory to the Facility Agent (acting reasonably) which confers the same commercial benefit on the Lenders as would have been the case had Gamond Insurance Company granted the Gamond Security and acceded as an Additional Guarantor.

  (b)
  If the Gamond Security is required as a condition precedent to utilisation (because paragraph (a) above does not apply), the following documents shall also be required in form and substance satisfactory to the Facility Agent:

  (i)
  A copy of the constitutional documents of Gamond Insurance Company Limited.

  (ii)
  A copy of a resolution of the board of directors of Gamond Insurance Company Limited:

  (1)
  approving the terms of, and the transactions contemplated by, the relevant Initial Transaction Security Documents to which it is a party and resolving that it execute, deliver and perform the relevant Initial Transaction Security Documents to which it is a party;

  (2)
  authorising a specified person or persons to execute the relevant Initial Transaction Security Documents to which it is a party on its behalf;

  (3)
  authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the relevant Initial Transaction Security Documents to which it is a party; and

  (4)
  authorising the Parent to act as its agent in connection with the relevant Initial Transaction Security Documents.

  (iii)
  A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the relevant Initial Transaction Security Documents and related documents.

  (iv)
  A certificate of Gamond Insurance Company Limited (signed by a director) confirming that securing the Total Commitments would not cause any security or similar limit binding on Gamond Insurance Company Limited to be exceeded.

  (v)
  A certificate of an authorised signatory of Gamond Insurance Company Limited certifying that each copy document relating to it specified in this Part III of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date on which the Gamond Security is granted.

  (vi)
  A legal opinion of an Approved Firm (as such term is defined in the Intercreditor Agreement) as to matters of Guernsey law, addressed to the Facility Agent (for itself and on behalf of the other Finance Parties) and capable of being relied upon by any persons to become Lenders pursuant to primary syndication of the Facilities.

7.     Tunnel System

  The insurance policies required to be maintained under the Senior Facilities Agreement are in force.

8.     Governmental/Regulatory

  (a)
  All governmental and regulatory authorisations, dispensations and/or waivers (including from the FSA, the Takeover Panel and the AMF) required for the restructuring and re-capitalising of the Group as envisaged by the Safeguard Plan are in place and the absence of any regulatory decision or ruling requiring any alteration to the terms of any part of the restructuring or the removal or waiver of any condition to funding contemplated in this Agreement and the Commitment Letter.

  (b)
  The Government Letters in form and substance satisfactory to the Facility Agent have been executed by each party thereto and have not been revoked.

9.     Backstop to the Notes

  Evidence satisfactory to the Mandated Lead Arrangers that a backstop underwriting of the Notes by one or more financial institutions is in place and that any conditions to such underwriting will be satisfied.

10.  Solvency

  The Parent having delivered to the Facility Agent on the Closing Date a certificate signed by a director or a senior officer of the Parent confirming that each Obligor will be able to pay its debts as they fall due (within the meaning of the laws of its jurisdiction of incorporation) immediately following the implementation of the Safeguard Plan and the drawing of the Facilities.

11.  Opinions

  The Facility Agent having received the opinions described in paragraph 5 of Part I of this Schedule 2 and the Agreed Form Tax Opinions each in form and substance satisfactory to the Facility Agent (acting reasonably) duly signed and delivered on or before the Closing Date.

12.  Miscellaneous

  (a)
  The Facility Agent having received the Agreed Form Intercreditor Agreement duly signed and delivered on or before the Closing Date.

  (a)
  The Fee Letters duly executed by the Parent.

  (b)
  Evidence that the Borrowers have entered into the Hedging Agreements to enable them to meet their obligations under paragraph (b) of Clause 25.27 (Treasury transactions).

  (c)
  The Substitution Framework Agreement executed by the Parties thereto.

  (d)
  The Railways Direct Agreement executed by the Parties thereto.

  (e)
  The financial statements of each Obligor for its Financial Year ended 31 December 2005 and 31 December 2006 in form and substance satisfactory to the Facility Agent.

  (f)
  The published Tender Offer Prospectus.

  (g)
  Evidence that the Lenders are named as co-insured and loss payee on the Group's insurance policies.

  (h)
  A copy of the Base Case Business Plan:

  (i)
  updated to include any amendments required following completion of a further verification for arithmetical integrity by the Auditors in respect of the period between the date on which the Base Case Business Plan was delivered pursuant to paragraph 2 of Part V of this Schedule 2 and the Closing Date; and

  (ii)
  updated to include any amendments required following completion of a further verification for whether it is in accordance with Tax laws by any one or more of the Auditors, BDO Stoy Hayward LLP and Pricewaterhouse Legal LLP (formerly known as Landwell) in order to reflect any change in Tax laws between the date of preparation of the business plan delivered pursuant to paragraph 2 of Part V of this Schedule 2 and the Closing Date, which amended Base Case Business Plan shall, if any amendments were required as a result of either of the verification exercises undertaken pursuant to paragraph 2 of Part V of this Schedule 2 or the further such verification referred to in (ii) above, be required to demonstrate that the Utilisation Materiality Test is satisfied. Furthermore, the expression "in accordance with Tax laws" shall not permit or require any verification of any of those matters excluded from the application of the representation contained in Clause 22.12(b). For these purposes:

    "Corrected Minimum Losses BCBP" means a business plan that is in all respects identical to the Base Case Business Plan delivered and amended (if required) pursuant to this paragraph 12(h), except that the quantum of the BCBP Day One Losses shall be the same as that used as set out in the definition of "Represented BCBP";

    "Represented BCBP" means a business plan that is in all respects identical to the Base Case Business Plan delivered pursuant to paragraph 6(d) of Part I of this Schedule 2, except that the quantum of the BCBP Day One Losses shall be determined on the basis of the representations given in paragraphs 2.1 and 2.2(b) of Schedule 16 (Tax Representations, Warranties and Covenants), (taking into account paragraphs 2.3(a), (b) and (c) but not paragraphs 2.3(d) and (e) thereof) but substituting "is" for "is not more than" in paragraphs 2.3(b) and (c) thereof, so as to reduce such quantum to the fullest extent but not making any reduction for the IFRS matter referred to in paragraph 2.1 thereof; and

    "Utilisation Materiality Test" means that there is no breach of the representations in Schedule 16 paragraph 2.1 or paragraph 2.2 (taking into account in each case paragraph 2.3, and in particular but without limitation paragraphs 2.3(d)(ii) and 2.3(e)(ii)), with reference to facts and circumstances on the Utilisation Date.

  (i)
  An updated Funds Flow Statement reflecting the position on the Closing Date in form and substance satisfactory to the Facility Agent.

  (j)
  A copy of the constitutional documents of each Original Obligor (other than of Eurotunnel Plc) and of Eurotunnel Developments Limited in form and substance satisfactory to the Facility Agent.

  (k)
  A French translation (prepared by a sworn translator (traducteur assermenté auprès de la Cour d'appel de Paris)) of each Finance Document executed in the English language to which France-Manche is a party, is executed by each of the parties thereto with the executed French version and the executed English version of the same Finance Document being equally binding (it being provided that in the event of a conflict of meaning or interpretation between a provision of the executed French version of a Finance Document and that of the executed English version of the same Finance Document, neither provision shall prevail and the parties will negotiate in good faith with a view to resolving the conflict).

  (l)
  A letter from the Parent to the Facility Agent specifying the Euro and Sterling Holding Accounts, the Euro and Sterling Capex Reserve Accounts (if any), the Euro and Sterling Permitted Payments Accounts, the Euro and Sterling Mandatory Prepayment Accounts and the Note Interest Account including details of each account name, account number and the name and address of the bank where each account is held.

Part IV

Initial Transaction Security Documents and security related documents
(including those required in connection with Substitution) to be delivered by Group

Company	Capacity under the Permanent Loan Agreement	UK (& non-French) security documents to be entered into	French security documents to be entered into
Eurotunnel plc	Guarantor and Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Obligor Floating Charge Agreement; • Account Control Agreement	• Master Receivables Security Assignment Agreement;(3) • Letter of instruction to Limited Recourse Guarantor; • Pledge over rights held in Eurotunnel Services GIE.
Eurotunnel Services Ltd	Guarantor and Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Obligor Floating Charge Agreement • Account Control Agreement	• Master Receivables Security Assignment Agreement;(4) • Letter of instruction to Limited Recourse Guarantor.
The Channel Tunnel Group Ltd	Borrower, Guarantor & Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Obligor Floating Charge Agreement; • Mortgages; • Share charges over shares held in Eurotunnel SE (Belgian law pledge); • Account Control Agreement.	• Master Receivables Security Assignment Agreement;(5) • Letter of instruction to Limited Recourse Guarantor; • Pledge over rights held in Eurotunnel Services GIE
Eurotunnel Finance Ltd	Guarantor & Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Account Control Agreement; • Obligor Floating Charge Agreement • Account Control Agreement	• Master Receivables Security Assignment Agreement;(6) • Letter of instruction to Limited Recourse Guarantor; • Pledge over rights in Eurotunnel Services GIE.
Eurotunnel Group UK plc	Guarantor	• English Debenture; • Obligor Floating Charge Agreement • Account Control Agreement	N/A
EurotunnelPlus Ltd	Guarantor	• English Debenture; • Obligor Floating Charge Agreement • Account Control Agreement.	N/A
Gamond Insurance Company Limited	Guarantor	• English Debenture • Obligor Floating Charge Agreement • Assignment of reinsurance/ insurance policies	N/A
France Manche SA	Borrower, Guarantor & Assignor pursuant to Letter of instruction to	• English Debenture; • Mortgages; • Obligor Floating Charge Agreement;	• Pledge over Rolling Stock; • Pledge over trademarks; • Master Security Receivables

(3)
Eurotunnel Plc will only assign by way of guarantee all sums due to it under French law governed insurance policy no FR00004854PR

(4)
Eurotunnel Services Ltd will only assign by way of guarantee all sums due to it under French law governed insurance policy no FR00004854PR

(5)
The Channel Tunnel Group Ltd will only assign by way of guarantee all sums due to it (i) under the RUC, (ii) by way of indemnity under the Concession Agreement and (iii) under French law governed insurance policy no FR00004854PR and will not be assigning transportation/freight receivables under the French security package.

(6)
Eurotunnel Finance Ltd will only assign by way of guarantee all sums due to it under French law governed insurance policy no FR00004854PR

Company	Capacity under the Permanent Loan Agreement	UK (& non-French) security documents to be entered into	French security documents to be entered into
Limited Recourse Guarantor	• Share charges over shares held in Eurotunnel SE (Belgian law pledge).	Assignment Agreement;
• Letter of instruction to Limited
   Recourse Guarantor;
• Charge over bank accounts;
• Pledge over rents under
   construction lease agreements;
• Unregistered mortgages;
• Pledge over rights in
   Eurotunnel Services GIE;
• Share pledges over shares held in:
(1) Eurotunnel Participations SAS 1&2; and
(2) EurotunnelPlus Distribution SAS.
Groupe Eurotunnel SA	Guarantor	• English Debenture; • Obligor Floating Charge Agreement;	• Charge over bank accounts; • Share pledge over shares held in Eurotunnel SA
Eurotunnel SA	Guarantor & Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Obligor Floating Charge Agreement.
• Master Receivables Security
   Assignment Agreement;(7)
• Charge over bank accounts;
• Pledge over rights held in
   Eurotunnel Services GIE;
• Letter of instruction to Limited
   Recourse Guarantor;
• Pledges over shares held in:
(3) France Manche SA; and
(4) Eurotunnel Participations SAS 1&2.
Eurotunnel Services GIE	Guarantor & Assignor pursuant to Letter of instruction to Limited Recourse Guarantor	• English Debenture; • Obligor Floating Charge Agreement.	• Master Receivables Security Assignment Agreement;(8) • Letter of instruction to Limited Recourse Guarantor; • Charge over bank accounts.
Eurotunnel SE	Guarantor	• Obligor Floating Charge Agreement.	• Charge over bank accounts;(9)
EutorunnelPlus Distribution SAS	Guarantor & Assignor pursuant to Letter of instruction to Limited Recourse Guarantor
• English Debenture;
• Obligor Floating Charge Agreement;
• Share pledge over shares held
   in Eurotunnel Plus GmbH
   (German law pledge);
• Share pledge over shares held
   in Eurotunnel Plus SL
   (Spanish law pledge); and
• Share pledge over shares
   held in Eurotunnel Plus BV
		(Dutch law pledge).	• Master Receivables Security Assignment Agreement;(10) • Charge over bank accounts; • Letter of instruction to Limited Recourse Guarantor; • Share pledge over shares held in Eurotunnel Plus SAS.

(7)
Eurotunnel SA will only assign by way of guarantee (i) all sums due to it under French law governed insurance policy no FR00004854PR and (ii) Inter-company receivables (to the extent that any arise in the future)

(8)
Eurotunnel Services GIE will only assign by way of guarantee (i) all sums due to it under French law governed insurance policy no FR00004854PR and (ii) Inter-company receivables (to the extent that any arise in the future)

(9)
Existence of bank accounts opened in France to be confirmed

Company	Capacity under the Permanent Loan Agreement	UK (& non-French) security documents to be entered into	French security documents to be entered into
Eurotunnel Developments Ltd	N/A	Share charge over shares held in Orbital Park Limited.	Pledge over rights held in Eurotunnel Services GIE.
Cheriton Resources 1 Ltd	N/A	Share charge over shares held in Cheriton Resources 12 Limited	N/A
Cheriton Resources 2 Ltd	N/A	Share charge over shares held in Cheriton Resources 13 Limited	N/A
Cheriton Resources 6 Ltd	N/A	Share charges over shares held in:
		(5) Cheriton Resources 10 Limited; and (6) Cheriton Resources 11 Limited	N/A
Cheriton Resources 7 Ltd	N/A	Share charge over shares held in Cheriton Resources 14 Limited	N/A
Cheriton Resources 8 Ltd	N/A	Share charge over shares held in Cheriton Resources 15 Limited	N/A
Cheriton Resources 9 Ltd	N/A	Share charge over shares held in Cheriton Resources 16 Limited	N/A

(10)
Eurotunnel Plus Distribution SAS will only assign by way of guarantee (i) all sums due to it under French law governed insurance policy no FR00004854PR and (ii) Inter-company receivables (to the extent that any arise in the future)

An assignment of the claims that White Rock (Gibraltar) PCC Limited has against reinsurers in respect of insurance risks covered by White Rock for the Obligors.

Documents required in connection with Substitution

(a)
Direct Agreement between, among others, the Substituted Entities, CTG, France Manche, the British Railways Board, La Societe Nationale des Chemins der Fer Francais and the Borrower Security Trustee in relation to the Usage Contract (substantially in the form of the Direct Agreement existing prior to the date of this Agreement);

(b)
Substitution Framework Agreement between, among others, the Substituted Entities, the Borrower Security Trustee, the shareholders of the Substituted Entities, CTG and France Manche;

(c)
Notice from each of the Existing Lenders confirming instruction to deliver to the Borrower Security Trustee the total issued share capital of each of the Substituted Entities on closing;

(d)
Share transfer documents in relation to the total issued share capital of each of the Substituted Entities from the Existing Lenders;

(e)
Share certificates in relation to the total issued share capital of each of the Substituted Entities;

(f)
Letters of resignation of each director and secretary of each of the Substituted Entities;

(g)
Confirmation from the Existing Lenders that each of the Substituted Entities has not traded or entered into any agreements or arrangements other than (i) the Direct Agreement dated 4 November 1987 between, among others, CTG, France Manche, the British Railways Board and La Societe Nationale des Chemins de Fer Francais as amended and restated from time to time (the "Existing Direct Agreement"); and (ii) the Substitution Agreement dated 16 December 1987 between the Substituted Entities, Credit Lyonnais, Midland Bank plc, the Law Debenture Trust Corporation plc and LDC Trustees Limited as amended and restated from time to time (the "Substitution Agreement"); and

(h)
Cancellation and releases of (i) the Existing Direct Agreement; (ii) the Substitution Agreement; (iii) the Substituted Entities Share Agreement dated 16 December 1987 between, among others, Credit Lyonnais, Midland Bank plc, LDC Trustees Limited, CTG and France Manche as amended and restated from time to time; and (iv) the Substituted Entities Share Capital Undertaking dated 7 April 1998 between Credit Lyonnais, Midland Bank plc, Credit Lyonnais Development Economique and others as shareholders of Substant S.A., LDC Trustees Limited, CTG and France Manche as amended and restated from time to time.

Part I
Conditions subsequent

1.     Security—conditions subsequent

  As soon as reasonably practicable and in any event no later than the Closing Date, the Parent shall ensure:

  (a)
  the execution and delivery of releases in respect of all existing security (including without limitation on all security securing the indebtedness the subject of the Safeguard Plan); and

  (b)
  the grant and delivery of first ranking security under the Initial Transaction Security Documents and the Intercreditor Agreement.

  No later than 15 Business Days after the Closing Date, the Parent shall procure that the following documents are delivered to the Facility Agent:

  (a)
  a copy of all share certificates, transfers and stock transfer forms or equivalent, if any, duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Security created under the Initial Transaction Security Documents and other documents of title, if any, to be provided under the Initial Transaction Security Documents; and

  (b)
  a copy of all notices required to be sent under the Initial Transaction Security Documents, if any, executed by relevant Obligors.

  As soon as reasonably practicable and in any event no later than the Closing Date, the Parent shall deliver to the Facility Agent reports on title prepared by English and French legal counsel to the Parent relating to any Real Property which is intended to be the subject of Security pursuant to the Initial Transaction Security Documents.

  The Parent shall ensure that, no earlier than the date falling 14 days prior to the date on which the pledge over the shares in EurotunnelPlus GmbH is executed by EurotunnelPlus Distribution SAS, the following documents are delivered to the Facility Agent:

  (a)
  official up-to-date commercial register extract (chronologischer amtlicher Ausdruck des elektronischen Handelregisters) of EurotunnelPlus GmbH;

  (b)
  a certified copy of the articles of association (beglaubigte Kopie des Gesellschaftsvertrages) of EurotunnelPlus GmbH; and

  (c)
  a certified copy of the list of shareholders (beglaubigte Kopie der Gesellschafterliste) of EurotunnelPlus GmbH.

  The Parent shall ensure that, prior to the date on which the pledge over the shares in EurotunnelPlus GmbH is executed, EurotunnelPlus GmbH's shareholder passes a shareholder resolution in the agreed form consenting to the aforementioned pledge.

  As soon as reasonably practicable, but in any event no more than 45 days after acquiring ownership of 75 per cent. or more of the entire issued share capital of Eurotunnel Plc, the Parent shall deliver to the Facility Agent a certified copy of the constitutional documents of Eurotunnel Plc in form and substance satisfactory to the Facility Agent.

2.     Auditors—conditions subsequent

  As soon as reasonably practicable and in any event no later than on or before the Closing Date, the Parent shall procure that the following documents are delivered to the Facility Agent:

  (a)
  A copy of the agreed form report to be delivered by the Auditors pursuant to paragraph (c) of Clause 23.2 (Provision and contents of Compliance Certificate).

  (b)
  A Certificate of the Parent's Auditors confirming as at 31 December 2006 which companies within the Group are Material Companies and that the Guarantor Threshold Test will be satisfied.

  As soon as reasonably practicable and in any event no later than 4 weeks after the date of this Agreement, the Parent shall deliver the Base Case Business Plan in the form verified for arithmetical integrity (and whether it is in accordance with Tax laws applicable as at the date of preparation of such business plan) by the Auditors (or, as regards Tax Matters by any one or more of the Auditors, BDO Stoy Hayward LLP and Pricewaterhouse Legal LLP (formerly known as Landwell)).

  Furthermore the expression "in accordance with Tax laws" shall not permit or require any verification of any of those matters excluded from the application of the representation contained in Clause 22.12(b).

  The parties shall promptly following the date of this Agreement consult with each other with a view to agreeing the form of instruction to the party or parties required to carry out the verification exercises contemplated by this paragraph and paragraph 12(h) in Schedule 2, Part III, and in particular (a) the Mandated Lead Arrangers shall provide an initial draft of such form of instruction, and (b) the Parent shall afford the Mandated Lead Arrangers a reasonable opportunity to comment on the final form of instruction before it is settled, but subject to (c) the Parent's absolute discretion to settle the final form of instruction. The provisions of the foregoing section shall be without prejudice to the required scope of the verification exercises as determined by the rest of this paragraph and paragraph 12(h) in Schedule 2 Part III.

3.     Fees—condition subsequent

  The Borrowers shall procure that all fees, costs and expenses then due from the Parent pursuant to Clause 15 (Fees), Clause 16.5 (Stamp taxes) and Clause 20 (Costs and expenses) have been paid or will be paid on the Closing Date.

4.     Miscellaneous

  The Parent shall procure that, as soon as reasonably practicable after the date of this Agreement, Europorte 2 Limited confirms to the Facility Agent in writing that the maximum liability owed to it by any member of the Group is the EUR 3,000,000 inter-company loan liability described in paragraph (j) of the definition of "Permitted Financial Indebtedness".

SCHEDULE 3
UTILISATION REQUEST

From: The Channel Tunnel Group Limited and France-Manche S.A.

To: [Facility Agent]

Dated:

Dear Sirs

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the "Facilities Agreement")

1.
We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.
We wish to borrow the following Loans on the following terms:

(a)	Borrower:	The Channel Tunnel Group Limited
(b)	Proposed Closing Date:	[•] (or, if that is not a Business Day, the next Business Day)
(c)	Facilities to be utilised:	Tranche A1, Tranche B1 and Tranche C1
(d)	Currency of Loan:	Sterling
(e)	Amount:	Tranche A1 Loan equal to the Tranche A1 Available Commitments; Tranche B1 Loan equal to the Tranche B1 Available Commitments and a Tranche C1 Loan equal to the Tranche C1 Available Commitments.
(f)	Borrower:	France-Manche S.A.
(g)	Proposed Closing Date:	[•] (or, if that is not a Business Day, the next Business Day)
(h)	Facilities to be utilised:	Tranche A2, Tranche B2 and Tranche C2
(i)	Currency of Loan:	Euro
(j)	Amount:	Tranche A2 Loan equal to the Tranche A2 Available Commitments; Tranche B2 Loan equal to the Tranche B2 Available Commitments and a Tranche C2 Loan equal to the Tranche C2 Available Commitments.
3.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request unless and to the extent not required to be so satisfied under Clause 4.4 (Certain Funds).

4.
[The proceeds of this Loan should be credited to [account]].

5.
This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for The Channel Tunnel Group Limited
authorised signatory for
France-Manche S.A.

SCHEDULE 4
MANDATORY COST FORMULA

1.
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.
The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)
in relation to a Sterling Loan:
AB + C(B -D) + Ex 0.01 100 - (A + C)	per cent. per annum
  (b)
  in relation to a Loan in any currency other than Sterling:

Ex 0.01
per cent. per annum.
300

  Where:

  A
  is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

  B
  is the percentage rate of interest (excluding the Applicable Cash Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 10.4 (Default interest)) payable for the relevant Interest Period on the Loan.

  C
  is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

  D
  is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

  E
  is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.
For the purposes of this Schedule:

(a)
"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)
"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)
the jurisdiction of its Facility Office; and

(b)
any other information that the Facility Agent may reasonably require for such purpose.

  Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.
The Facility Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To: [    •    ] as Facility Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the"Facilities Agreement")

1.
We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.
We refer to Clause 27.5 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer).

(b)
The proposed Transfer Date is [    •    ].

(c)
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

(d)
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

3.
[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)
a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)
a partnership each member of which is:

(i)
a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.](11)

[3/4]
The New Lender hereby expressly consents to the declarations of the Borrower Security Trustee made on behalf of and in the name of the New Lender as Future Pledgee (as such term is defined in the Transaction Security Documents governed by German law, the "German Security Documents") in the German Security Documents. The New Lender confirms that it is aware of the contents of the German Security Documents.

[4/5]
This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]
This Transfer Certificate is governed by English law.

(11)
Include if New Lender comes within paragraph (b) of the definition of Qualifying UK Lender in Clause 16.1 (Definitions).

THE SCHEDULE
COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [    •    ].

[Facility Agent]

By:

SCHEDULE 6
FORM OF ASSIGNMENT AGREEMENT

To: [    •    ] as Facility Agent

From:
[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated:

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the "Facilities Agreement")

1.
We refer to the Facilities Agreement. This is an Assignment Agreement.

2.
(a)
We refer to Clause 27.6 (Procedure for assignment).

(b)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Facilities Agreement as specified in the Schedule;

(c)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in Loans under the Facilities Agreement specified in the Schedule.

(d)
The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (c) above.

3.
The proposed Transfer Date is [    •    ].

4.
On the Transfer Date the New Lender becomes:

(a)
Party to the Finance Documents as a Lender; and

(b)
Party to [other relevant agreements in other relevant capacity such as Intercreditor Agreement].

5.
The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

6.
The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

7.
[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)
a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)
a partnership each member of which is:

(i)
a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 11(2) of the Taxes Act) of that company.](12)

[7/8]
The New Lender hereby expressly consents to the declarations of the Borrower Security Trustee made on behalf of and in the name of the New Lender as Future Pledgee (as such term is defined in the Transaction Security Documents governed by German law, the "German Security Documents") in the German Security Documents. The New Lender confirms that it is aware of the contents of the German Security Documents.

[8/9]
This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[9/10]
This Assignment Agreement is governed by English law.

[10/11]
This Assignment Agreement has been [executed and delivered as a deed] [entered into] on the date stated at the beginning of this Assignment Agreement.

(12)
Include if New Lender comes within paragraph (b) of the definition of Qualifying UK Lender in Clause 16.1 (Definitions).

THE SCHEDULE
COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT,
RELEASE AND ACCESSION

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [    •    ].

[Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.]

[Facility Agent]

By:

SCHEDULE 7
Form of Accession Letter

To: [    •    ] as Facility Agent and the Borrower Security Trustee

From: [Subsidiary] and [Parent]

Dated:

Dear Sirs

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the "Facilities Agreement")

1.
We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement, the Intercreditor Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 28.2 (Additional Guarantors) of the Facility Agreement and as an Obligor pursuant to clause [    •    ] of the Intercreditor Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [    •    ].

3.
[Subsidiary's] administrative details are as follows:

  Address:

  Fax No.:

  Attention:

4.
This Accession Letter is governed by English law.

5.
This Guarantor Letter is entered into by deed.

  [Parent]                          [Subsidiary]

SCHEDULE 8
FORM OF RESIGNATION LETTER

To: [    •    ] as Facility Agent and the Borrower Security Trustee

From: [resigning Guarantor] and [Parent]

Dated:

Dear Sirs

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the "Facilities Agreement")

1.
We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.
Pursuant to Clause 28.3 (Resignation of a Guarantor)], we request that [resigning Guarantor]be released from its obligations as a Guarantor under the Facilities Agreement, the Intercreditor Agreement and the Finance Documents.

3.
We confirm that no Default is continuing or would result from the acceptance of this request.

4.
This letter is governed by English law.

[Parent]	[resigning Guarantor]
By:	By:

NOTES:

* Insert where resignation only permitted in case of a Third Party Disposal.

SCHEDULE 9
FORM OF COMPLIANCE CERTIFICATE

To: [    •    ] as Facility Agent

From: [Parent]

Dated: Dear Sirs

£[    •    ] and EUR [    •    ] Facilities Agreement dated [    •    ] (the "Facilities Agreement")

1.
We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.
In respect of the relevant period ending on [Insert relevant Testing Date], we confirm that:

(i)
the Group is in compliance with the covenant set forth in Clause 24 (Financial Covenant) of the Facilities Agreement, as demonstrated by the following calculation: [    •    ].(13)

(ii)
the Senior Debt Service Cover Ratio, including any applicable Step Up Rate Amount when calculating Consolidated Net Finance Charges, is equal to or greater than [    •    ] as demonstrated by the following calculation: [    •    ].(14)

(iii)
the Synthetic Debt Service Cover Ratio is equal to or greater than 1.25x as demonstrated by the following calculation: [    •    ](15)

(iv)
no Default is continuing.*

(v)
the following companies constitute Material Companies for the purposes of the Facilities Agreement: [    •    ]; and

(vi)
we are in compliance with the Guarantor Threshold Test as demonstrated by the following calculation: [    •    ](16).**

Signed

	Director of [Parent]	Director of [Parent]

(13)
Level of detail to comply with Clause 23.2(b)(i).

(14)
Level of detail to comply with Clause 23.2(b)(i).

(15)
Required in order to determine whether a Prepayment Event has occurred under paragraph (d) of Clause 8.1 (Prepayment Events). Level of detail to comply with Clause 23.2(b)(i) and in addition to include the calculation of Synthetic Debt Service setting out the relevant figures for each component of Synthetic Debt Service as described in paragraphs (a) to (c) of the definition of Synthetic Debt Service.

(16)
Calculations to set out the actual percentage of Consolidated EBITDA, gross assets and turnover of the Group represented by the Obligors and to list the EBITDA, gross assets and turnover of each Obligor and the percentage of the Consolidated EBITDA, gross assets and turnover of the Group such Obligor represents.

[insert applicable certification language/attach the agreed form Auditor's report in respect of the Compliance Certificate] ***

for and on behalf of [name of Auditors of the Parent]

*
If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**
Insert only in Compliance Certificate delivered with the annual financial statements.

***
To be agreed with the Parent's Auditors and the Lenders prior to signing the Agreement.

SCHEDULE 10
FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of relevant Lender]

To:

                [insert name of Potential Lender]

Re:
The Facility

Parent:
Amount:
Agent:

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.     Confidentiality Undertaking

  You undertake:

  (a)
  to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

  (b)
  to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility;

  (c)
  to use the Confidential Information only for the Permitted Purpose;

  (d)
  to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

  (e)
  not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facility.

2.     Permitted Disclosure

  We agree that you may disclose Confidential Information:

  (a)
  to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

  (b)
  (i)
  (where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body,

  (ii)
  where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or

  (iii)
  where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

  (c)
  with the prior written consent of us and the Borrower.

3.     Notification of Required or Unauthorised Disclosure

  You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.     Return of Copies

  If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5.     Continuing Obligations

  The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub participation) an interest, direct or indirect in the Facility or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.     No Representation; Consequences of Breach, etc

  You acknowledge and agree that:

  (a)
  neither we nor any of our officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

  (b)
  we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.     No Waiver; Amendments, etc

  This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.     Inside Information

  You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.     Nature of Undertakings

  The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Parent and each other member of the Group.

10.  Third party rights

  (a)
  Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

  (b)
  Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11.  Governing law and Jurisdiction

  This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.  Definitions

  In this letter (including the acknowledgement set out below):

  "Confidential Information" means any information relating to the Parent, the Group, and the Facility including, without limitation, the Tender Offer Prospectus, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.

  "Group" means the Parent and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

  "Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

  "Permitted Purpose" means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of [Lender]
To:
[Lender]

The Parent and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of [Potential Lender]

SCHEDULE 11
MATERIAL COMPANIES AND DORMANT SUBSIDIARIES

Part I
Material Companies

Eurotunnel SA
Eurotunnel Plc
Eurotunnel Finance Limited
Franche Manche S.A.
The Channel Tunnel Group Limited
EurotunnelPlus Limited
EurotunnelPlus Distributions SAS

Part II
Dormant Subsidiaries

SCHEDULE 12
AGREED SECURITY PRINCIPLES

GENERAL PRINCIPLES

1.
The guarantees and security to be provided under the Finance Documents will be given in accordance with the agreed security principles detailed below (the "Agreed Security Principles"). This Schedule 12 addresses the manner in which the Agreed Security Principles will impact on the guarantees and security required by the Facility Agent and to be taken in relation to the Facility.

2.
The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and/or security from all members of the Group in every jurisdiction in which members of the Group are located. In particular:

(a)
general statutory limitations, financial assistance, corporate benefit;

(b)
any assets already subject to any Permitted Security which prevents those assets from being charged will be excluded from any relevant security document (other than any floating charge); provided that reasonable endeavours to (i) obtain consent to charging any such assets shall be used by the Group if the Mandated Lead Arrangers determine the relevant asset is material and (ii) to grant a security over such assets ranking second vis-à-vis the third party security;

(c)
a member of the Group will not be required to give guarantees or enter into security documents if the following circumstances exist (or there is a material risk that they exist):

(i)
it is not within the legal capacity of that member of the Group to do so;

(ii)
to do so would contravene any applicable legal prohibition;

(iii)
if the same would conflict with the fiduciary duties of the officers, directors or shareholders of the relevant member of the Group, its Holding Companies, or any other member of the Group and the same would have the potential to result in a risk of liability (including, without limitation, any civil or criminal liability) on the part of any such officer, director or shareholder of the relevant member of the Group, its Holding Companies, or any other member of the Group; provided that such relevant member of the Group shall use reasonable endeavours to overcome any such obstacle;

(iv)
if it is a Ring-fenced Company or if the security to be given relates to the shares in a Ring-fenced Company; and

(d)
the giving of a guarantee, the granting of security or the perfection of the security granted will not be required if:

(i)
it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents; or

(ii)
it would have a material adverse effect on the tax arrangements or structuring requirements of the Group or any member of the Group;

(iii)
it would give rise to costs (including, without limitation, Taxes) which the Facility Agent shall determine (acting reasonably) to be excessive in relation to the benefits that would be conferred by the granting of such Security.

    provided, in each case, that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle.

  (e)
  a factor in determining to what extent a Security will be taken is the applicable cost of such Security as compared to the relative benefit to the Lenders.

    Each Transaction Security Document shall contain a release clause requiring the Borrower Security Trustee to release the security constituted thereby if any of the following events occur:

    (i)
    Upon (i) the secured obligations being discharged in full and the Borrower Security Trustee being satisfied (acting reasonably) that none of the secured parties are under any further actual or contingent obligation to make advances or provide other financial accommodation to the security providers or any other person under any of the Finance documents, or (ii) the security provider ceasing to be both a Borrower and a Guarantor, the Borrower Security Trustee shall, at the request and cost of the Parent, release and cancel the Security of such security provider and procure the reassignment to the security provider of the property and assets assigned to the Borrower Security Trustee pursuant to the relevant Transaction Security Documents.

    (ii)
    In connection with a Relevant Disposal (as such term is defined in Clause 28.5 (Resignation and release of Security on Disposal), the Borrower Security Trustee shall, at the cost of the Parent, do all such acts which are reasonably requested by the Parent in order to release such property.

TERMS OF SECURITY DOCUMENTS

3.
The following principles will be reflected in the terms of any security taken as part of this transaction:

(a)
where an Obligor pledges shares, the Transaction Security Document will (subject to agreed exceptions) be governed by the law of the company whose shares are being pledged and not by the law of the country of the pledgor.

(b)
security will not be enforceable until an Event of Default has occurred and is continuing;

(c)
notification of pledges over bank accounts will be given to the bank holding the account; provided that this is not inconsistent with the Group retaining control over the balance and operation of the account prior to the occurrence of an Event of Default which is continuing;

(d)
notification of receivables security to debtors will only be given if an Event of Default has occurred and is continuing;

(e)
notification of any security interest over insurance policies will be served on the insurer of the Group assets; and

(f)
in respect of the share pledges, until an Event of Default has occurred and is continuing, the pledgor should be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the pledgors should be permitted to pay dividends upstream on pledged shares to the extent permitted under the Agreement, with the proceeds to be available to the Obligors and their respective subsidiaries.

SCHEDULE 13
INSURANCE

1.     General

  Duration: The requirements of this Schedule 13 shall apply for so long as any sum is or may become payable under any of the Finance Documents.

  Layered Insurance: Any insurance effected pursuant to this Schedule 13 may be combined together, divided into layers, arranged under separate policies in respect of specific risks or liabilities, particular types of property or effected subject to separate limits, sums insured or deductibles in respect thereof, subject to overall compliance with this Schedule 13.

  Discretions: References to the exercise of discretions shall include the forming of opinions and the giving of approvals.

2.     Mandatory Insurance

  Without prejudice to the Appendix to this Schedule 13, the Borrowers shall procure that the Obligors obtain and maintain the following insurances:

  (a)
  Third party liability insurance against the risks and liabilities and for the amounts referred to in the Appendix hereto;

  (b)
  Physical damage or loss insurance against the risks and liabilities and for the amounts referred to in the Appendix hereto; and

  (c)
  Business interruption insurance against the risks and liabilities and for the amounts referred to in the Appendix hereto,

  The applicable limits of indemnity, indemnity periods and sums insured shall be as determined by the most recent Risk Assessment Review produced by the Obligors. Such Risk Assessment Review will be updated on a not less than three yearly basis and will address the risks to which the Obligors are potentially exposed over the following three years (the "Review Period") and will cover the following:

  (a)
  the replacement value of assets required to be insured;

  (b)
  the projected gross and net revenues of the Obligors during the Review Period

  (c)
  the range of potential liabilities of the Obligors to third parties and trends in third party awards

  (d)
  the financial impact of various risk scenarios; and

  (e)
  the maximum probable loss to which the Obligors could be exposed during the Review Period.

3.     Market Availability

  Notwithstanding the foregoing, no Borrower nor any Obligor shall be in breach of its obligations hereunder to the extent that:

  (a)
  insurances required to be taken out or maintained hereunder are not available owing to lack of capacity in the insurance or reinsurance market; or

  (b)
  the premiums in respect of any such insurances are unreasonable in the opinion of the Facility Agent having regard to the risks and liabilities being covered and the Lenders' interests under the Finance Documents.

4.     Interests of Lenders

  The Lenders shall be added as co-insured parties to the relevant insurances to the extent possible.

APPENDIX
MANDATORY INSURANCES

1.     Third Party Liability Insurance

  Scope of Cover: Indemnity in respect of any amount which any Obligor or any of the Lenders becomes liable to pay in respect of any liability (either under law or arising under contracts or agreements, and including liability for consequential financial losses) for or in connection with (a) accidental death or bodily injury to or disease of any person and (b) accidental loss or damage to property, in each case arising out of, incidental to and/or occurring in connection with the Tunnel System.

2.     Physical Damage or Loss Insurance

  Scope of Cover: Coverage will extend to physical loss or destruction of or damage to the property insured howsoever caused and the cost of replacing on a full replacement basis and/or repairing and/or making good such property insured. The property insured will comprise all project assets including tunnels, terminals, rolling stock and all other property associated with the operation of the Tunnel System wherever located owned by the Concessionaires or for which they are responsible, together with professional fees and debris removal fees incurred in the reinstatement of lost or damaged property.

3.     Business Interruption Insurance

  Scope of Cover: This insurance will cover loss of revenues arising in consequence of loss or destruction of or damage to property insured under paragraph 2 above for a 24 month period. The indemnity payable by insurers shall equate to the gross profit which (net of costs saved or not incurred) would have been earned had the loss or destruction of or physical damage to property insured not interfered with the regular operation of the Tunnel System. Cover will include increased costs of working expended in order to avoid or minimise such loss of gross profit.

SCHEDULE 14
SYNTHETIC AMORTISATION PROFILE
(AS AGREED IN THE TRANCHING SIDE LETTER)

SCHEDULE 15
REPAYMENT INSTALMENTS
(AS AGREED IN THE TRANCHING SIDE LETTER)

SCHEDULE 16
TAX REPRESENTATIONS, WARRANTIES AND COVENANTS

For the purposes of this Schedule capitalised terms not defined in this Agreement shall have the following meanings and any reference to a paragraph shall refer to a paragraph hereof unless the context otherwise requires:

  "EFL" means Eurotunnel Finance Limited;

  "Eurotunnel S.A. Tax Consolidated Group" means the tax consolidated group within the meaning of article 223 A et seq. of the French tax code existing on the date of this Agreement headed by Eurotunnel S.A. and including the following subsidiaries: France-Manche S.A., Eurotunnel participation 1 SAS, Eurotunnel participation 2 SAS, Eurotunnelplus Distribution SAS, Europorte 2 SAS and Eurotunnelplus SAS;

  "French Obligor" means an Obligor which is resident in France for tax purposes including for the avoidance of any doubt the Note Issuer;

  "Groupe Eurotunnel S.A. Tax Consolidated Group" means the tax consolidated group within the meaning of article 223 A et seq. of the French tax code that will be headed by Parent Holdco and which will include as from 1 January 2007 the Note Issuer as subsidiary and, as from 1 January 2008, the companies that are members of the Eurotunnel S.A. Tax Consolidated Group (including, for the avoidance of doubt, Eurotunnel S.A.);

  "Group Relief Payment" means any "payment for group relief" as defined in section 402(6) of the Taxes Act;

  "input tax" has the same meaning as in section 24(1) of the VATA and as in article 271 I.1 of the French tax code (as applicable);

  "Losses" means any losses, capital allowances or other amounts eligible for surrender under Chapter IV of Part X of the Taxes Act;

  "Material Tax Liabilities" means any outstanding tax liabilities of more than EUR 15,000,000 in aggregate, provided that any such liability which is sheltered by losses or other reliefs available in a current or prior accounting period of an Obligor shall not constitute or count towards a Material Tax Liability;

  "payment amount" means an amount determined by multiplying (a) the amount of Losses which are surrendered to the claimant company by (b) the corporation tax rate applicable to the claimant company for its relevant corresponding accounting period;

  "UK Obligor" means an Obligor which is resident in the United Kingdom for tax purposes excluding for the avoidance of any doubt the Note Issuer;

  "UK Permitted VAT Group" means the VAT Group which is registered with VAT registration number GB461689319 and of which, on the date hereof, CTG is the UK representative member;

  "UK representative member" shall have the same meaning as the term "representative member" in the VAT Grouping Legislation;

  "VATA" means the Value Added Tax Act 1994;

  "VAT Group" means a group for the purposes of the VAT Grouping Legislation; and

  "VAT Grouping Legislation" means:

  (a)
  sections 43 to 43D of the VATA; and

  (b)
  the Value Added Tax (Groups: eligibility) Order 2004 (SI 2004/1931).

GENERAL TAXATION

1.1
Each Obligor represents and warrants to and covenants in favour of each Finance Party that:

1.1.1
unless otherwise specified in the Agreed Form Tax Opinions, all of the transactions to which it is or will be a party and which are contemplated by the Transaction Documents (other than the Safeguard Plan) have been or will be (as the case may be) entered into by it on terms that are arm's length;

1.1.2
unless otherwise specified in the Agreed Form Tax Opinions, it has not and does not carry on business through a permanent establishment, branch or agency in any jurisdiction other than that in which it is resident for tax purposes;

  1.1.3
  save for the Loss Utilisation Projects, it has not entered into any transaction or series of transactions which could reasonably be expected to give rise to a Material Tax Liability of a member of the Group, other than a transaction or series of transactions:

  (a)
  which is contemplated by the Transaction Documents; or

  (b)
  the assessment of which has been agreed with the relevant tax authority and the assessment cannot be reopened; or

  (c)
  entered into in the ordinary course of business,

    provided that any Tax liability which is satisfied or discharged out of or funded from the Permitted Payments Account and is otherwise in accordance with the Intercreditor Agreement shall be disregarded for the purposes of this paragraph 1.1.3.

  1.1.4
  if it is or becomes party to an intra-Group loan, it shall co-operate with the relevant lender or borrower (as appropriate) in completing any procedural formalities necessary for the borrower to obtain authorisation to make payment under such intra-Group loan without a Tax Deduction; and

  1.1.5
  there will be no Material Tax Liability within the Note Issuer in any accounting period, other than in respect of any profit on repayment of Bonds which were acquired for approximately EUR 400,000,000 in aggregate or as a result of foreign exchange movements or effects in relation to the Notes that are redeemable in cash at the Note Issuer's option as permitted pursuant to Clause 25.21 (Permitted Payments).

1.2
Each Obligor represents and warrants to each Finance Party that all assumptions as to matters of fact (including any assumptions as to the intention of that Obligor) and accounting made in the Agreed Form Tax Opinions are true and accurate and each Obligor covenants in favour of each Finance Party that, save with the written consent of the Facility Agent, it shall (and the Parent shall ensure that each member of the Group shall) ensure (so far as within its power so to do) that: (i) such assumptions remain true and accurate to the extent relevant to the continuing applicability of a material conclusion in the Agreed Form Tax Opinions; (ii) all tax rulings referred to in the Agreed Form Tax Opinions remain valid and in force to the extent that such rulings are referred to in the Agreed Form Tax Opinions as being legally binding; and (iii) to the extent that such rulings are not referred to in the Agreed Form Tax Opinions as being legally binding, it shall not take any steps (whether by act, omission or otherwise) which could reasonably be expected to cause such rulings to cease to apply on their terms or to be withdrawn, save to the extent required by applicable law or relevant Accounting Principles.

1.3
Each Obligor undertakes in favour of each Finance Party that, except with the written consent of the Facility Agent, it shall not enter into any transaction with any person (including any member of the Group that is not an Obligor) which forms part of:

(a)
notifiable arrangements for the purposes of Part 7 of the Finance Act 2004 which utilise Losses or carried forward losses in or available to an Obligor; or

(b)
arrangements the main effect, or one of the main effects, of which is to enable a person who is neither (i) an Obligor nor (ii) a member of the Group at the date hereof to benefit directly or indirectly from the availability of Losses or carried forward losses in an Obligor (whether by the receipt or accrual or deemed receipt or accrual of income or capital in or by any entity or otherwise).

1.4
Subject to paragraph 1.5, each Obligor represents and warrants to and covenants in favour of each Finance Party that it has not taken and will not take any steps which have given rise or might reasonably be expected to give rise to any liability to Tax of any Obligor pursuant to any legislative provision (including any future legislative change) whether of the United Kingdom, France or elsewhere under which such Obligor could be made liable, contingently or otherwise, either alone or on a joint and several basis, for Tax which is primarily the liability of another person (other than another Obligor).

1.5
Paragraph 1.4 shall not apply to:

(a)
any liabilities under section 767A or 767AA of the Taxes Act arising in connection with the Loss Utilisation Vehicles; or

(b)
any liability under section 43(1) of the VATA unless it arises by reason of a company that is not an Obligor becoming a member of the same VAT Group as an Obligor (including for the avoidance of doubt the UK Permitted VAT Group) after the date of this Agreement; or

(c)
any other liability unless it exceeds EUR 5,000,000 when aggregated with all other liabilities to which paragraph 1.4 applies and which have been incurred or for which an Obligor could be so liable.

2.     TAX LOSSES—FRANCE AND UK

2.1
The Parent represents and warrants to the Finance Parties that the amount of carried forward tax losses that are available for French corporate income tax purposes at the level of Eurotunnel S.A. as head company of the Eurotunnel S.A. Tax Consolidated Group as at the date of this Agreement is no less than EUR 1,371 million but reduced by an amount up to EUR 470 million to the extent that the tax deductions recorded in connection with the change of depreciation policy in France in 2005 relating to the introduction of International Financial Reporting Standards (as transposed in France) not being recognised for French corporate income tax purposes (the "minimum amount represented" being EUR 1,371 million as so reduced, if applicable for the purposes of paragraph 2.3(b)).

2.2
CTG represents and warrants to each Finance Party that:

(a)
if a chargeable period of CTG ended on the date of this Agreement (the period from the end of the previous actual chargeable period up to and including such date being a notional chargeable period), the sum of the unrelieved qualifying expenditure within the meaning of section 59 of the Capital Allowances Act 2001 and the residue of qualifying expenditure within the meaning of section 312 of the Capital Allowances Act 2001 carried forward to CTG's next notional chargeable period (both calculated on the assumption that no capital allowances would be claimed in respect of the notional chargeable period ending on the date of this Agreement) (the "Available Capital Allowances Amount") would be not less than £2,170 million; and

(b)
if an accounting period of CTG ended on the date of this Agreement, the sum of the Available Capital Allowances Amount and the amount of losses which would be eligible to be set off against trading income of CTG's trade in succeeding accounting periods pursuant to section 393(1) of the Taxes Act (calculated on the assumption, if that is not in fact the case, that during the notional accounting period ending on the date of this Agreement CTG paid all unpaid interest due to EFL in respect of CTG's existing indebtedness to EFL (provided that such assumption shall not be construed so as to deem tax deductions to be available to CTG if the actual form and manner of payment itself, taking into account all relevant surrounding circumstances, would not have given rise to such tax deductions or prevent this representation being breached to the extent such hitherto unpaid interest does not give rise to tax deductions arising in CTG as at any relevant time for the purposes of this representation), but ignoring profits or losses made and other interest or expenses accruing or arising (as the case may be) in each case in the ordinary course of CTG's business during that notional accounting period) would be not less than £4,561 million;

  and that at the date of this Agreement no amount of such allowances or loss (or amounts representing the same) shall have been surrendered or agreed to be surrendered (other than under a Group Relief Agreement) to any person which is not an Obligor.

2.3
Notwithstanding the foregoing, no Obligor shall be in breach of paragraph 2.1 or 2.2 of this Schedule in circumstances where:

(a)
there would, absent this provision, be a breach of paragraph 2.1 or 2.2 as a result of the actual amount of a tax loss or relief being lower than the amount represented in paragraph 2.1 or 2.2 (as appropriate); and

(b)
in the case of paragraph 2.1 and subject to paragraph 2.3(d), the minimum amount represented is not more than EUR 206 million in excess of the actual losses or reliefs available as at the relevant dates; and

(c)
in the case of each of paragraph 2.2(a) and (b) and subject to paragraph 2.3(e), the minimum amount represented is not more than £500 million in the case of paragraph 2.2(a) (after taking into account any claims made by CTG in relation thereto whether previously or subsequently) and £610 million in the case of paragraph 2.2(b) in excess of the relevant actual losses or reliefs available (ignoring as aforesaid in paragraph 2.2(b)) as at the relevant dates; and

(d)
notwithstanding any other provisions of this Agreement, in ascertaining at any time whether there is an excess for the purposes of paragraph 2.3(b), there shall be taken into account by way of deduction (but in each case without double counting for the same subject matter) from the actual losses or reliefs available as at the relevant dates:

(i)
the aggregate of any actual deductions therefrom of which the chief financial officer or the Corporate Finance Director of the Group is aware from time to time;

(ii)
the amount of French losses or other reliefs (if any) which are required at the outset to be added to the Corrected Minimum Losses BCBP referred to in paragraph 12(h) of Schedule 2, Part III in order for the Group's French tax position under the Corrected Minimum Losses BCBP to be no worse (in terms of the year in which tax is first paid) than under the Represented BCBP referred to therein but ignoring in each case the Group's French tax position in the period falling after the last to occur of the Tranche A Final Maturity Date, the Tranche B Final Maturity Date and the Tranche C Final Maturity Date and provided that any such addition shall only be made if the Group's French tax position under the Corrected Minimum Losses BCBP is worse (in terms of the year in which tax is first paid) than under the Represented BCBP by more than one year (a "discrepancy"), and then such addition is only made to the extent necessary to reduce that discrepancy to one year;

    (iii)
    the aggregate of all applications of the proviso to the definition of "Material Tax Liabilities" in relation to French tax whether pursuant to the terms of this Schedule 16 or by reference to the Agreed Form Tax Opinion Outline in relation to French tax (or the Agreed Form Tax Opinion in relation to French tax, as the case may be);

    (iv)
    the aggregate of all losses or reliefs assumed to be available as contemplated by the preliminary remarks to paragraph 3, and paragraph 3.6 of the Agreed Form Tax Opinion Outline in relation to French Tax (or the Agreed Form Tax Opinion in relation to French tax, as the case may be) in order to avoid an issue being material or detrimental; and

    (v)
    the actual amount of taxable profits (if any) which would have arisen by reason of the termination referred to in paragraph 3.1 ignoring all losses or reliefs;

  (e)
  notwithstanding any other provision of this Agreement, in ascertaining at any time whether there is an excess for the purposes of paragraph 2.3(c), there shall be taken into account by way of deduction (but in each case without double counting for the same subject matter) from the actual losses or reliefs available (ignoring as aforesaid in paragraph 2.2(b)) as at the relevant dates:

  (i)
  the aggregate of any actual deductions therefrom of which the chief financial officer or the Corporate Finance Director of the Group is aware from time to time;

  (ii)
  the amount of UK losses or other reliefs (if any) which are required at the outset to be added to the Corrected Minimum Losses BCBP referred to in paragraph l2(h) of Schedule 2, Part III in order for the Group's UK tax position under the Corrected Minimum Losses BCBP to be no worse (in terms of the year in which tax is first paid) than under the Represented BCBP referred to therein but ignoring in each case the Group's UK tax position in the period falling after the last to occur of the Tranche A Final Maturity Date, the Tranche B Final Maturity Date and the Tranche C Final Maturity Date and provided that any such addition shall only be made if the Group's UK tax position under the Corrected Minimum Losses BCBP is worse (in terms of the year in which tax is first paid) than under the Represented BCBP by more than one year (a "discrepancy"), and then such addition is only made to the extent necessary to reduce that discrepancy to one year;

  (iii)
  the aggregate of all applications of the proviso to the definition of "Material Tax Liabilities" in relation to UK tax whether pursuant to the Agreed Form Tax Opinion outline in relation to UK tax (or the Agreed Form Tax Opinion in relation to UK tax, as the case may be);

  (iv)
  the aggregate of all losses or reliefs assumed to be available as contemplated by paragraphs 3.8 and 3.9 of the Agreed Form Tax Opinion Outline in relation to UK Tax (or the Agreed Form Tax Opinion in relation to UK tax, as the case may be) in order to avoid an issue being material or detrimental; and

  (v)
  the aggregate amount of Losses surrendered from time to time other than for payment as contemplated by paragraph 4.1.1(ii)(1).

2.4
The representations and warranties in paragraph 2.1 and 2.2 are made by the Parent and CTG respectively:-

(a)
as at the date of this Agreement;

(b)
as at the Closing Date (and substituting references to the date on which the Commercial Court of Paris confirms completion of the Safeguard Plan in accordance with paragraph 4 of the Safeguard Plan for references to the date of this Agreement, and disregarding (for the purposes of paragraph 2.2) any actual accounting period end that may occur in the interim period);

  and for the avoidance of doubt, in assessing whether there has been a breach of any such representation or warranty as at the dates referred to in this paragraph 2.4, there shall be taken into account (without double counting for the same subject matter):

  (i)
  any information which has effect on any of the losses or reliefs the subject of such representations and warranties which becomes known or available at any time whether before, on or after the date of this Agreement; and

  (ii)
  the application of paragraph 2.3(d) or paragraph 2.3(e), as the case may be.

2.5
The Parent shall as soon as reasonably practicable following a written request of the Facility Agent deliver or procure that there is delivered to the Facility Agent a certificate signed by the Group Treasurer (or then equivalent) specifying the amount (if any) by which with reference to available information at that time, and so far as such signatory is aware, the actual amount of such losses or reliefs (ignoring as aforesaid in paragraph 2.2(b)) as at the relevant dates represented and warranted in paragraph 2.2 is actually less than the minimum amount so represented (taking into account paragraph 2.3).

2.6
The first request under paragraph 2.5 may be made on any date after any member of the Group has operated the provisions of paragraph 4.1.1(ii)(1). Further requests under paragraph 2.5 may not be made until a period of at least 12 months has elapsed from the date of the previous request.

3.     FRANCE SPECIFIC

3.1
Eurotunnel S.A. represents and warrants to each Finance Party that the termination of the existing Eurotunnel S.A. Tax Consolidated Group will not trigger taxable profits that will reduce the amount of tax losses available at the level of Eurotunnel S.A. for French corporate income tax purposes such as to breach the representations in paragraph 2.1 (taking into account paragraph 2.3).

3.2
Each French Obligor represents and warrants to and covenants in favour of each Finance Party that the tax basis of the assets and liabilities of the French Obligors is equal to their net book value.

3.3
Groupe Eurotunnel S.A. undertakes in favour of each Finance Party that it will duly elect to set up the Groupe Eurotunnel S.A. Tax Consolidated Group with effect from 1 January 2007 (with the Note Issuer as subsidiary), that it will duly elect to extend the Group Eurotunnel S.A. Tax Consolidated Group to the companies that are members of the current Eurotunnel S.A. Tax Consolidated Group in addition to the Note Issuer with effect from 1 January 2008 and that it will maintain the Groupe Eurotunnel S.A. Tax Consolidated Group thereafter and will not withdraw such election without the prior written consent of the Facility Agent.

3.4
Each member of the Eurotunnel S.A. Tax Consolidated Group, the Parent and the Note Issuer undertakes in favour of each Finance Party that it will duly elect to be a member of the Groupe Eurotunnel S.A. Tax Consolidated Group as from 1 January 2007 or 1 January 2008, as applicable, and that it will remain so thereafter except with the prior written consent of the Facility Agent.

3.5
Each member of the Groupe Eurotunnel S.A. Tax Consolidated Group (except the Note Issuer) undertakes in favour of each Finance Party that it will duly elect to use the tax losses of the Eurotunnel S.A. Tax Consolidated Group on a widened basis within the meaning of article 223-I-5° of the French tax code as from 1 January 2008 and will not withdraw such election without the prior written consent of the Facility Agent. For the avoidance of doubt, this election to use the tax losses on a widened basis as provided for by article 223-I-5° of the French tax code will cover all the members of the Eurotunnel S.A. Tax Consolidated Group.

4.     UK SPECIFIC

4.1
Each UK Obligor covenants in favour of each Finance Party that:

4.1.1
if, for any accounting period, it has any available Losses or amounts of losses carried forward in respect of that accounting period, it:

(i)
shall utilise such Losses or such amounts to the maximum extent permitted by law, subject to Parent Holdco selecting the most efficient use of different categories of Losses or such amounts, so as to avoid any Tax liability arising in that accounting period; and

(ii)
shall not surrender any of its Losses not so utilised unless the surrender is made:

(a)
to another Obligor;

(b)
to a Loss Utilisation Vehicle in accordance with the terms of a Group Relief Agreement; or

(c)
to a member of the Group who is not an Obligor on terms that such other member of the Group will pay to the Obligor an amount equal to the payment amount by way of Group Relief Payment, such payment to be made on the date on which the claim for surrender of those relevant Losses is notified to HM Revenue and Customs (by inclusion in the claimant company's tax return or otherwise), save that no Obligor shall be in breach of the covenant in paragraph 4.1.1(ii) if the following two tests would be satisfied immediately after the surrender:

    (1)
    the total amount of Losses surrendered in a year (aggregated in respect of all Obligors) otherwise than as provided for in paragraph 4.1.1(ii)(a), (b) or (c) does not exceed £5,000,000;

    (2)
    if none of the Losses surrendered otherwise than as provided for in paragraph 4.1.1(ii)(a), (b) or (c) were available to the relevant Obligors on the dates which are relevant to paragraph 2.2 (including as a result of the repetition provided for in paragraph 2.4), there would be no breach of the representation in paragraph 2.2 (taking into account paragraph 2.3);

  4.1.2
  it will not make any payment in relation to a surrender of Losses unless the surrender is made by an Obligor or:

  (a)
  the surrender is made for a Group Relief Payment which is not greater than the payment amount; and

  (b)
  the Group Relief Payment is paid on a date no earlier than the date on which repayment of Tax has been received by the Obligor as a result of the surrender and cannot be reclaimed by a tax authority or (in cases where the surrender does not result in a repayment of Tax) the later of: (i) the date on which HM Revenue and Customs agree the corporation tax assessment of the relevant Obligor for the relevant accounting period, by issue of a closure notice or otherwise, such that an assessment cannot be reopened or, if earlier, the date falling six years after the end of the accounting period in question; and (ii) the date on which HM Revenue and Customs agree the corporation tax assessment of the relevant surrendering company for the relevant accounting period, by issue of a closure notice or otherwise, such that an assessment cannot be reopened or, if earlier, the date falling six years after the end of the accounting period in question.

5.     VAT

5.1
Each UK Obligor represents and warrants to and covenants in favour of each Finance Party that:

5.1.1
it is treated as a member of the UK Permitted VAT Group;

5.1.2
all members of the UK Permitted VAT Group are Obligors, save for Cheriton Resources 17 Limited, Eurotunnel Developments Limited, Orbital Park Limited, Le Shuttle Holidays Limited and Eurotunnel Trustees Limited;

5.1.3
the UK representative member of the UK Permitted VAT Group is, has always been and will always be a UK Obligor; and

5.1.4
the UK representative member of the UK Permitted VAT Group is entitled to recover or receive a credit in respect of all material input tax incurred or suffered by members of the UK Permitted VAT Group and no UK Obligor has taken nor will take any steps (whether by act, omission or otherwise) which alters or could reasonably be expected to alter this position.

5.2
The French Borrower, Eurotunnel S.A., Eurotunnel Services GIE and Eurotunnel Plus Distribution SAS each represents and warrants to and covenants in favour of each Finance Party that, as of the signing date of this Agreement and as of the drawing date of the loans under this Agreement, each of them is entitled to recover or receive a credit in respect of all material input tax and has not taken any steps (whether by act, omission or otherwise) which alters or could reasonably be expected to alter this position.

  In addition, the French Borrower, Eurotunnel Services GIE and Eurotunnel Plus Distribution SAS each represents and warrants to and covenants in favour of each Finance Party that they will not take any steps (whether by act, omission or otherwise) which could reasonably be expected to alter this position. For avoidance of doubt, the term "any steps" does not include the permitted operations as provided in Clause 25.6 (Merger).

5.3
Each Obligor represents and warrants to and covenants in favour of each Finance Party that it has not transferred or otherwise disposed of and will not transfer or otherwise dispose of (whether pursuant to the exercise of any option, election, discretion or otherwise) any part of any right to credit or repayment in respect of any VAT from any relevant tax authority unless:

(a)
the transfer or disposal is made to another Obligor; or

(b)
the transfer or disposal is made to a member of the Group who is not an Obligor on terms that such other member of the Group will pay to the Obligor an amount equal to the full value of the right to credit or repayment, such payment to be made on the date of transfer or disposal.

SCHEDULE 17
EARLY REDEMPTION AMOUNT

1.     TRANCHE A1 LOAN

  In respect of the Tranche A1 Loan, the "Early Redemption Amount" means the sum of accrued interest on the Unindexed Par Amount calculated in accordance with Clause 10.1 (Calculation of Interest) (with the GBP Index Ratio for this purpose being that applicable to the Determination Date) and the higher of (1) the Indexed Par Amount and (2) the product of the Indexed Par Amount and the Early Redemption Price, where:

  (a)
  "Indexed Par Amount" means the product of (i) the GBP Index Ratio applicable to the Determination Date (a GBP Index Ratio of one being expressed as 100 per cent.) and (ii) the Unindexed Par Amount;

  (b)
  "Unindexed Par Amount" means (in the case of any voluntary prepayment or prepayment on illegality under Clause 7 (Illegality and Voluntary Prepayment)) the amount by which the Loan is to be reduced by such prepayment and (in the case of any acceleration under Clause 25.19 (Acceleration)) the outstanding principal amount of such Loan (before the application of indexation as described in Clause 11 (Indexation)); and

  (c)
  "Early Redemption Price" means the price (as notified by the Facility Agent to the Borrowers) expressed as a percentage and rounded up to four decimal places at which the Gross Redemption Yield on the principal amount prepaid (assuming it were to remain outstanding to its original maturity) on the Determination Date would be equal to the Gross Redemption Yield of the Reference Government Bond at 3.00 p.m. on the Determination Date.

2.     TRANCHE A2 LOAN

  In respect of the Tranche A2 Loan, the "Early Redemption Amount" means the sum of accrued interest on the Unindexed Par Amount calculated in accordance with Clause 10.1 (Calculation of Interest) (with the FRF Index Ratio for this purpose being that applicable to the Determination Date) and the higher of (1) the Indexed Par Amount, (2) the Unindexed Par Amount and (3) the EUR Make Whole Amount, where:

  (a)
  "Indexed Par Amount" means the product of (i) the FRF Index Ratio applicable to the Determination Date (a FRF Index Ratio of one being expressed as 100 per cent.), and (ii) the Unindexed Par Amount;

  (b)
  "Unindexed Par Amount" means (in the case of any voluntary prepayment or prepayment on illegality under Clause 7 (Illegality and Voluntary Prepayment)) the amount by which the Loan is to be reduced by such prepayment and (in the case of any acceleration under Clause 25.19 (Acceleration)) the outstanding principal amount of such Loan (before the application of indexation as described in Clause 11 (Indexation));

  (c)
  "EUR Make Whole Amount" means the amount notified in writing to the Borrowers by the Facility Agent equal to the product of (i) the FRF Index Ratio and (ii) the aggregate of the present values of: (y) the Unindexed Par Amount; and (z) the Interest Amounts payable in respect of Unindexed Par Amount on each Interest Payment Date from (but excluding) the date of prepayment to (and including) the Tranche A Final Maturity Date, in each case calculated by discounting the relevant amount from the date it would otherwise have been payable to the date of repayment of the Tranche A2 Loan (or part thereof) by reference to the yield of the relevant Reference Government Bond of equivalent maturity as determined by the Facility Agent at the Determination Date.

3.     TRANCHE B1 LOAN

  In respect of the Tranche B1 Loan, the "Early Redemption Amount" means the sum of accrued interest on the Par Amount and the higher of (1) the Par Amount and (2) the Make Whole Amount, where:

  (a)
  "Par Amount" means (in the case of any voluntary prepayment or prepayment on illegality under Clause 7 (Illegality and Voluntary Prepayment)) the amount by which the Loan is to be reduced by such prepayment and (in the case of any acceleration under Clause 25.19 (Acceleration)) the outstanding principal amount of such Loan;

  (b)
  "Make Whole Amount" means the product of the Par Amount and the Early Redemption Price; and

  (c)
  "Early Redemption Price" means the price (as notified by the Facility Agent to the Borrowers) expressed as a percentage and rounded up to four decimal places at which the Gross Redemption Yield on the principal amount prepaid (assuming it were to remain outstanding to its original maturity) on the Determination Date would be equal to the Gross Redemption Yield of the Reference Government Bond at 3.00 p.m. (London time) on the Determination Date.

4.     TRANCHE B2 LOAN

  In respect of the Tranche B2 Loan, the "Early Redemption Amount" means the sum of accrued interest on the Par Amount and the higher of (1) the Par Amount and (2) the EUR Make Whole Amount, where:

  (a)
  "Par Amount" means (in the case of any voluntary prepayment or prepayment on illegality under Clause 7 (Illegality and Voluntary Prepayment)) the amount by which the Loan is to be reduced by such prepayment and (in the case of any acceleration under Clause 25.19 (Acceleration)) the outstanding principal amount of such Loan;

  (b)
  "EUR Make Whole Amount" means the amount notified in writing to the Borrowers by the Facility Agent equal to the present values of: (i) the Par Amount; and (ii) the Interest Amounts payable in respect of the Par Amount on each Interest Payment Date from (but excluding) the date of prepayment to (and including) the Tranche B Final Maturity Date, in each case calculated by discounting the relevant amount from the date it would otherwise have been payable to the date of repayment of the Tranche B2 Loan (or part thereof) by reference to the Swap Rate as determined by the Facility Agent at the Determination Date; and

  (c)
  "Swap Rate" means the mid market quotation rate for a swap period equal to the duration of the Tranche B2 Loan at the time of prepayment denominated in EUR and calculated on a 30/360-day basis with semi annual payments against 6 month EURIBOR.

SIGNATURES

PARENT HOLDCO GROUPE EUROTUNNEL S.A.
By:	Manually signed
Address:
Fax:
THE PARENT EUROTUNNEL PLC
By:	Manually signed
Address:
Fax:
EUROTUNNEL S.A.
By:	Manually signed
Address:
Fax:
THE ORIGINAL BORROWERS THE CHANNEL TUNNEL GROUP LIMITED
By:	Manually signed
Address:
Fax:
FRANCE-MANCHE S.A.
By:	Manually signed
Address:
Fax:

THE ORIGINAL GUARANTORS GROUPE EUROTUNNEL S.A.
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Address:
Fax:
EUROTUNNEL GROUP UK PLC
By:	Manually signed
Address:
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EUROTUNNEL FINANCE LIMITED
By:	Manually signed
Address:
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FRANCE-MANCHE S.A.
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Address:
Fax:
THE CHANNEL TUNNEL GROUP LIMITED
By:	Manually signed
Address:
Fax:
EUROTUNNEL S.A.
By:	Manually signed
Address:
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EUROTUNNEL PLC
By:	Manually signed
Address:
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EUROTUNNEL SERVICES GIE
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Address:
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EUROTUNNELPLUS DISTRIBUTION SAS
By:	Manually signed
Address:
Fax:
EUROTUNNEL SE
By:	Manually signed
Address:
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EUROTUNNEL SERVICES LIMITED
By:	Manually signed
Address:
Fax:
EUROTUNNELPLUS LIMITED
By:	Manually signed
Address:
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EUROTUNNEL
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Address:
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THE MANDATED LEAD ARRANGERS GOLDMAN SACHS INTERNATIONAL
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Address:
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Attention

DEUTSCHE BANK AG
By:	Manually signed
Address:
Fax:
Attention:
THE LENDERS GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	Manually signed
DEUTSCHE BANK AG, LONDON BRANCH
By:	Manually signed

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CONTENTS
SCHEDULE 1 THE ORIGINAL PARTIES
Part I The Original Obligors
Part II The Original Lenders—Total Commitments
SCHEDULE 2 CONDITIONS PRECEDENT
Part I Conditions precedent to Signing
Part II Conditions precedent required to be delivered by an Additional Guarantor
Part III Conditions precedent to Utilisation
Part I Conditions subsequent
SCHEDULE 3 UTILISATION REQUEST
SCHEDULE 4 MANDATORY COST FORMULA
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE
THE SCHEDULE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED
SCHEDULE 6 FORM OF ASSIGNMENT AGREEMENT
THE SCHEDULE COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED BY ASSIGNMENT, RELEASE AND ACCESSION
SCHEDULE 7 Form of Accession Letter
SCHEDULE 8 FORM OF RESIGNATION LETTER
SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 10 FORM OF CONFIDENTIALITY UNDERTAKING
SCHEDULE 11 MATERIAL COMPANIES AND DORMANT SUBSIDIARIES
Part I Material Companies
Part II Dormant Subsidiaries
SCHEDULE 12 AGREED SECURITY PRINCIPLES
SCHEDULE 13 INSURANCE
APPENDIX MANDATORY INSURANCES
SCHEDULE 14 SYNTHETIC AMORTISATION PROFILE (AS AGREED IN THE TRANCHING SIDE LETTER)
SCHEDULE 15 REPAYMENT INSTALMENTS (AS AGREED IN THE TRANCHING SIDE LETTER)
SCHEDULE 16 TAX REPRESENTATIONS, WARRANTIES AND COVENANTS
SCHEDULE 17 EARLY REDEMPTION AMOUNT
SIGNATURES